Exhibit 10.2

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPERATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

MARKWEST LIBERTY GAS GATHERING, L.L.C.,

M&R MWE LIBERTY, LLC,

AND

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

i

ii

Section 9.11	Conspicuousness of Provisions	27
Section 9.12	Counterparts	27
Section 9.13	No Recourse Against Officers or Directors	27
Section 9.14	Entire Agreement; Supersedure	27

EXHIBITS

Exhibit A	Defined Terms
Exhibit B	Assets
Exhibit C	Company Operating Agreement
Exhibit D	Services Agreement
Exhibit E	Bill of Sale, Assignment and Assumption Agreement

SCHEDULES

Schedule 1.1	Knowledge Individuals
Schedule 3.3	Consents or Approvals
Schedule 3.4(b)	Capitalization
Schedule 3.6	No Default
Schedule 3.7(a)	Title to Properties and Assets
Schedule 3.7(b)	Valid Transfer of Properties and Assets
Schedule 3.8	Rights-of-Way
Schedule 3.9	Trial Balance
Schedule 3.10	Environmental Matters
Schedule 3.11	Material Contracts
Schedule 3.15(a)	Employees
Schedule 3.15(b)	Benefit Plans
Schedule 3.18	Intellectual Property
Schedule 3.19	Affiliate Transactions
Schedule 5.3(d)	Specific Indemnity Items **
Schedule 5.3(e)	Specific Indemnity Items **
Schedule 7.2(c)	Required Consents

iii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of January 22, 2009, is entered into by and among MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company (“MWE Liberty”), M&R MWE Liberty, LLC, a Delaware limited liability company (“NGPMR”), and MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (the “Company”).  The parties to this Agreement are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, MWE Liberty has formed the Company, pursuant to the Act, for the purpose of engaging in the natural gas midstream business, including, but not limited to, natural gas gathering and processing, and the natural gas liquids processing, fractionation, transportation, storage and marketing business within the Area of Mutual Interest and certain other purposes (the “Business”);

WHEREAS, at the Closing MWE Liberty and NGPMR (the “Members”) shall execute and agree to that certain Amended and Restated Limited Liability Company Agreement of the Company (the “Company Operating Agreement”) in the form attached hereto as Exhibit C, which Company Operating Agreement shall become effective at the Closing;

WHEREAS, at the Closing MWE Liberty, MarkWest Hydrocarbon, Inc. and the Company shall execute and agree to that certain Services Agreement (the “Services Agreement”) in the form attached hereto as Exhibit D, which Services Agreement shall become effective at the Closing;

WHEREAS, subject to the terms and conditions of this Agreement, NGPMR desires to contribute to the Company, and the Company desires to accept from NGPMR, certain cash consideration in exchange for all of the Class A Interests; and

WHEREAS, subject to the terms and conditions of this Agreement, MWE Liberty desires to contribute, convey, assign and transfer to the Company, and the Company desires to accept from MWE Liberty, all of MWE Liberty’s right, title and interest in and to the Assets in exchange for all of the Class B Interests and the assumption of certain liabilities by the Company.

AGREEMENTS

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1

DEFINITIONS; INTERPRETATION

Section 1.1             Definitions.  Capitalized terms used in this Agreement but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A.

Section 1.2             Headings; References; Interpretation.  In this Agreement, unless a clear contrary intention appears:  (a) the singular includes the plural and vice versa; (b) reference to a person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section or Article means such Section or Article of this Agreement, and references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision hereof; and (g) the word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation.  Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE 2

CONTRIBUTIONS, ASSUMED LIABILITIES AND CLOSING

Section 2.1             Contributions and Payments.  Subject to the terms and conditions of this Agreement, at the Closing, the following contributions, equity issuances and payments shall be made:

(a)           NGPMR shall contribute $50,000,000.00 to the Company in immediately available funds in exchange for all of the Class A Interests.  In its capacity as a holder of such interests, NGPMR shall have the obligations set forth in the Company Operating Agreement with respect to a Class A Member to contribute additional capital to the Company, but shall have no other obligation to contribute any additional capital to the Company.

(b)           MWE Liberty shall grant, contribute, bargain, convey, assign, transfer, set over and deliver to the Company, its successors and assigns, and for its and their own use forever, all of MWE Liberty’s right, title and interest in and to the Assets in exchange for all of the Class B Interests.  In its capacity as a holder of such interests, MWE Liberty shall have the obligations set forth in the Company Operating Agreement with respect to a Class B Member to contribute additional capital to the Company, but shall have no other obligation to contribute any additional capital to the Company.  The term “Assets” shall mean (i) all of the assets owned by MWE Liberty, including the natural gas gathering systems described in Exhibit B attached hereto, together with all natural gas gathering and processing and natural gas liquids processing, fractionation, transportation, storage and marketing plants and facilities constituting a part thereof or related thereto, and all easements, rights of way, privileges, franchises, tracts of land,

2

surface leases, other interests in land, pipelines, equipment, permits, licenses, contract rights and personal property constituting a part thereof or necessary for the ownership and operation thereof including the easements, rights of way, permits and other instruments referenced in Exhibit B and (ii) all of the assets owned by Affiliates of MWE Liberty that are related exclusively to the Business within the Area of Mutual Interest, but in any event, excluding any and all amounts payable by Range Resources-Appalachia, LLC pursuant to Section 4.3(d) of that certain Interim Gas Processing Agreement dated March 5, 2008, between MarkWest Energy Appalachia, L.L.C. and Range Resources-Appalachia, LLC, for procuring, constructing and installing the interim plant prior to January 1, 2008 and representing 115% of all Installation Costs (as defined therein) incurred in the procurement, construction and installation of the interim plant (the “Excluded Assets”).  The Excluded Assets shall be retained by MWE Liberty and its Affiliates and shall not be considered Assets hereunder.

(c)           The Company shall pay to MWE Liberty in immediately available funds the amount of any **; provided that any such ** by MWE Liberty after the date hereof shall be consistent with Section 6.8.

Section 2.2             Assumption of Liabilities.  As part of the consideration for the contribution of the Assets by MWE Liberty to the Company, effective as of the Closing, the Company will assume and agree to duly and timely pay, perform and discharge, pursuant to the Assignment and Assumption, all of the liabilities and obligations of any kind whatsoever of MWE Liberty arising from or relating to the Assets, whether known or unknown, liquidated or contingent, and regardless of whether the same are deemed to have arisen, accrued or are attributable to periods prior to, on or after the Closing Date, including, but not limited to, obligations and liabilities of MWE Liberty: (a) concerning the use, ownership, management or operation of the Assets, (b) under or relating to any contracts, agreements, Permits and instruments existing as of the Closing Date by which the Assets are bound or subject or that relate to or are otherwise applicable to the Assets (other than obligations of MWE Liberty under the Transaction Documents) and (c) which are Disclosed Liabilities, (all of the liabilities and obligations described in this Section 2.2 are collectively referred to as the “Assumed Liabilities”); provided, however, that the Company does not assume (and Assumed Liabilities shall not include) any costs or expenses included within the amount of MWE Liberty’s initial capital contribution to the Company.

Section 2.3             Closing.  Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas 77002 on the second Business Day after all of the conditions precedent set forth in Article 7 have been satisfied, or if permissible, waived, or at such other place, time and date as is agreed to in writing by the Parties (the “Closing Date”).  The Closing will be deemed effective as of 11:59 p.m., Houston, Texas time on the Closing Date.

Section 2.4             Closing Deliveries.

(a)           NGPMR Deliveries.  At the Closing, NGPMR will execute and deliver, or cause to be executed and delivered, to the other Parties, as applicable, each of the following

3

documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of action is contemplated:

(i)            a certificate of the Secretary of State of the State of Delaware, dated not more than five days prior to the Closing Date, as to the existence and good standing of NGPMR;

(ii)           a certificate of an officer of NGPMR providing the following documents and certifying that each is a true and correct copy:  (A) the Organizational Documents of NGPMR and (B) resolutions of NGPMR’s governing body authorizing the transactions contemplated hereby (including designation of the Persons authorized to execute this Agreement on behalf of NGPMR and the Transaction Documents to which it is a party);

(iii)          a duly executed counterpart of the Company Operating Agreement; and

(iv)          a certificate of an officer of NGPMR, dated as of the Closing Date, certifying that all of the conditions set forth in Sections 7.1(a) and 7.3(a) have been satisfied.

(b)           MWE Liberty Deliveries.  At the Closing, MWE Liberty will execute and deliver, or cause to be executed and delivered, to the other Parties, as applicable, each of the following documents, where the execution or delivery of documents is contemplated, and will take or cause to be taken the following actions, where the taking of action is contemplated:

(i)            a certificate of the Secretary of State of the State of Delaware, dated not more than five days prior to the Closing Date, as to the existence and good standing of MWE Liberty;

(ii)           a certificate of an officer of MWE Liberty providing the following documents and certifying that each is a true and correct copy:  (A) the Organizational Documents of MWE Liberty and (B) resolutions of MWE Liberty’s governing body authorizing the transactions contemplated hereby (including designation of the Persons authorized to execute this Agreement on behalf of MWE Liberty and the Transaction Documents to which it is a party);

(iii)          a duly executed counterpart of the Company Operating Agreement;

(iv)          a duly executed counterpart of the Services Agreement;

(v)           counterparts of the Bill of Sale, Assignment and Assumption Agreement, in substantially the form attached as Exhibit E hereto (the “Assignment and Assumption”); and

(vi)          a certificate of an officer of MWE Liberty, dated as of the Closing Date, certifying that all of the conditions specified in Section 7.1(e) and Section 7.2(a) have been satisfied.

4

(c)           Company Deliveries.  At the Closing, MWE Liberty will cause the Company to execute and deliver:

(i)            a certificate of the Secretary of State of the State of Delaware, dated not more than five days prior to the Closing Date, as to the existence and good standing of the Company;

(ii)           a copy of the Certificate of Formation of the Company certified by the Secretary of State of the State of Delaware;

(iii)          a duly executed counterpart of the Assignment and Assumption; and

(iv)          a duly executed counterpart of the Services Agreement;

The transactions described above, together with the issuance and sale of the Class A Interests and the Class B Interests pursuant to this Agreement and the entry into the Company Operating Agreement, are referred to herein as the “Transactions.”  The “Transaction Documents” shall mean this Agreement, the Company Operating Agreement, and the Services Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF MWE LIBERTY

MWE Liberty hereby makes the following representations and warranties to the Company and NGPMR:

Section 3.1             Organization; Qualification.  Each of MWE Liberty and the Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business, and is duly qualified, registered or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so duly qualified, registered or licensed and in good standing would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.2             Authority; Enforceability.

(a)           Each of MWE Liberty and the Company has the requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the Transactions.  The execution and delivery by MWE Liberty and the Company of the Transaction Documents to which either of them is a party, and the consummation by MWE Liberty and the Company of the Transactions, have been duly and validly authorized by MWE Liberty and/or the Company, as applicable, and no other limited liability company proceedings on the part of MWE Liberty or the Company are necessary to authorize the Transaction Documents or to consummate the Transactions.

5

(b)           Each of the Transaction Documents to which MWE Liberty or the Company is a party has been (or will be, in the case of Transaction Documents to be delivered at the Closing) duly executed and delivered by MWE Liberty and/or the Company, as applicable, and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document constitutes (or will constitute, in the case of Transaction Documents to be delivered at the Closing) the valid and binding agreement of MWE Liberty and the Company, and is enforceable against MWE Liberty and/or the Company, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3             No Violation; Consents and Approvals.  Except as set forth on Schedule 3.3:

(a)           The execution, delivery and performance of the Transaction Documents by MWE Liberty and the Company and the consummation by MWE Liberty and the Company of the Transactions do not and will not:  (i) result in any breach of any provision of the organizational, governing or charter documents, as amended, of MWE Liberty or the Company; (ii) constitute a default (or an event that with notice or lapse of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which MWE Liberty or the Company is a party or by which any of the Assets is bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right (A) would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect or (B) results from obtaining the Miscellaneous Consents after the Closing pursuant to Section 6.5; (iii) result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which MWE Liberty or the Company is subject (including federal and state securities laws and regulations) or by which any of the Assets is bound or affected except as may result from obtaining the Miscellaneous Consents after the Closing pursuant to Section 6.5; or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets, except for Permitted Liens or as may result from obtaining the Miscellaneous Consents and contractual consents listed on Schedule 3.3 after the Closing pursuant to Section 6.5.

(b)           No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or other third party is necessary for the consummation by MWE Liberty or the Company of the Transactions contemplated by the Transaction Documents, other than such declarations, filings, registrations, notices, authorization, consents or approvals that have been or will be obtained or made prior to the Closing and other than the Miscellaneous Consents that may be obtained after the Closing pursuant to Section 6.5.

(c)           No consents are required under the Indentures to permit the consummation of the Transactions.

6

Section 3.4             Capitalization.

(a)           Except for the Company, MWE Liberty does not (i) own, directly or indirectly, any capital stock, equity interests or other securities of any Person, or (ii) have any Subsidiaries.

(b)           Except as set forth on Schedule 3.4(b), prior to the Closing, the Company has not conducted any business operations, has no assets or liabilities and is not a party to any contract or agreement of any kind or nature (other than the Organizational Documents of the Company).

(c)           Upon Closing, the Class A Interests and the Class B Interests issued and sold pursuant to this Agreement (i) will constitute all of the issued and outstanding membership interests of the Company and (ii) will be duly authorized, validly issued and fully paid (to the extent required under the Company Operating Agreement).  Except as set forth in the Company’s Organizational Documents, there are no existing subscriptions, rights, warrants, calls, options, convertible or exchangeable securities, “phantom” equity rights, equity appreciation rights, equity-based performance units, commitments, contracts, agreements or undertakings of any character to which the Company is bound:  (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests in, or any security convertible or exercisable for, or exchangeable into, any equity interest in the Company, or (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking.  There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests of the Company.  There are no outstanding securities or other instruments convertible into or exchangeable for equity interests of the Company and no commitments to issue such securities or instruments.  Except as set forth in the Company’s Organizational Documents, there are no voting trusts, proxies or other agreements or understandings to which the Company is bound with respect to the voting of any equity interests or other securities of the Company.

Section 3.5             Compliance with Law.  (a) MWE Liberty is (and to MWE Liberty’s Knowledge has been) in compliance in all material respects with all Laws of any Governmental Authority applicable to the use, ownership and operation of the Assets; (b) MWE Liberty has not received written notice of any material violation of any such Law relating to the use, ownership and operation of the Assets; and (c) MWE Liberty is not in material default or violation of any order, writ, judgment, award, injunction or decree of any Governmental Authority applicable to the use, ownership or operation of the Assets.

Section 3.6             No Default.  MWE Liberty is not in violation of its organizational, governing or charter documents. Except as set forth on Schedule 3.6, MWE Liberty is not in default, and no event has occurred which, with notice or lapse of time or both, would give rise to a default, under, or give to others any rights of termination, amendment, acceleration or cancellation of or under, any agreement, credit facility, debt or other instrument (evidencing a debt or other obligation of MWE Liberty) to which MWE Liberty is a party, by which any of the Assets are bound or affected, except to the extent that such default, termination, amendment, acceleration or cancellation right (i) would not have or be reasonably expected to have,

7

individually or in the aggregate, a Material Adverse Effect or (ii) results from obtaining the Miscellaneous Consents after the Closing pursuant to Section 6.5.

Section 3.7             Title to Properties and Assets.  Except as set forth on Schedule 3.7(a), MWE Liberty and its Affiliates have good, valid and defensible title to all real property (other than real property and buildings held under lease by MWE Liberty) and personal property to be transferred pursuant to this Agreement and the constituent documents contemplated hereby, free and clear of all liens, encumbrances, security interests, equities, charges or claims or other restrictions whatsoever, except for Permitted Liens.  With respect to any real property and buildings held under lease by MWE Liberty or its Affiliates, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the present or intended use of such properties by MWE Liberty and its Affiliates taken as a whole.  Except as set forth on Schedule 3.7(b), pursuant to the Assignment and Assumption, MWE Liberty and its Affiliates are validly transferring at Closing all of their ownership interests in the Assets to the Company, and the Assets so transferred (together with the Services (as defined in the Services Agreement) to be provided pursuant to the Services Agreement) constitute all rights and properties necessary in all material respects to operate the Business in a manner consistent with MWE Liberty’s operation of the Business immediately prior to the Closing, other than the Miscellaneous Consents and contractual consents listed on Schedule 3.3 that may be obtained after the Closing pursuant to Section 6.5.

Section 3.8             Rights-of-Way.  Except as set forth on Schedule 3.8, the Company, as of Closing, will have such easements or rights-of-way from each person (collectively, “Rights-of-Way”) as are necessary in all material respects to use, own and operate the Assets in the manner the Assets were used, owned and operated by MWE Liberty immediately prior to the Closing.  Except as set forth on Schedule 3.8, MWE Liberty has fulfilled and performed all of its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect and the Miscellaneous Consents that may be obtained after the Closing pursuant to Section 6.5.

Section 3.9             Financial Statements.  Schedule 3.9 is an accurate copy of the trial balance (the “Trial Balance”) of MWE Liberty as of December 31, 2008 (the “Trial Balance Date”) which accurately reflects the assets and material liabilities of MWE Liberty as of such date subject to normal year-end adjustments.  Except as set forth on Schedule 3.9, since the Trial Balance Date, there has not been any change in financial condition, properties, assets, liabilities, business or results of operations of the Business, which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.  Since the Trial Balance Date, the Company has not incurred any obligation or liability (whether accrued, absolute, contingent or otherwise) of the type required to be reflected on a consolidated balance sheet of the Company prepared in accordance with GAAP applied on a basis consistent with the Trial Balance except liabilities and obligations incurred in the ordinary course of business and consistent with the Initial Budget or Section 6.8 hereof.

Section 3.10           Environmental Matters.  Except as set forth in Schedule 3.10:

8

(a)           MWE Liberty and the Assets and operations thereof, are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance in all material respects with Environmental Laws;

(b)           MWE Liberty possesses, and is in compliance in all material respects with, all Environmental Permits for MWE Liberty’s operation of the Assets as presently conducted and such Permits are in full force and effect subject to obtaining the Miscellaneous Consents after the Closing pursuant to Section 6.5;

(c)           MWE Liberty is not subject to any pending or, to MWE Liberty’s Knowledge, threatened, Proceeding with respect to its operation of the Assets, nor has MWE Liberty received any written notice of violation, noncompliance, or enforcement with respect to its operation of the Assets that remains pending or any written notice that it is or is suspected of being a potentially responsible party under CERCLA or any similar law with respect to its operation of the Assets that remains pending, or any written notice of investigation, remediation or request for information pursuant to Environmental Law from any Governmental Authority with respect to operation of the Assets that would reasonably be expected to result in a material liability to MWE Liberty pursuant to Environmental Laws, which notice of investigation, remediation or request for information remains pending;

(d)           Except for such matters that would not reasonably be expected to give rise to any material liability, costs or remedial or corrective action obligations under Environmental Laws, (i) there has been no Release or, to MWE Liberty’s Knowledge, threatened Release of Hazardous Substances by MWE Liberty or, to MWE Liberty’s Knowledge, any third party; and (ii) no Hazardous Substances are present in, on, at, under or from any of the Assets, or otherwise in connection with the operation of the Assets by MWE Liberty;

(e)           In connection with the operation of the Assets, MWE Liberty has not assumed or retained by written contract, or to MWE Liberty’s Knowledge, by operation of law, any material liabilities (including STRICT LIABILITY) under any Environmental Laws for any Hazardous Substances; and

(f)            MWE Liberty has made available to NGPMR and the Company complete and correct copies of all environmental assessment and audit reports and studies in its possession addressing potentially material environmental liabilities or obligations relating to MWE Liberty or its operation of the Assets.

Notwithstanding any other provisions of this Agreement to the contrary, this Section 3.10 contains the sole and exclusive representations and warranties of MWE Liberty on environmental matters, including Environmental Laws, Environmental Claims, Environmental Responses, Environmental Permits and Hazardous Substances.

Section 3.11           Material Contracts.  Each Material Contract is valid, binding and enforceable in accordance with its terms, and is in full force and effect.  MWE Liberty has provided to NGPMR a true and complete copy of each Material Contract. MWE Liberty has not received any written notice of default under any Material Contract in the 12-month period prior to the date of this Agreement. Except as set forth on Schedule 3.11, there are no (a) uncured

9

defaults of MWE Liberty under any Material Contract that would give the counterparty thereto the right to terminate such Material Contract and (b) to MWE Liberty’s Knowledge, defaults by any of the counterparties to such Material Contracts.

Section 3.12           Legal Proceedings.  There are no Proceedings pending or, to the MWE Liberty’s Knowledge, threatened, against MWE Liberty, the Company or the Assets.  To MWE Liberty’s Knowledge, there are no events or circumstances that have occurred which would reasonably be expected to result in Proceedings against MWE Liberty, the Company or the Assets.

Section 3.13           Permits.  MWE Liberty has, and upon Closing, MWE Liberty will transfer to the Company and the Company will have (or have the benefit of pursuant to Section 6.5), all permits, approvals, consents, licenses, franchises, exemptions and other governmental authorizations, consents and approvals (collectively, “Permits”) necessary to use, own and operate the Assets as presently used, owned and operated, except for any such Permits the failure to have (or have the benefit of) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  MWE Liberty has not received any written notification that it is in violation of any material Permits.  MWE Liberty is in material compliance with all Permits.

Section 3.14           Taxes.  All Tax Returns required to be filed with respect to MWE Liberty and the Assets have been filed and all such Tax Returns are complete and correct in all material respects; all Taxes due relating to MWE Liberty and the Assets have been paid in full (whether or not shown to be due on such Tax Returns).  MWE Liberty has not received any written notice of deficiency or assessment from any taxing authority with respect to liabilities for Taxes of MWE Liberty or associated with the ownership or operation of the Assets, which have not been fully paid or finally settled, unless being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Trial Balance.  All Taxes required to be withheld, collected or deposited by or with respect to MWE Liberty or associated with the ownership or operation of the Assets have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.  There are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes of MWE Liberty or that are associated with the ownership or operation of the Assets for any period.  MWE Liberty, which was formed on March 26, 2008, is treated as a partnership or a disregarded entity for U.S. federal income Tax purposes and no election has been made to treat MWE Liberty as an association taxable as a corporation.

Section 3.15           Employees.

(a)           Except as set forth on Schedule 3.15(a), (i) neither MWE Liberty nor the Company has or previously had any employees and (ii) no Affiliate of MWE Liberty or the Company is a party to a collective bargaining agreement with its employees.

(b)           Except as set forth on Schedule 3.15(b), neither MWE Liberty nor the Company sponsors, maintains, has liability under or has an obligation to contribute to any “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation,

10

multiemployer plans within the meaning of Section 3(37) of ERISA), or any stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan or any other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (all such plans, agreements, programs, policies and arrangements, collectively, the “Benefit Plans”).  Neither MWE Liberty nor the Company, nor any of their ERISA Affiliates, have any liability under Section 412 of the Code or Title IV of ERISA.

Section 3.16           Brokers’ Fee.  Except for the fee payable to Morgan Stanley, which shall be paid by MWE, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from MWE Liberty, the Company or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby.

Section 3.17           Insurance.  MWE Liberty has provided or made available to NGPMR and the Company a true and complete list of all liability, property, workers’ compensation and other insurance policies currently in effect that insure or relate to the Assets.

Section 3.18           Intellectual Property.  Except as set forth on Schedule 3.18, (a) MWE Liberty owns or has the right to use, and upon Closing and subject to the Miscellaneous Consents to be obtained after the Closing pursuant to Section 6.5, the Company will own or have the right to use pursuant to license, sublicense, agreement (including the Services Agreement) or otherwise all items of Intellectual Property used in the operation of the Business as presently conducted, except for such Intellectual Property the failure of which to own or have the right to use, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) no third party has asserted in writing delivered to MWE Liberty a claim that MWE Liberty is infringing on the Intellectual Property of such third party and (c) to MWE Liberty’s Knowledge, no third party is infringing on the Intellectual Property owned by MWE Liberty.

Section 3.19           Affiliate Transactions.  Except as set forth on Schedule 3.19, there are no existing agreements or transactions relating to the provision of material services (or otherwise providing for the payment of material amounts) between MWE Liberty, on the one hand, and any of its officers, managers, directors, employees, or any of their respective Affiliates, on the other hand.  Except for any ownership interest in MWE, no officer, director, manager or employee of MWE Liberty has any direct or indirect material ownership interest in any Person with which MWE Liberty has any material business relationship.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF NGPMR

NGPMR hereby makes the following representations and warranties to the Company:

Section 4.1             Organization.  NGPMR is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business.

11

Section 4.2             Authority; Enforceability.

(a)           NGPMR has the requisite limited liability company power and authority to execute and deliver the Transaction Documents to which it is a party, and to consummate the Transactions.  The execution and delivery by NGPMR of the Transaction Documents to which it is a party, and the consummation by NGPMR of the Transactions, have been duly and validly authorized by NGPMR and no other limited liability company proceedings on the part of NGPMR is necessary to authorize the Transaction Documents or to consummate the Transactions.

(b)           Each of the Transaction Documents to which NGPMR is a party has been (or will be, in the case of Transaction Documents to be delivered at Closing) duly executed and delivered by NGPMR and, assuming the due authorization, execution and delivery by the other parties thereto, each Transaction Document to which NGPMR is a party constitutes (or will constitute, in the case of Transaction Documents to be delivered at Closing) the valid and binding agreement of NGPMR, and is enforceable against NGPMR in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3             No Violation; Consents and Approvals.

(a)           The execution, delivery and performance of the Transaction Documents by NGPMR and the consummation by NGPMR of the Transactions do not and will not:  (i) result in any breach of any provision of the Organizational Documents, as amended, of NGPMR; (ii) constitute a default (or an event that with notice or lapse of time or both would give rise to a default) under, or give rise to any right of termination, cancellation, amendment or acceleration (with or without notice, lapse of time or both) under any of the terms, conditions or provisions of any contract, note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NGPMR is a party or by which any of its assets is bound, except to the extent that such default, termination, amendment, acceleration or cancellation right would not have or be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) result in a violation of any law, statute, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which NGPMR is subject (including federal and state securities laws and regulations) or by which any of its assets is bound.

(b)           Other than the filings with respect to the HSR Act set forth in Section 6.1, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the consummation by NGPMR of the Transactions contemplated by the Transaction Documents, other than such declarations, filings, registrations, notices, authorization, consents or approvals that have been obtained or made prior to the Closing.

Section 4.4             Brokers’ Fee.  No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker, finder or similar fee or other commission from NGPMR

12

or any of its Affiliates, in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 5

INDEMNIFICATION

Section 5.1             Survival.

(a)           The representations and warranties of MWE Liberty contained in Article 3 shall survive the Closing until the date that is ** after the date of the Closing, with the exception that the representations and warranties in (i) ** shall survive the Closing until ** after the ** and (ii) ** shall survive **.  The representations and warranties of NGPMR contained in ** shall survive **, with the exception that the representations and warranties in ** shall survive the Closing until the date that is ** after the date of the Closing.

(b)           All covenants and agreements contained herein that by their terms are to be performed in whole or in part subsequent to the Closing, shall survive the Closing in accordance with their terms; provided that the agreement by MWE Liberty to indemnify the NGPMR Covered Persons pursuant to ** shall survive the Closing until the date that is ** after the Closing Date; provided further that the covenants contained in Section 6.3 shall survive **.

(c)           The period of time a representation or warranty or covenant or agreement survives the Closing pursuant to this Section 5.1 shall be the “Survival Period” with respect to such representation or warranty or covenant or agreement.  In the event notice of any claim for indemnification under this Article 5 shall have been asserted in writing within the applicable Survival Period and such claim has not been finally resolved by the expiration of such Survival Period, the representations or warranties or covenants or agreements that are the subject of such claim shall survive, but only to the extent of the  underlying facts of the claim (so long as the facts or circumstances alleged to give rise to such claim have been specified in reasonable detail and are not based on speculative facts, circumstances or other events) as made prior to the expiration of the Survival Period, until such claim is finally resolved.

Section 5.2             Indemnification by the Company.

(a)           Subject to the terms of this Article 5, from and after the Closing, the Company shall indemnify, defend and hold harmless MWE Liberty and its Affiliates and their respective directors, members, managers, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “MWE Liberty Covered Persons”) from and against any losses, claims, damages, liabilities (including STRICT LIABILITY), costs and expenses (including reasonable attorneys’ fees and expenses), interest, penalties, judgments and settlements of any and every kind and character, known or unknown, fixed or contingent (collectively, “Losses”), incurred, arising out of, or relating to, the Assumed Liabilities except to the extent such Losses arise from the same facts

13

and circumstances as a good faith indemnification claim by the Company or NGPMR pursuant to Section 5.3.

(b)           Subject to the terms of this Article 5, from and after the Closing, the Company shall indemnify, defend and hold harmless the NGPMR Covered Persons to the fullest extent permitted by law, from and against any Losses incurred, arising out of or related to those items set forth in Section 5.3 (for which MWE Liberty has an obligation to indemnify the NGPMR Covered Persons) to the extent that MWE Liberty fails to remedy such Losses pursuant to Section 5.7(b).

Section 5.3             Indemnification by MWE Liberty.  Subject to the terms of this Article 5, from and after the Closing, MWE Liberty shall indemnify, defend and hold harmless the Company, NGPMR and its Affiliates and their respective directors, members, managers, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “NGPMR Covered Persons”) to the fullest extent permitted by law, from and against any Losses, incurred, arising out of or relating to (a) any breach of any of the representations or warranties (in each case, when made) of MWE Liberty contained in Article 3, (b) any breach of any of the covenants of MWE Liberty contained in this Agreement, (c) the ownership, management or operation of the Assets prior to the Closing Date, other than the Specified Liabilities, (d) those items listed on Schedule 5.3(d) or (e) those items listed on Schedule 5.3(e).  It is acknowledged and agreed by the Parties that the indemnity obligations of MWE Liberty under Section 5.3(d) and Section 5.3(e) shall **by ** in the **.

Section 5.4             Indemnification by NGPMR.  Subject to the terms of this Article 5, from and after the Closing, NGPMR shall indemnify and hold harmless the MWE Liberty Covered Persons, to the fullest extent permitted by law, from and against Losses incurred, arising out of or relating to (i) any breach of any of the representations or warranties (in each case, when made) of NGPMR contained in Article 4 or (ii) any breach of any of the covenants of NGPMR in this Agreement.

Section 5.5             No Effect on Services Agreement and Company Operating Agreement.  Notwithstanding anything to the contrary contained in this Agreement, no provision of Section 5.2 or Section 5.3 shall be construed to have any effect upon, or to otherwise limit, any indemnification obligation contained in the Services Agreement or the Company Operating Agreement.

Section 5.6             Third Party Claims Procedures.

(a)           In the event that any action, suit, claim or proceeding is commenced by a third party involving a claim for which a party required to provide indemnification hereunder (an “Indemnifying Party”) may be liable to a party entitled to indemnification (an “Indemnified Party”) hereunder (a “Third Party Claim”), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Third Party Claim indicating the nature of such claim and the basis therefore (the “Claim Notice”) and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided

14

that if the Indemnifying Party does not promptly take reasonable action to assume such defense, the Indemnified Party may lead the defense of such potentially indemnified claim and the Indemnifying Party shall be liable for all additional costs and expenses incurred by the Indemnified Party in connection therewith, provided further, that no failure of any Indemnified Party to give such Claim Notice and no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(b)           An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, such counsel shall be at the expense of the Indemnifying Party).  It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties; provided, however, that in the case a single firm of attorneys would be inappropriate due to actual or potential differing interests or conflicts between such Indemnified Parties and any other party represented by such counsel in such Proceeding or otherwise, then the Indemnifying Party shall be liable for the fees and expenses of one additional firm of attorneys with respect to such Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which in the event that the Indemnified Party is the Company shall include the written consent of NGPMR, not to be unreasonably withheld), effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless (A) such settlement includes a full and unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding, (B) does not contain any admission of wrongdoing or illegal conduct and (C) the Indemnifying Party has agreed in writing that it is liable to the Indemnified Party for an indemnification payment in respect of the full amount of the settlement.

Section 5.7             Satisfaction of Claims for Indemnification.

(a)           The Parties agree that in the event any Losses are determined to have been incurred as a result of an indemnification claim pursuant to Section 5.3, MWE Liberty shall have the right to first satisfy and discharge any such Losses by either (i) ** for such Losses and/or (ii) ** such Losses;

15

provided that, (i) if and to the extent any such ** for any ** for which it is entitled to indemnity hereunder, MWE Liberty shall indemnify NGPMR ** for any such Losses pursuant to Section 5.7(b) and (ii) in no event shall ** a claim for indemnification made pursuant to this Article 5 has been satisfied **, or that ** any obligation hereunder, **.

(b)           In the event that MWE Liberty fails to satisfy in full any Losses in accordance with Section 5.7(a) ** such Losses being finally determined, MWE Liberty shall satisfy any such claim for indemnification by either (i) ** for any Losses incurred by NGPMR ** or (ii) having ** (as such term is defined in the Company Operating Agreement) ** the amount of any such Company Loss that has not been satisfied in full pursuant to Section 5.7(a); provided that ** set forth above by providing ** within 30 days of such Losses being finally determined.  In the event that unremedied Losses are to be indemnified pursuant to clause (ii) of this Section 5.7(b), MWE Liberty and NGPMR shall ** the Company Operating Agreement ** an amount equal to such unremedied Loss.

Section 5.8             Limits on Indemnification.

(a)           In calculating amounts payable to an Indemnified Party, the amount of any indemnified Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant, or agreement and shall be computed net of (i) payments actually recovered by the Indemnified Party under any insurance policy with respect to such Losses and (ii) any prior or subsequent actual recovery by the Indemnified Party from any Person with respect to such Losses and (iii) any Tax Benefit accruing to any Indemnified Party on account of such Losses.

(b)           Notwithstanding any other provision of this Agreement, in no event shall any Party be liable for punitive, special, incidental, indirect, consequential or lost profits damages of any kind or nature, regardless of the form of action through which such damages are sought, except for any such damages recovered by any third party against any Party in respect of which such Party would otherwise be entitled to indemnification pursuant to the terms hereof.

(c)           In addition to being entitled to exercise all rights provided herein, including recovery of damages, the Parties will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(d)           If the Closing occurs, neither the Company nor NGPMR will be entitled to indemnity under ** of this Agreement for Losses with respect to any claim under ** until the aggregate amount of all such claims

16

**, and thereafter, the Company and/or NGPMR shall ** Losses **; provided however, that all Losses resulting from or arising out of any ** shall be indemnified against ** to the **.  Except for a claim of actual fraud involving a knowing and intentional misrepresentation or omission of a material fact or willful or intentional breach, in no event will the aggregate liability of (i) ** under ** and (ii) ** under ** in respect of ** claims of ** under ** exceed **; provided, however, that the aggregate liability of ** under ** with respect to ** shall not exceed **; provided, further that the aggregate liability of ** under ** in respect of ** claims of ** under ** with respect to ** shall not exceed **.  Notwithstanding anything to the contrary in this Agreement, in no event shall the aggregate liability of (i) ** arising under this Agreement and from the transactions contemplated hereby exceed ** and (ii) ** arising under this Agreement and from the transactions contemplated hereby exceed **.  The reimbursement and indemnification obligations set forth in ** shall not be subject to any of the limitations set forth in this Section 5.8.

(e)           In no event shall the ** recovery of any Losses pursuant to this Article 5 be duplicative.

(f)            The remedies provided in this Article 5 shall be the sole and exclusive legal remedies of the Parties, from and after the Closing, with respect to this Agreement and the transactions contemplated hereby; provided that nothing in this Section 5.8(f) shall prevent either Party from (i) seeking specific performance, injunctive and/or equitable relief for claims of breach or failure to perform covenants performable under this Agreement at any time after the Closing or (ii) pursuing, and recovering in respect of, any claim based on actual fraud involving a knowing and intentional misrepresentation or omission of a material fact or willful or intentional breach.

Section 5.9             Extent of Indemnification.  WITHOUT LIMITING THE SCOPE OF THE INDEMNIFICATION, DISCLAIMER, RELEASE AND ASSUMPTION OBLIGATIONS SET FORTH IN THIS AGREEMENT, TO THE FULLEST EXTENT PERMITTED BY LAW, AN INDEMNIFIED PERSON SHALL BE ENTITLED TO INDEMNIFICATION HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF, REGARDLESS OF WHETHER THE INDEMNIFIABLE LOSS GIVING RISE TO ANY SUCH INDEMNITY OBLIGATION IS THE RESULT OF THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL FAULT OR VIOLATION OF ANY LAW OF OR BY ANY SUCH INDEMNIFIED PERSON.

Section 5.10           No Reliance.  THE REPRESENTATIONS AND WARRANTIES OF MWE LIBERTY CONTAINED IN ARTICLE 3 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF MWE LIBERTY TO THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

17

THE REPRESENTATIONS AND WARRANTIES OF NGPMR CONTAINED IN ARTICLE 4 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF NGPMR TO THE COMPANY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.  EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE SCHEDULES HERETO), NONE OF MWE LIBERTY, THE COMPANY, NGPMR OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH PARTIES, THE ASSETS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTIES OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION TO, OR ANY SUCH PERSON’S RELIANCE ON, ANY INFORMATION, DOCUMENTS OR OTHER MATERIAL MADE AVAILABLE TO SUCH PERSON IN ANY DATA ROOM, MANAGEMENT PRESENTATION OR IN ANY OTHER FORM IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY).  EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES (IN EACH CASE, AS MODIFIED BY THE SCHEDULES HERETO), EACH PARTY HEREBY DISCLAIMS ALL LIABILITY AND  RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO ANY OTHER PARTY OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO ANY PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SUCH PARTY OR ANY OF ITS AFFILIATES).

ARTICLE 6

COVENANTS

Section 6.1             HSR Filing.

(a)           As promptly as reasonably possible following the execution of this Agreement, but in no event later than 10 Business Days following such date, NGPMR shall make such filings as may be required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (“HSR Act”) with respect to the transactions contemplated by this Agreement and, in making such filings, NGPMR shall request early termination of the waiting period specified in the HSR Act.  Thereafter, NGPMR shall file as promptly as possible all reports or other documents required or requested by the U.S. Federal Trade Commission (“FTC”) or the U.S. Department of Justice (“DOJ”) pursuant to the HSR Act or otherwise including requests for additional information concerning such transactions.  Without limiting the foregoing, NGPMR and MWE Liberty shall use commercially reasonable efforts to cooperate and oppose any preliminary injunction sought by any Governmental Authority under the HSR Act preventing the consummation of the transactions contemplated by this Agreement.  NGPMR and MWE Liberty shall cause their respective counsel to furnish the other party such necessary information and reasonable assistance as the other may reasonably request in connection with NGPMR’s preparation of necessary filings or submissions under the provisions of the HSR Act.  NGPMR

18

shall cause its counsel to supply to MWE Liberty copies of the date stamped receipt copy of the cover letters delivering the filings or submissions required under the HSR Act to the FTC or DOJ, as applicable.  Notwithstanding anything in this Section 6.1 to the contrary, neither NGPMR nor MWE, nor any of their Affiliates, shall be required by this Section 6.1 to take any action that would require or result in holding separate or divesting assets or operations of NGPMR, MWE Liberty or any of their Affiliates in order to have satisfied their obligation to use their commercially reasonable efforts under this Section 6.1.

(b)           The cost all filing or application fees associated with filings under the HSR Act shall be **.  Within two Business Days of filing under the HSR Act, **.

Section 6.2             Tax Effect.

(a)           None of the Parties (nor such Parties’ counsel or accountants) has made or is making any representations to any other Party (nor such Party’s counsel or accountant) concerning any of the Tax effects of the transactions provided for in this Agreement.  Each Party hereto represents that it has obtained, or may obtain, independent Tax advice with respect thereto and upon which it, if so obtained, has solely relied.

Section 6.3             Tax Matters.

(a)           Each of the Parties agrees to cooperate fully with each other Party to enable each Party to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible.  Each Party shall provide and make available to each other Party such records as a Party may reasonably request for the defense of any audit, examination, administrative appeal or litigation of any Tax Return or other similar governmental report or form.

(b)           MWE Liberty shall be liable for, and shall indemnify, defend and hold harmless the Company for, any and all liability for Taxes with respect to the Assets for any taxable period ending on or before the Closing Date (“Pre-Closing Tax Period”) and with respect to any taxable period that begins on or before and ends after the Closing Date (“Straddle Period”), for the portion thereof ending on the Closing Date.  In the case of any Straddle Period, the amount of Taxes with respect to the Assets allocable to the portion of the Straddle Period ending on the Closing Date shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the applicable period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire relevant period.

(c)           Ad valorem property Taxes imposed on or with respect to the Assets for the taxable period (for purposes of this section, “taxable period” means the period beginning on the assessment date for ad valorem property Taxes through the day before the next assessment date for such Taxes) that contains the Closing Date shall be prorated between MWE Liberty and Company based on the relative number of days prior to the Closing Date and on and after the Closing Date during the taxable period, with MWE Liberty being responsible for such prorated ad valorem property Taxes for the period prior to the Closing Date and Company being

19

responsible for such prorated ad valorem property Taxes for the period beginning on the Closing Date.  Upon receipt of the ad valorem property Tax bills for the taxable period that contains the Closing Date, MWE Liberty shall calculate the prorated ad valorem property Taxes and shall bill Company for such amount, with Company making such payment within 20 days of receipt of such bill.  Company shall promptly forward to MWE Liberty any ad valorem property Tax bills for the taxable period that contains the Closing Date that are received by Company.  MWE Liberty shall be responsible as between MWE Liberty and Company for the payment of the total amount of ad valorem property Taxes imposed on or with respect to the Assets for the taxable period that contains the Closing Date.

Section 6.4             Further Assurances.  From time to time after the Closing Date, and without any further consideration, the Parties agree to, and MWE Liberty agrees to cause its Affiliates to, as applicable, execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable Laws, as may be reasonably necessary to give effect to the transactions consummated by this Agreement and to collect and reduce to the possession of the Company the Assets and to effect the assumption by the Company of the Assumed Liabilities.

Section 6.5             Consents.  Except for those consents listed on Schedule 7.2(c), which are required to be obtained prior to the Closing, MWE Liberty shall use commercially reasonable efforts to obtain and, to the extent that any Assets are held in the name of an Affiliate of MWE Liberty, cause its Affiliates to use commercially reasonable efforts to obtain, any other consents of third parties, including Governmental Authorities, which are required to be obtained for the assignment of the Assets to the Company (the “Consents”) prior to the Closing.  Prior to obtaining the Consents, any Asset that is not otherwise assignable or transferable (each a “Non-Assigned Asset”) shall be deemed to be held by MWE Liberty or such Affiliate, as applicable, at all times during the Holding Period in accordance with this Section.  During the Holding Period, MWE Liberty shall and shall cause its Affiliates to, to the extent MWE Liberty or its Affiliates may lawfully and validly do so, grant to the Company a non-exclusive right and license to use each such Non-Assigned Asset and provide the Company with the economic benefits and risks of ownership of the Non-Assigned Assets, the intent of the parties being to provide the Company, to the extent the same can be reasonably done, with the same access and ability to utilize such Non-Assigned Assets as if such Non-Assigned Assets had been included within the Assets.  Upon receipt of the Consent related to a Non-Assigned Asset, such Non-Assigned Asset shall automatically be deemed to be an Asset without the need for any further action on the part of the parties or any other Person and without the payment of any additional consideration, but subject to the provisions of Section 6.4.  The Company shall cooperate in good faith with MWE Liberty and its Affiliates in connection with the pursuit of the Consents.

Section 6.6             Expenses.  Except to the extent otherwise specifically provided herein, all costs and expenses incurred by NGPMR in connection with the Transaction Documents and the Transactions shall be paid by **, including all fees of its legal counsel, financial and business advisers and accountants; provided that the ** to be **.  MWE Liberty shall bear its own expenses incurred in connection with the Transaction Documents and the Transactions whether or not the Transactions are consummated, including all fees of its legal counsel, financial and

20

business advisers and accountants (which for clarity purposes shall include the fees of Morgan Stanley).

Section 6.7             Public Statements.  The Parties shall consult with each other prior to issuing any public announcement, statement or other disclosure with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby and neither MWE Liberty on one hand nor NGPMR on the other shall issue any such public announcement, statement or other disclosure without having first received the written consent of the other Party, except as may be required by law.

Section 6.8             Conduct of Business.  From the date of this Agreement through the Closing, MWE Liberty shall operate the Business in the ordinary course and, without limiting the generality or effect of the foregoing, MWE Liberty shall use reasonable efforts to maintain the Assets, comply with all applicable Laws, and preserve intact the Business and its relationships with customers, suppliers and others having business relationships with it, in each case in all material respects.  Without limiting the generality or effect of the foregoing, except as set forth on Schedule 3.4(b) or as contemplated in Section 7.2(e), prior to the Closing, without the prior written consent of NGPMR, which consent shall not be unreasonably withheld, neither MWE Liberty nor the Company shall (a) enter into any commercial contracts with an expected annual revenue in excess of ** (b) enter into any commercial, capital or construction contracts reasonably expected to cause the Company to incur obligations in excess of ** or (c) make any capital expenditures in excess of ** in the aggregate.

ARTICLE 7
CONDITIONS PRECEDENT

Section 7.1             Conditions to Each Party’s Obligations.  The respective obligation of each Party to effect the transactions contemplated hereby is subject to the satisfaction at or prior to the date hereof of the following conditions:

(a)           NGPMR shall have made all filings required under the HSR Act and the applicable waiting periods shall have expired or been terminated without any conditions that would require or result in either NGPMR or MWE Liberty holding separate or divesting assets or operations.

(b)           No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court or other Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated by this Agreement.

(c)           No legal proceeding shall be pending that involves any challenge to or seeking damages or other relief in connection with the transactions contemplated by this Agreement or that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the transactions contemplated by this Agreement.

(d)           The Credit Agreement shall be amended concurrent with the Closing to (i) exclude the Company as a Subsidiary and as a Loan Party (as such terms are defined in the

21

Credit Agreement), (ii) release the Assets to be contributed to the Company at Closing from any Liens (as such term is defined in the Credit Agreement) under the Credit Agreement and (iii) permit MWE Liberty’s initial contribution to, and future investments in, the Company.

(e)           (i) The Company shall ** (as such term is defined in the **) under the ** and (ii) MWE Liberty shall provide a certificate to NGPMR, dated as of the Closing Date, certifying that the condition specified in this Section 7.1(e) have been satisfied, together with supporting documentation that **.

Section 7.2             Conditions to NGPMR’s Obligations.  The obligation of NGPMR to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by NGPMR:

(a)           Representations, Warranties and Covenants of MWE Liberty.  (i) Each of the representations and warranties of MWE Liberty made in this Agreement will be true and correct as of the date of this Agreement (except to the extent such representations and warranties speak to an earlier date, in which case as of such earlier date) and as of the Closing (as if made anew at and as of the Closing, except to the extent such representations speak to an earlier date, in which case as of such earlier date) except to the extent the failure of such representations and warranties to be true and correct as of the Closing Date has not had, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (provided that for purposes of determining whether the condition set forth in this sentence has been satisfied, all “Material Adverse Effect” and other materiality qualifiers contained in the MWE Liberty’s representations and warranties shall be disregarded), and (ii) MWE Liberty shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by MWE Liberty on or before the Closing;

(b)           No Material Adverse Effect.  Since the date of the Agreement, there shall not have been any Material Adverse Effect with respect to MWE Liberty or the Assets;

(c)           Third Party Consents; Governmental Approvals.  The consents, authorizations, approvals, exemptions and/or waivers listed on Schedule 7.2(c) shall have been received or obtained by MWE Liberty;

(d)           Purchase and Sale Agreement.  The closing contemplated by that certain Purchase and Sale Agreement, dated as of **, between ** and MWE Liberty and/or the Company, shall have occurred;

(e)           ** Agreements.  The agreements between MWE Liberty and ** to (i) include ** from the **, (ii) provide for an ** to result in an ** and (iii) increase ** to **; and

(f)            Closing Documents.  MWE Liberty shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.4(b).

Section 7.3             Conditions to MWE Liberty’s Obligations.  The obligation of MWE Liberty to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by MWE Liberty:

22

(a)           Representations, Warranties and Covenants of NGPMR.  (i) Each of the representations and warranties of NGPMR made in this Agreement will be true and correct as of the date of this Agreement (except to the extent such representations and warranties speak to an earlier date, in which case as of such earlier date) and as of the Closing (as if made anew at and as of the Closing, except to the extent such representations and warranties speak to an earlier date, in which case as of such earlier date) except to the extent the failure of such representations and warranties to be true and correct as of the Closing Date has not had, and is not reasonably expected to have, individually or in the aggregate, a Material Adverse Effect (provided that for purposes of determining whether the condition set forth in this sentence has been satisfied, all “Material Adverse Effect” and other materiality qualifiers contained in the NGPMR’s representations and warranties shall be disregarded), and (ii) NGPMR shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by NGPMR on or before the Closing; and

(b)           Closing Documents.  MWE shall have delivered or caused to be delivered all of the closing deliveries set forth in Section 2.4(a).

ARTICLE 8
TERMINATION

Section 8.1             Termination.  At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)           by the mutual consent of NGPMR and MWE Liberty as evidenced in writing signed by each of NGPMR and MWE Liberty;

(b)           by NGPMR, if there has been a breach by MWE Liberty of any representation, warranty or covenant contained in this Agreement that has prevented the satisfaction of any condition to the obligations of NGPMR at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by MWE Liberty within thirty (30) days after written notice thereof from NGPMR; provided that NGPMR is not then in material breach of the condition set forth in Section 8.1(c);

(c)           by MWE Liberty, if there has been a breach by NGPMR of any representation, warranty or covenant contained in this Agreement that has prevented the satisfaction of any condition to the obligations of MWE Liberty at the Closing and, if such breach is of a character that it is capable of being cured, such breach has not been cured by NGPMR within thirty (30) days after written notice thereof from MWE Liberty provided that MWE Liberty is not then in material breach of the condition set forth in Section 8.1(b);

(d)           by either NGPMR or MWE Liberty if any Governmental Authority having competent jurisdiction has issued a final, non-appealable order, decree, ruling or injunction (other than a temporary restraining order) or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

(e)           by either NGPMR or MWE Liberty, if the transactions contemplated hereby have not been consummated by March 13, 2009, provided that neither NGPMR nor MWE Liberty will be entitled to terminate this Agreement pursuant to this Section 8.1(e) if such

23

Person’s breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement.

Section 8.2             Effect of Termination.  If this Agreement is terminated under Section 8.1, all further obligations of the Parties under this Agreement will terminate without further liability or obligation of either Party to the other Parties hereunder; provided, however, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other Party for any actual fraud involving a knowing and intentional misrepresentation or omission of a material fact or willful or intentional breach of this Agreement, including attorneys’ fees and the right to pursue any remedy at law or in equity; provided further that if NGPMR terminates this Agreement as a result of a failure of a condition set forth in Section 8.1(b) due to a material misrepresentation or inaccuracy of a representation or warranty by MWE Liberty made as of the date hereof, then MWE Liberty shall ** as set forth in **.  The Confidentiality Agreement shall not be affected by a termination of this Agreement.  Nothing in this Section 8.2 will relieve any Party of their obligation to ** as set forth in **.

ARTICLE 9
GENERAL PROVISIONS

Section 9.1             Effective Time.  If the transactions contemplated hereby are consummated in accordance with the terms and conditions of this Agreement, the ownership of the Assets and the Assumed Liabilities shall be deemed transferred as of 11:59 p.m., Houston, Texas time, on the Closing Date.

Section 9.2             Costs; Taxes.  The Company shall be responsible for recording and filing documents associated with the transfer of the Assets to it and for all costs and fees associated therewith, including (i) filing the assignments with appropriate federal, state and local Governmental Authorities as required by applicable Law and (ii) the payment of any and all stamp, documentary, real property transfer, sales, gross receipts, use or similar Taxes or assessments (if any) arising out of the conveyance of the Assets and the assumption of the Assumed Liabilities as contemplated by this Agreement (collectively, the “Transfer Taxes”).  Each Party shall cooperate with the other in timely making all filings, returns, reports and forms as may be required in connection with the payment of the expenses, fees and costs contemplated by the previous sentence, including delivering all instruments and certificates as are reasonably necessary to minimize such expenses, fees and costs and to enable the other Party to timely comply with the filing of any tax return that relates to such expenses, fees and costs.

Section 9.3             Notices.  Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally or by reputable overnight delivery service or other courier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt, addressed as follows:

If to the Company:

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

24

Denver, Colorado 80202-2126

Attention:  Senior Vice President and Chief Operations Officer

and

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

If to MWE Liberty:

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention:  Senior Vice President and Chief Operations Officer

and

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

If to NGPMR:

M&R MWE Liberty, LLC

1401 McKinney, Suite 1025

Houston, Texas 77010

Attention: Jeffrey C. Rawls

with a copy to:

Locke Lord Bissell & Liddell, LLP

600 Travis Street, Suite 3400

Houston, Texas 77002

Fax  (713) 229-2518

Attention: H. William Swanstrom

A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 9.3.

25

Section 9.4             Binding Effect.  This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

Section 9.5             No Third Party Rights.  The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person (other than the express beneficiaries of the indemnity provisions contained in Sections 5.2, 5.3 and 5.4) any benefits, rights or remedies and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 9.6             No Waiver.  No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 9.7             Applicable Law.  THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS; PROVIDED, HOWEVER, THAT MATTERS CONCERNING TITLE TO THE TRANSFERRED ASSETS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION WHERE SUCH TRANSFERRED ASSETS ARE LOCATED.  THE PARTIES FURTHER AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATING HERETO MAY BE BROUGHT ONLY IN A FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN HOUSTON, TEXAS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON-CONVENIENCE, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN ANY SUCH RESPECTIVE JURISDICTION.

Section 9.8             Severability.  If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 9.9             Amendment or Modification.  This Agreement may be amended, modified or supplemented from time to time only by a written agreement executed by all the Parties.

26

Section 9.10           Assignment; Deed; Bill of Sale.  No Party shall have the right to assign its right or obligations under this Agreement without the prior written consent of the other Parties.  To the extent required and permitted by applicable Law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 9.11           Conspicuousness of Provisions.  THE PARTIES ACKNOWLEDGE AND AGREE THAT THE PROVISIONS CONTAINED IN THIS AGREEMENT THAT ARE IN CAPITALIZED LETTERS SATISFY THE REQUIREMENT OF THE “EXPRESS NEGLIGENCE RULE” AND ANY OTHER REQUIREMENT AT LAW OR IN EQUITY THAT PROVISIONS CONTAINED IN A CONTRACT BE CONSPICUOUSLY MARKED OR HIGHLIGHTED.

Section 9.12           Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party shall be equally as effective as delivery of a manually executed counterpart by such Party.

Section 9.13           No Recourse Against Officers or Directors.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director or manager of any Party.

Section 9.14           Entire Agreement; Supersedure.  This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

[Signature Page Follows]

27

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MARKWEST LIBERTY GAS GATHERING, L.L.C.

By:	/s/ Frank M. Semple
Frank M. Semple
President and Chief Executive Officer

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:	/s/ Frank M. Semple
Frank M. Semple
President and Chief Executive Officer

M&R MWE LIBERTY, LLC

By:	/s/ John Raymond
Name:	John Raymond
Title:	Managing Partner & Chief Executive Officer

Signature Page to Contribution Agreement

EXHIBIT A

DEFINED TERMS

“Act” means the Delaware Limited Liability Company Act, 6 Del.C. §§ 18-101 et seq., as it may be amended from time to time, and any successor thereto.

“Affiliate” means with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under Common Control with, the specified Person.

“Agreement” means this Contribution Agreement, as it may be amended, supplemented or modified from time to time.

“Area of Mutual Interest” has the meaning ascribed to such term in the Company Operating Agreement.

“Assets” shall have the meaning set forth in Section 2.1(b).

“Assignment and Assumption” shall have the meaning set forth in Section 2.4(b)(v).

“Assumed Liabilities” shall have the meaning set forth in Section 2.2.

“Base Cap” means **.

“Basket Amount” means **.

“Benefit Plans” shall have the meaning set forth in Section 3.15(b).

“Business” shall have the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by law to be closed in the State of Texas or the State of Colorado.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq., as amended.

“Class A Interests” has the meaning ascribed to such term in the Company Operating Agreement.

“Class A Member” has the meaning ascribed to such term in the Company Operating Agreement.

“Class A Percentage Interests” has the meaning ascribed to such term in the Company Operating Agreement.

“Class B Interests” has the meaning ascribed to such term in the Company Operating Agreement.

“Class B Member” has the meaning ascribed to such term in the Company Operating Agreement.

“Claim Notice” shall have the meaning set forth in Section 5.6(a).

“Closing” shall have the meaning set forth in Section 2.3.

“Closing Date” shall have the meaning set forth in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble.

** means an amount equal to the lesser of (a) ** or (b) the ** at the time of an indemnification claim pursuant to **, in each case, less any amount paid by ** in respect of indemnification claims under this Agreement.

“Company Operating Agreement” shall have the meaning set forth in the recitals.

“Confidentiality Agreement” shall mean that certain Amended and Restated Confidentiality Agreement, dated as of **, by and between MarkWest Energy Partners, L.P. and NGP Midstream & Resources, L.P.

“Consents” shall have the meaning set forth in Section 6.5.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.  For the purposes of this definition, ownership of more than 50% of the voting interests of any entity shall be conclusive evidence that Control exists.

“Credit Agreement” means that certain Credit Agreement, dated as of February 20, 2008, among MWE, certain subsidiary guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the other lenders party thereto.

“Disclosed Liabilities” means any and all liabilities of MWE Liberty and/or the Company (i) arising from or relating to matters set forth on the disclosure schedules of MWE Liberty or (ii) set forth on the Trial Balance or arising after the date of the Trial Balance in the ordinary course of business.

“DOJ” shall have the meaning set forth in Section 6.1(a).

“Effective Date” means 12:01 a.m. on January 1, 2009.

“Environmental Claim” means any Proceeding or Loss resulting from or arising out of: (i) violation of or liability (including STRICT LIABILITY) under any Environmental Law or

Environmental Permit; (ii) the performance of an Environmental Response; (iii) unlawful exposure to Hazardous Substances; or (iv) the Release of any Hazardous Substances.

“Environmental Laws” means any and all applicable laws (including common law), rules, ordinances, codes, decrees, judgments, directives, judicial or administrative orders or regulations of any Governmental Authority having jurisdiction over MWE Liberty or its Assets pertaining to prevention of pollution, protection of the environment, remediation of contamination, or workplace health and safety, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; each as amended, and all similar laws, rules and regulations of any Governmental Authority having jurisdiction over MWE Liberty or its Assets.

“Environmental Permits” means Permits required under Environmental Law.

“Environmental Response” means any action required under Environmental Law: (i) to prevent, respond to, remove, remediate, abate, investigate or monitor the release or threatened release of Hazardous Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater, or other environmental media; or (ii) to correct a violation under Environmental Law.

“ERISA” shall have the meaning set forth in Section 3.15(b).

“ERISA Affiliate” means any entity (whether or not incorporated) which is a member of a controlled group including MWE Liberty or the Company or which is under Common Control with MWE Liberty or the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“Excluded Assets” shall have the meaning set forth in Section 2.1(b)(ii).

“FTC” shall have the meaning set forth in Section 6.1(a).

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

“Hazardous Substances” means and includes each substance, waste or material regulated, defined, designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic (or words of similar import) substance under any Environmental Law and any petroleum or petroleum products that have been Released into the environment, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls and naturally occurring radioactive material.

“Holding Period” means, for any particular Non-Assigned Asset, the period beginning on the Closing Date and ending on the earlier of (i) the date upon which the contract or agreement for which the Consent was not obtained expires, or (ii) the date upon which such Consent or an alternative arrangement is obtained on terms that are substantially similar in operational and economic effects as would have been achieved if the Non-Assigned Asset had been included within the Assets.

“HSR Act” shall have the meaning set forth in Section 6.1(a).

“Indebtedness” of any Person means any obligations of such Person: (a) for borrowed money, (b) evidenced by notes, bonds, indentures or similar instruments, (c) for the deferred purchase price of goods and services (other than trade payables incurred in the ordinary course of business), (d) under capital leases or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

“Indemnified Party” shall have the meaning set forth in Section 5.6(a).

“Indemnifying Party” shall have the meaning set forth in Section 5.6(a).

“Indentures” means (a) that certain Indenture, dated as of April 15, 2008, by and among MWE, MarkWest Energy Finance Corporation, a Delaware corporation, the Subsidiary Guarantors (as defined therein), and Wells Fargo Bank, National Association, a national banking association, as trustee, (b) that certain Indenture, dated as of July 6, 2006, by and among MWE, MarkWest Energy Finance Corporation, a Delaware corporation, the Subsidiary Guarantors (as defined therein), and Wells Fargo Bank, National Association, a national banking association, as trustee, as amended and supplemented, and (c) that certain Indenture, dated as of October 25, 2004, by and among MWE, MarkWest Energy Finance Corporation, a Delaware corporation, the Subsidiary Guarantors (as defined therein), and Wells Fargo Bank, National Association, a national banking association, as trustee, as amended and supplemented.

“Initial Budget” shall have the meaning ascribed to such term in the Company Operating Agreement.

“Intellectual Property” means intellectual property rights, statutory or common Law, worldwide, including (a) trademarks, service marks, trade dress, slogans, logos and all goodwill associated therewith, and any applications or registrations for any of the foregoing; (b) copyrights and any applications or registrations for any of the foregoing; and (c) patents, all confidential know-how, trade secrets and similar proprietary rights in confidential inventions, discoveries, improvements, processes, techniques, devices, methods, patterns, formulae, specifications, and lists of suppliers, vendors, customers, and distributors.

“Investment Balance” shall have the meaning ascribed to such term in the Company Operating Agreement.

“Knowledge” means the actual knowledge of the Persons listed on Schedule 1.1.

“Law” means any law, statute, code, ordinance, order, rule, rules of common law, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.

“Losses” shall have the meaning set forth in Section 5.2.

“Material Adverse Effect” means any effect, event, development or change, (a) which individually or in the aggregate with all effects, events, developments or changes is or is reasonably likely to become materially adverse to the business, assets, liabilities, properties, results of operations or financial condition of the Person, taken as a whole, or (b) prevents or has an adverse effect on the ability of the Person to execute and perform their obligations under this Agreement or the other Transaction Documents or to consummate the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, excluding any such result or consequence resulting from or related to (i) changes in general economic, political or business conditions which affect the Person, except any such changes that affect the Person in a disproportionate manner compared to similarly situated participants in the industries in which the Person operates; (ii) conditions affecting the oil and gas industry or oil and gas services industry generally except any such changes that affect the Person in a disproportionate manner compared to similarly situated participants in the industries in which the Person operates; (iii) any change in law or in accounting rules except any such change that affects the Person in a disproportionate manner compared to similarly situated participants in the industries in which the Person operates; or (iv) conditions or effects that have been demonstrated by the Person as resulting from the announcement of the existence of this Agreement.

“Material Contracts” shall mean all contracts, agreements, personal property leases, commitments, understandings or instruments of MWE Liberty or by which MWE Liberty is bound that (a) is reasonably expected to (i) result in expenditures or liabilities in excess of ** or (ii) generate annual revenues in excess of **, (b) contains any provision or covenant, which after the Closing will apply to the Business, or the Company, prohibiting or materially restricting MWE Liberty from engaging in any lawful business activity or competing with any person or entity within the Area of Mutual Interest (as such term is defined in the Company Operating Agreement), (c) relates to Indebtedness of MWE Liberty or (d) is in respect of any partnership, joint venture or other similar agreement or arrangement or otherwise relates to the joint ownership or operation of the assets owned by MWE Liberty.

“Members” shall have the meaning set forth in the recitals.

“Miscellaneous Consents” means (a) all Consents that are not set forth on Schedule 7.2(c) and which relate to interests in real property, including, without limitation, leases, rights-of-way, easements and other property use agreements and (b) Permits or Environmental Permits issued by Governmental Authorities which are required in connection with the ownership or operation of the Assets **, and which Consents shall include any requirements of the applicable Governmental Authorities requiring the reissuance of any such Permits or Environmental Permits in connection with the Closing and by the Transaction Documents.

“MWE” means MarkWest Energy Partners, L.P., a Delaware limited partnership.

“MWE **” means an amount equal to MWE Liberty’s ** as of the Closing Date after giving effect to ** the Company contemplated hereby (prior to the **).

“MWE Liberty” shall have the meaning set forth in the preamble.

“MWE Liberty Covered Person” shall have the meaning set forth in Section 5.2.

“NGPMR” shall have the meaning set forth in the preamble.

“NGPMR Covered Persons” shall have the meaning set forth in Section 5.3.

“Non-Assigned Asset” is defined in Section 6.5.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, certificate of formation, certificate of limited partnership, bylaws, operating agreement, partnership agreement, stockholders’ agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.

“Parties” shall have the meaning set forth in the preamble.

“Permits” shall have the meaning set forth in Section 3.13.

“Permitted Liens” means (a) statutory liens for current Taxes applicable to the assets of MWE Liberty or assessments not yet delinquent or the amount or validity of which is being contested in good faith and for which adequate reserves have been established in the Trial Balance; (b) mechanics’, carriers’, workers’, repairers’, landlords’, and other similar liens arising or incurred in the ordinary course of business MWE Liberty relating to obligations as to which there is no default on the part of MWE Liberty; and (c) any liens, encumbrances, security interests, equities, charges or other restrictions with respect to assets of MWE Liberty, which, together with all other liens, encumbrances, security interests, equities, charges or other restrictions, do not materially detract from the value of the Assets or materially interfere with the present use of the Assets or the conduct of the business of MWE Liberty.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any Governmental Authority.

**

“Pre-Closing Tax Period” shall have the meaning set forth in Section 6.3(b).

“Proceeding” means any legal action, litigation, arbitration, hearing, written claim, legal proceeding, prosecution, investigation (for which investigation a Governmental Authority has provided notice to MWE Liberty), or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.

“Rights-of-Way” shall have the meaning set forth in Section 3.8.

“Services Agreement” shall have the meaning set forth in the recitals.

“Specified Liabilities” means (a) the Disclosed Liabilities and (b) liabilities first arising after the Closing Date and relating to the ownership, management or operation of the Assets under any contract, agreement, Permit or other instrument existing as of the Closing Date.  “Specified Liabilities” shall not include those items listed on Schedule 5.3(d) and Schedule 5.3(e).

“Straddle Period” shall have the meaning set forth in Section 6.3(b).

“Subsidiary” of any Person (the “Subject Person”) means any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or Controlled by the Subject Person or by one or more of its respective Subsidiaries.

“Survival Period” shall have the meaning set forth in Section 5.1(c).

“Tax” or “Taxes” means (a) any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including, but not limited to, income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) arising by reason of transferee or successor liability; and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of all or any express or implied obligation to indemnify any other Person.

“Tax Benefit” means the reduction in the amount of Taxes that otherwise would have been paid by any Indemnified Party as a result of incurring any Losses.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” shall have the meaning set forth in Section 5.6(a).

“Transaction Documents” shall have the meaning set forth in Section 2.4.

“Transactions” shall have the meaning set forth in Section 2.4.

“Transfer Taxes” shall have the meaning set forth in Section 9.2.

“Trial Balance” shall have the meaning set forth in Section 3.9.

“Trial Balance Date” shall have the meaning set forth in Section 3.9.

** means that certain **, by and between MWE Liberty and **, as amended by Amendment No. 1 to **, by and between MWE Liberty and **.

EXHIBIT B

ASSETS

The Assets include, without limitation, the following:

1.     The lease of the “Interim Plant” **.

2.     All natural gas gathering and processing facilities and equipment located on the property that is the subject of that certain **, which are not either (i) the Interim Plant; (ii) that certain natural gas processing plant, and all of the equipment and appurtenances relating thereto, referred to as the “Fisk Plant” in that **; or (iii) facilities and equipment otherwise owned by **.

3.     The contractual right to purchase the Fisk Plant pursuant to the Fisk Purchase Agreement.

4.     The natural gas gathering and processing systems located in Washington County, Pennsylvania and identified on the map set forth as Annex A to this exhibit.

5.     The following compressor sites:

a.     Zappi-Hoskins

b.     Shaw

c.     Johnston

d.     Godwin

e.     Stewart

f.      Fulton

g.     Dryer

h.     Black

i.      Gapen

6.     The fixed assets listed on Annex B to this exhibit.

7.     The assets related to the construction in progress listed on Annex C to this exhibit.

8.     The Air Permits listed on Annex D to this exhibit.

9.     The Road Bore Permits listed on Annex E to this exhibit.

10.   The Stream Crossing Permits listed on Annex F to this exhibit.

11.   The Easements listed on Annex G to this exhibit.

A-1

**

[4 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

Annex D

AIR PERMITS

MARKWEST LIBERTY GAS GATHERING, L.L.C.
COMPRESSOR STATIONS AND PLANTS

WASHINGTON	AIR PERMIT
COUNTY	PERMIT DATE	NUMBER
Zappi-Hoskins #1	5-Aug-08	GP5-63-00938
Shaw #4	7-Aug-08	GP5-63-00940A
Shaw #4	7-Aug-08	GP5-63-00940
Johnston #3	5-Jun-08	GP5-63-00933A
Johnston #3	5-Jun-08	GP5-63-00933
Godwin #4	17-Jun-08	GP5-63-00934A
Godwin #4	17-Jun-08	GP5-63-00934
Stewart #5	5-Aug-08	GP5-63-00939
Fulton	27-Jun-08	GP5-63-00937
Dryer	6-Aug-08	GP5-63-00942
Houston Gas Plant	30-Jun-08	GP5-63-00936
Houston Gas Plant	30-Jun-08	GP9-63-00936
Houston Gas Plant	30-Jun-08	Application for a Plan Approval

GREEN	AIR PERMIT
COUNTY	PERMIT DATE	NUMBER
Gapen	5-Aug-08	GP5-30-00176
Black	14-Nov-08	GP5-30-00181

**

[26 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

EXHIBIT C

COMPANY OPERATING AGREEMENT

See attached.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

of

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

Dated as of                       , 2009

i

EXHIBITS:

Exhibit A	Area of Mutual Interest
Exhibit B	Members and Capital Contributions
Exhibit C	Base Project
Exhibit D	Initial Budget
Exhibit E	Illustrative Example Calculation of Incentive Interests
Exhibit F	Services Agreement
Exhibit G	Capital Expenditures for Agreements
Exhibit H	Pre-Approved Affiliated Transactions
Exhibit I	Bring Down Certificate
Exhibit J	Escrow Agreement
Exhibit K	Fractionation and NGL Purchase Agreement

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) of MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (the “Company”), is executed and agreed to as of [            ] [    ], 2009, by and among MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company (“MWE Liberty”), M&R MWE Liberty, LLC, a Delaware limited liability company (“NGPMR”), and such other Persons who may become Members of the Company from time to time pursuant hereto.

WHEREAS, MWE Liberty, as the then sole member of the Company, entered into that certain Limited Liability Company Agreement (the “Original Agreement”) of the Company, dated as of January 20, 2009;

WHEREAS, in order to initially capitalize the Company, at or before the Closing, the Members shall make the Initial Capital Contributions and from time to time thereafter, certain of the Members shall make additional Capital Contributions in accordance with Article 4;

WHEREAS, in order to effect the contribution of the cash consideration comprising NGPMR’s Initial Capital Contribution and the assets comprising MWE Liberty’s Initial Capital Contribution, the Company, MWE Liberty and NGPMR entered into that certain Contribution Agreement, dated January 22, 2009 (the “Contribution Agreement”), pursuant to which MWE Liberty agreed to contribute, convey, assign and transfer to the Company all of MWE Liberty’s right, title and interest in and to the assets referenced thereunder;

WHEREAS, contemporaneously with the execution of this Agreement and in order to provide for the provision of certain services to the Company, the Company, MWE Liberty and MarkWest Hydrocarbon, Inc., a Delaware corporation (“MWE Hydrocarbon”) shall enter into that certain Services Agreement in the form attached hereto as Exhibit F (the “Services Agreement”), pursuant to which MWE Hydrocarbon shall provide certain services, or cause such services to be provided, to the Company;

WHEREAS, upon the Closing, the parties to the Contribution Agreement shall consummate the transactions contemplated by the Contribution Agreement and this Agreement shall become effective; and

WHEREAS, the Company and the Members desire to amend and restate the Original Agreement in its entirety to reflect the agreement of the Company and the Members as set forth herein;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing the Original Agreement is hereby amended and restated in its entirety to read as follows:

ARTICLE 1
DEFINED TERMS

Section 1.1                                      Definitions.

Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“AAA” shall have the meaning set forth in Section 6.15(e).

“Accountants shall have the meaning set forth in Section 4.1(a)(iii).

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as it may be amended from time to time, and any successor statute thereto.

“Additional Member” shall have the meaning set forth in Section 5.3(a).

“Additional Projects” shall have the meaning set forth in Section 3.3(a).

“Adjusted Capital Account” means the Capital Account maintained for each Member (a) increased by any amounts the Member is obligated to contribute or restore to the Company pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and (b) decreased by any amounts described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6) with respect to such Member.

“Adjusted Capital Account Deficit” means a deficit balance in the Adjusted Capital Account of a Member.

“Affiliate” means with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under Common Control with, the specified Person.

“Affiliate Contract” means any contract between the Company or any Subsidiary of the Company, on the one hand, and a Member or an Affiliate of a Member, on the other hand.

“Affiliated Member Group” means (a) the MWE Liberty Group, (b) the NGPMR Group and (c) any other Member and transferee of Interests directly or indirectly (in the chain of title) from such Member that is an Affiliate of such transferee Member; provided, however, that once a Person is designated as a member of any Affiliated Member Group, such Person shall, as long as it owns any Interests, at all times be a member of such Affiliated Member Group and not a member of any other Affiliated Member Group, and provided, further, that for purposes of this clause (c) of this definition, an Affiliate shall not include a member of the MWE Liberty Group or the NGPMR Group.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

“Annual Financial Statements” shall have the meaning set forth in Section 10.3(a).

“Approved Budget” shall have the meaning set forth in Section 6.15(b).

“Arbitration Panel” shall have the meaning set forth in Section 6.15(e).

“Area of Mutual Interest” means the area ** identified ** as Exhibit A.

“Assumed Tax Liability” shall have the meaning set forth in Section 8.5(a).

“Available Cash” means, with respect to any period prior to the dissolution of the Company, all cash and cash equivalents of the Company on hand at the end of such period less the amount of any cash reserves established by the Operator to provide for the proper conduct of the business of the Company, including reserves for: future capital expenditures; current, future or contingent liabilities; anticipated future credit needs of the Company; and debt service and repayments; provided that such reserves shall not equal less than ** as authorized in the Approved Budget nor more than ** in the Approved Budget, without the approval of the Board and Requisite Member Approval.

“Base Project” shall have the meaning set forth in Section 3.3(a).

“Board” shall have the meaning set forth in Section 6.1.

“Bring Down Certificate” means a certificate, in the form attached hereto as Exhibit I, to be delivered by the Company to the Class A Members in respect of the Capital Contributions set forth in Section 4.1(b)(i) stating that the Company has spent or committed to spend all previous Capital Contributions by the Class A Members in accordance with an Approved Budget, and will spend the Capital Contribution to which the Bring Down Certificate relates in accordance with an Approved Budget.

“Budget Rejection Notice” shall have the meaning set forth in Section 6.15(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by law to be closed in the State of Texas or the State of Colorado.

“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with the provisions of Section 4.5.

“Capital Call” means a call or request for additional capital in writing (which may include electronic mail) by or on behalf of the Company, specifying the amount of capital requested to be contributed by each Member receiving such notice in accordance with the terms of this Agreement.

“Capital Contribution” means, with respect to any Member, the aggregate amount of cash and the initial Gross Asset Value of any property other than cash contributed to the Company pursuant to Article 4 hereof by such Member.  Any reference in this Agreement to a Capital Contribution of a Member shall include a Capital Contribution contributed by its predecessors in interest.

“Certificate” means the Certificate of Formation of the Company filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act on January 20, 2009, and any and all amendments thereto and restatements thereof.

“Claims” shall have the meaning set forth in Section 6.5.

“Class A Interest” means an Interest in the Company which is classified on Exhibit B as a Class A Interest and which has the rights, powers and privileges enjoyed by a Member holding a Class A Percentage Interest (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member, and all obligations, duties and liabilities imposed on such a Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member.

“Class A Manager” shall have the meaning set forth in Section 6.2.

“Class A Member” means a Member who is designated on Exhibit B as a Class A Member, in its capacity as a holder of a Class A Percentage Interest.

“Class A Percentage Interest” means, with respect to a Class A Member, the quotient (expressed as a percentage) obtained by dividing such Class A Member’s Investment Balance by the aggregate Investment Balances of all Class A Members.

“Class B Interest” means an Interest in the Company which is classified on Exhibit B as a Class B Interest and which has the rights, powers and privileges enjoyed by a Member holding a Class B Percentage Interest (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member, and all obligations, duties and liabilities imposed on such a Member (under the Act, the Certificate, this Agreement or otherwise) in its capacity as a Member.

“Class B Manager” shall have the meaning set forth in Section 6.2.

“Class B Member” means a Member who is designated on Exhibit B as a Class B Member, in its capacity as a holder of a Class B Percentage Interest.

“Class B Percentage Interest” means, with respect to a Class B Member, the quotient (expressed as a percentage) obtained by dividing such Class B Member’s Investment Balance by the aggregate Investment Balances of all Class B Members.

“Class B Seller” shall have the meaning set forth in Section 7.2(b).

“Closing” has the meaning ascribed to such term in the Contribution Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

“Company” shall have the meaning set forth in the preamble.

“Company Minimum Gain” shall have the meaning assigned to the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Company Nonrecourse Liability” shall have the meaning assigned to the term “nonrecourse liability” in Treasury Regulations Section 1.704-2(b)(3)

** shall have the meaning set forth in Section 4.9(b).

** shall have the meaning set forth in Section 4.9(c).

“Confidential Information” shall mean all information provided or made available by or on behalf of the Company or its Representatives to a Member or its Representatives, including all information, data, reports, interpretations, contract terms and conditions, forecasts and records containing or otherwise reflecting information concerning the Company or its Affiliates, potential counterparties or customers or their Affiliates, potential projects, business plans or proposals, market or economic data, identities of actual or potential counterparties or customers, designs, concepts, trade secrets and other business, operational or technical information (irrespective of the form of communication of such information) and together with analyses, compilations, studies or other documents, whether prepared by or on behalf of a Member or its Representatives, which contain or otherwise reflect such information (irrespective of the form of communication of such information).  “Confidential Information” also includes information of third parties, including such information as may be subject to any Third Party Confidentiality Agreements.  Notwithstanding the foregoing, Confidential Information shall not include the following:  (a) information which at the time of disclosure by or on behalf of the Company is publicly available or which later becomes publicly available through no act or omission of the disclosing Member or its Representatives; (b) information which a Member can demonstrate was in its possession on a non-confidential basis prior to disclosure by or on behalf of the Company hereunder; (c) information received by a Member from a third party who is not prohibited from transmitting the information by a contractual, legal or fiduciary obligation; or (d) information which a Member can demonstrate was independently developed by it or for it and which was not derived or obtained, in whole or in part, from Confidential Information or from the Company or its Representatives hereunder.

“Contributing Member” shall mean a Class A Member who makes a Quarterly Budgeted Funding Election in accordance with Section 4.1(c).

“Contribution Agreement” shall have the meaning set forth in the recitals.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.  For the purposes of this definition, ownership of more than 50% of the voting interests of any entity shall be conclusive evidence that Control exists.

“Covered Person” means, in each case, whether or not a Person continues to have the applicable status referred to in the following list: a Member; a Manager; the Operator; any Affiliate of a Member or a Manager or of the Operator; any officers of the Company, whether or not such officers are employees of the Company; any officers, directors, members, managers, stockholders, partners, employees, representatives or agents of any Manager or Member or of the Operator, or of any of their respective Affiliates; any employee or agent of the Company or its Affiliates; and any Tax Matters Member of the Company.

“CP Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index — All Urban Consumers, U.S. City Average, Not Seasonally Adjusted, or, if such index is discontinued, any successor or substitute index, which, in the Board’s reasonable opinion, is most nearly equivalent to such index.

“Debt” for any Person means, without duplication: (a)  indebtedness of such Person for borrowed money, including obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable); (d) obligations of such Person under capital leases; and (e) obligations of such Person under guarantees in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above; provided that “Debt” shall not include the incurrence of trade debt in the ordinary course of business.

“Default Rate” means a per annum rate of interest equal to the lower of ** and the maximum rate of interest then permitted by law.

“Defaulting Member” shall have the meaning set forth in Section 4.2.

“Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period and in a manner consistent with the methodologies employed by MWE or otherwise determined by the Board; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation for such Fiscal Year or other period shall equal to the amount of book basis recovered for such Fiscal Year or other period under the rules prescribed by Treasury Regulation Section

1.704-3(d)(2) and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Designated MWE Employees” has the meaning ascribed to such term in the Services Agreement.

“Economic Risk of Loss” shall have the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“Effective Time” means 12:01 a.m. on January 1, 2009.

“Election Period” shall have the meaning set forth in Section 5.7(b).

“Electing Member” shall have the meaning set forth in Section 5.7(b).

“Eligible Member” shall have the meaning set forth in Section 5.7(a).

“Enforcement Activities” shall have the meaning set forth in Section 6.3(a).

“Equalization Date” shall mean the first date after ** on which the quotient (expressed as a percentage) obtained by dividing the aggregate Investment Balances of all members of the MWE Liberty Group by the aggregate Investment Balances of all members of the MWE Liberty Group plus all members of the NGPMR Group is equal to or greater than 60%.

“Equalization Target Date” shall have the meaning set forth in Section 4.9(a).

“Escrow Account” shall have the meaning set forth in Section 10.5.

“Escrow Agent” means Wells Fargo Bank, N.A.

“Escrow Agreement” means that certain Escrow Agreement to be entered into among the Company, NGPMR and the Escrow Agent in substantially the form attached hereto as Exhibit J.

“Escrow Letter” shall have the meaning set forth in Section 10.5.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended and any successor statutes thereto.

“Exempted Project” shall have the meaning set forth in Section 3.3(b).

“Final Calculations” shall have the meaning set forth in Section 4.1(a)(ii).

“Final Cost” shall have the meaning set forth in Section 4.1(a)(iv).

“First Notice” shall have the meaning set forth in Section 5.7(b).

“Fiscal Year” means (i) the period commencing at the Effective Time and ending on December 31, 2010 and (ii) any subsequent 12 month period commencing on January 1 and ending on December 31.

“Fractionation and NGL Purchase Agreement” shall have the meaning set forth in Section 3.3(b)(ii).

“G&A Services” has the meaning ascribed to such term in the Services Agreement.

“GAAP” means generally accepted accounting principles in the United States.

** means that certain ** by and between MarkWest Liberty Gas Gathering, L.L.C. and **.

“Gross Asset Value” means, with respect to any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                  the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Board, except that MWE Liberty’s Initial Capital Contribution shall have the gross asset value determined in accordance with Section 4.1(a);

(b)                                 the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Board, in connection with: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in exchange for the performance of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) (other than pursuant to Section 708(b)(1)(B) of the Code) or any other event to the extent determined by the Board to be necessary to properly reflect the Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clause (i) and clause (ii) of this sentence shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)                                  the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Board and the distributee Member; and

(d)                                 the Gross Asset Values of Company assets shall be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a) or paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Incentive Interest Transaction” shall have the meaning set forth in Section 5.6.

“Indentures” has the meaning ascribed to such term in the Contribution Agreement.

“Indemnitee” shall have the meaning set forth in Section 12.7.

“Indemnitor” shall have the meaning set forth in Section 12.7.

“Initial Budget” shall have the meaning set forth in Section 5.5.

“Initial Capital Contribution” shall have the meaning set forth in Section 4.1(a)(i).

“Interest” means the interest of a Member in the Company, including both Class A Percentage Interests and Class B Percentage Interests, including rights to distributions (liquidating or otherwise), allocations, notices and information, rights to approve of or consent to certain matters (if applicable) and all other rights, benefits and privileges enjoyed by that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member; and all obligations, duties and liabilities imposed on that Member (under the Act, the Certificate, this Agreement, or otherwise) in its capacity as a Member.

“Investment Account” shall have the meaning set forth in Section 4.8.

“Investment Balance” shall have the meaning set forth in Section 4.8.

“Investment Balance Costs” shall have the meaning set forth in Section 4.1(a)(ii).

“IPO Issuer” means (a) the Company or (b) an Affiliate of the Company which will be a successor to the Company and the issuer in a Qualified Public Offering.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

 “Liquidating Trustee” shall have the meaning set forth in Section 13.4(a).

“Manager” shall have the meaning set forth in Section 6.1.

“Member” means any Person (but not any Affiliate or entity in which such Person has an equity interest) executing this Agreement and any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person’s capacity as a Member of the Company, and “Members” means two or more of such Persons, in their capacities as Members of the Company.  Such terms do not include any Person or Persons who have ceased to be Members in the Company.

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall have the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” shall have the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Minimum Gain” shall have the meaning assigned to that term in Treasury Regulation Section 1.704-2(d).

“Minimum Price” shall have the meaning set forth in Section 7.2(b)(ii).

“Monthly Reports” shall have the meaning set forth in Section 10.3(c).

“MWE” means MarkWest Energy Partners, L.P., a Delaware limited partnership.

“MWE Hydrocarbon” shall have the meaning set forth in the recitals.

“MWE Liberty” shall have the meaning set forth in the preamble.

“MWE Liberty Group” means MWE Liberty and each transferee of Interests directly or indirectly (in the chain of title) from MWE Liberty that is an Affiliate of MWE Liberty; provided, however, that once a Person is designated as a member of the MWE Liberty Group such Person shall, as long as it owns any Interests, at all times be a member of the MWE Liberty Group and not a member of any other Affiliated Member Group; provided further, that for purposes of this definition, an Affiliate shall not include a member of any other Affiliated Member Group.

“New Interests” shall have the meaning set forth in Section 5.7(a).

“NGPMR” shall have the meaning set forth in the preamble.

“NGPMR Covered Persons” has the meaning ascribed to such term in the Contribution Agreement.

“NGPMR Exit Transaction” means ** involving the Company in which ** in which the ** prior to the ** of the Company ** or a ** of the Company**.  For the avoidance of doubt, any **

“NGPMR Group” means NGPMR and each transferee of Interests directly or indirectly (in chain of title) from NGPMR that is an Affiliate of NGPMR; provided, however, that once a Person is designated as a member of the NGPMR Group such Person shall, as long as it owns any Interests, at all times be a member of the NGPMR Group and not a member of any other Affiliated Member Group, and, provided further, that for purposes of this definition, an Affiliate shall not include a member of any other Affiliated Member Group.

“NGPMR Portfolio Companies” shall have the meaning set forth in Section 3.3(c).

“NGPMR Representatives” shall mean the members, managers and employees of NGPMR or any Affiliate thereof, together with all other persons serving as representatives of NGPMR, including those Persons who are serving as Managers at the request of NGPMR pursuant to this Agreement.

“Non-Contributing Member” shall mean a Class A Member who does not elect to make a Quarterly Budgeted Funding Election in accordance with Section 4.1(c).

“Nonrecourse Deductions” shall have the meaning assigned to that term in Treasury Regulation Section 1.704-2(b).

“Objection Notice” shall have the meaning set forth in Section 4.1(a)(iii).

“Operator” means the Person designated as the “Operator” of the Company in accordance with Section 6.11.

“Original Agreement” shall have the meaning set forth in the recitals.

“Out of Scope Project” means any project, activity, or business venture (a) outside the Area of Mutual Interest or (b) not within the scope of the Primary Business of the Company (whether inside or outside the Area of Mutual Interest).

“Over-Allotment Amount” shall have the meaning set forth in Section 5.7(b).

“Overfunded Capital” means, as of any determination date, the difference (expressed as a dollar amount) between **.

“Partial NGPMR Exit Transaction” means ** after which the ** in the ** after which the **

“Percentage Interest” means:

(a)                                  at any time prior to the earlier to occur of the Equalization Date and **:

(i)                                     with respect to a Class A Member, the product (expressed as a percentage) of (1) 40% and (2) such Member’s Class A Percentage Interest; and

(ii)                                  with respect to a Class B Member, the product (expressed as a percentage) of (1) 60% and (2) such Member’s Class B Percentage Interest.

(b)                                 at any time on or after the earlier to occur of the Equalization Date and **, with respect to any Member (including any Class A Member or Class B Member), the quotient (expressed as a percentage) obtained by dividing the Investment Balance of such Member by the Investment Balances of all Members.

“Permitted Liens” means (a) statutory liens for current taxes or assessments not yet due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established; (b) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business; and (c) all applicable zoning ordinances and land use restrictions.

“Permitted Transfers” shall have the meaning set forth in Section 7.1.

“Personnel Services” has the meaning ascribed to such term in the Services Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Post-Effective Date Capital Expenditures” shall have the meaning ascribed to such term in the Contribution Agreement.

 “Preference Amount” means an amount calculated on the last day of each calendar quarter following the Effective Time and prior to the Equalization Date by determining the difference between (a) the amount of Overfunded Capital as of the last day of such quarter multiplied by the Preference Rate and (b) the amount of all distributions made during such calendar quarter pursuant to Section 8.1(b)(i)(A).  The Preference Amount for the prior calendar quarter shall be added to the Investment Balance as of the first day of the following calendar quarter.

“Preference Rate” means a quarterly rate expressed as a percentage equal to ** per annum, divided by four.

“Primary Business” shall have the meaning set forth in Section 3.1(a).

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

(a)           any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

(b)           any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c)           in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of “Gross Asset Value”, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the Company asset) or loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset for purposes of computing Profits or Losses;

(d)           gain or loss resulting from any disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)           in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation”;

(f)            to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)           notwithstanding any other provisions of this definition, any items which are specially allocated pursuant to Section 9.2 or 9.3 shall not be taken into account in computing Profits or Losses.

“Project Period” shall have the meaning set forth in Section 7.1.

“Projects” shall have the meaning set forth in Section 3.3(a).

“Property” means all of the assets and property now owned or hereafter acquired by the Company.

“Proposed Budget” shall have the meaning set forth in Section 6.15(a).

“Proposed Purchaser” shall have the meaning set forth in Section 5.7(a).

“Prudent Industry Practices” means, at a particular time, any of the practices, methods and acts which, ** based upon the **, and the **, at such time, is ** operation and maintenance of the Company assets and shall include, without limitation, the practices, methods and acts engaged in or approved by ** at such time with respect to the assets of the same or similar types as the Company assets. Prudent Industry Practices are not intended to be limited to ** to the exclusion of all others, but rather is ** practices, methods and acts which ** at a ** as well as with the **. Prudent Industry Practices are intended to entail the **, in the **, use from time to time.

“Qualified Public Offering” means any underwritten initial public offering by the IPO Issuer of equity securities pursuant to an effective registration statement under the Securities Act and for which aggregate cash proceeds to be received by the IPO Issuer from such offering (without deducting underwriting discounts, expenses and commissions) are at least $50,000,000.

“Qualifying Third Party Offer” shall have the meaning set forth in Section 7.2(a)(ii).

“Quarterly Budgeted Funding Election” shall have the meaning set forth in Section 4.1(c).

“Quarterly Financial Statements” shall have the meaning set forth in Section 10.3(b).

“Regulatory Allocations” shall have the meaning set forth in Section 9.3.

“Remaining Members” shall have the meaning set forth in Section 7.2(a).

“Representatives” means (a) with respect to the Company, any of: (i) the Company’s Affiliates; and (ii) directors, officers, managers, employees, members, partners, agents and authorized representatives (including attorneys, accountants, consultants, bankers, lenders and financial advisors) of the Company and the Company’s Affiliates and (b) with respect to a Member, any of: (i) such Member’s Affiliates; (ii) directors, officers, managers, employees, members, stockholders, partners, agents and authorized representatives (including attorneys, accountants, consultants, bankers, lenders and financial advisors) of the Member and the Member’s Affiliates; and (iii) Persons who are (or who are prospective) beneficial owners of equity interests in such Member.

“Requisite Member Approval” means the approval of each Affiliated Member Group holding Interests with (i) an aggregate Percentage Interest equal to or exceeding ** or (ii) an **.

“Restricted Project” has the meaning set forth in Section 3.3(b).

“ROFO Interest” shall have the meaning set forth in Section 7.2(a).

“ROFO Offer” shall have the meaning set forth in Section 7.2(a).

“Rules” shall have the meaning set forth in Section 6.15(e).

“Sale Proposal” shall have the meaning set forth in Section 7.2(b)(i).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended and any successor statutes thereto.

“Services Agreement” shall have the meaning set forth in the recitals.

“Solicitation Notice” shall have the meaning set forth in Section 7.2(b)(ii).

“Solicitation Period” shall have the meaning set forth in Section 7.2(a)(ii).

“Solicitation Response” shall have the meaning set forth in Section 7.2(b)(ii).

“Subsidiary” means, with respect to any Person, (a) any corporation, of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) any limited liability company, partnership, association or other business entity, of which a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes of this definition, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or is or controls the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Substitute Member” means a Person who is admitted to the Company as a Member pursuant to Article 7, and then designated as a “Member” on an amended Exhibit B to this Agreement.

“Tag-Along Members” shall have the meaning set forth in Section 7.2(b).

“Tag-Along Notice” shall have the meaning set forth in Section 7.2(b)(i).

“Tag-Along Notice Period” shall have the meaning set forth in Section 7.2(b)(i).

“Tag-Along Rights” shall have the meaning set forth in Section 7.2(b).

“Tax Distribution Date” shall have the meaning set forth in Section 8.5(a).

“Tax Matters Member” shall have the meaning set forth in Section 11.4(a).

“Third Party Confidentiality Agreements” means that certain ** among MWE Liberty, **, the **, that certain ** between ** and MWE Liberty, that certain ** between ** and MWE Liberty ** and that certain ** between ** and MWE Liberty ** or any other third party agreement entered into by or on behalf of the Company and delivered to a Member.

“Third Party Offer” shall have the meaning set forth in Section 7.2(a)(ii).

“** Payout” shall mean the dollar threshold, if any, at which the NGPMR Group has received a cumulative cash amount in respect of the NGPMR Group’s Interests (whether as distributions from the Company or as cash payment in an Incentive Interest Transaction) equal to the ** as of the date of such cash payment ** where ** is equal to the ** determined as of the date of such cash payment or distribution.

“** Payout Threshold” shall mean the receipt by the NGPMR Group of a cumulative cash amount in respect of the NGPMR Group’s Interests (whether as distributions from the Company or as cash payment in an Incentive Interest Transaction) equal to the ** where ** is equal to the ** determined as of the date of such distribution or cash payment.

“** Percentage” shall mean **.

**

“Transaction Documents” shall have the meaning set forth in Section 5.1(b).

“Transfer” means any direct or indirect transfer, assignment, sale, conveyance, license, lease, or partition of any Interest, and includes any “involuntary transfer” such as a sale of any part of the Interest therein in connection with any bankruptcy or similar insolvency proceedings, or any other disposition of any Interest.  A Transfer shall not include any pledge, hypothecation or encumbrance of any Interest.

“Transferring Member” shall have the meaning set forth in Section 7.2(a).

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“True-Up Contribution” shall have the meaning set forth in Section 4.9(a).

** means that certain ** by and between MWE Liberty and ** as amended by Amendment No. 1 to ** by and between MWE Liberty and **.

“Unrelated Information” shall have the meaning set forth in Section 10.2.

“Weighted Average Capital Contribution Factor” shall mean as of any date of calculation, a weighted average ** the amounts determined for each date on which NGPMR has made Capital Contributions (including without limitation the Capital Contributions funded on the date hereof) calculated as ** of the total ** years from the date of each Capital Contribution until the date of such calculation (with a partial year being expressed as a decimal determined by dividing the number of days which have passed since the most recent anniversary by 365).  Solely for purposes of determining Capital Contributions under this definition, (i) ** shall be treated as a Capital Contribution made by the NGPMR Group as of the date **, and (ii) any other amounts ** shall be treated as Capital Contributions made by the NGPMR Group as of the date **.

ARTICLE 2
FORMATION AND TERM

Section 2.1             Formation.

(a)           The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of the Certificate by an authorized person and is being continued pursuant to the terms of this Agreement.

(b)           The name and mailing address of each Member and the total amount which shall be contributed to the capital of the Company through the Closing is listed on Exhibit B.  The Board shall cause Exhibit B to be updated, from time to time, as may be necessary to accurately reflect the information therein.  Any amendment or revision to Exhibit B made in accordance with this Agreement shall not be deemed an amendment to this Agreement.  Any reference in this Agreement to Exhibit B shall be deemed to be a reference to Exhibit B, as amended, revised and in effect from time to time.

Section 2.2             Name.

The business and affairs of the Company shall be conducted under the name “MarkWest Liberty Midstream & Resources, L.L.C.” and such name shall be used at all times in connection with the Company’s business and affairs, except to the extent the Board agrees to the use by the Company of assumed names or other trade names or fictitious names.  The Company’s Managers or officers or the Operator shall execute such assumed or fictitious name certificates as may be desirable or required by law to be filed in connection with the business and affairs of the Company and shall cause such certificates to be filed in all appropriate public records.

Section 2.3             Term.

The term of the Company commenced upon the effectiveness of the Certificate and shall continue perpetually, unless the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.4             Registered Agent and Office.

The registered office of the Company required by the Act to be maintained in Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by law.  The registered agent of the Company in Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by law.

Section 2.5             Principal Place of Business.

The principal place of business of the Company shall be 1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202.  At any time, the Board may change the location of the Company’s principal place of business.  The Company may have such other places of business as the Board or the Operator may designate.

Section 2.6             Qualification in Other Jurisdictions.

The Managers, the officers of the Company or the Operator shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business.  The Managers, the officers of the Company or the Operator shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary or appropriate for the Company to qualify and continue to do business in a jurisdiction in which the Company may wish to conduct business. At the request of the Board or the Operator, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business, provided that no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

ARTICLE 3
PURPOSE AND POWERS OF THE COMPANY

Section 3.1             Purpose.

(a)           The purpose of the Company is to engage in the natural gas midstream business, including but not limited to natural gas gathering and processing, and the natural gas liquids processing, fractionation, transportation, storage and marketing businesses in the Area of Mutual Interest and to fulfill the obligations of the Company pursuant to any contract entered into by the Company or under which the Company has assumed obligations of any Person (the “Primary Business”), and to engage in any other business or activity that now or in the future may be necessary, incidental, proper, advisable or convenient to accomplish the foregoing purpose and that is not forbidden by the law of the jurisdiction in which the Company engages in such business or activity.

(b)           In no event shall this Agreement be held or construed to imply the existence of a partnership (including a limited partnership) or joint venture among the Members and no Member shall be held or construed to be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes.  No Member shall have any power or authority under this Agreement to act as the agent or representative of the Company or any other Member with regard to any matter beyond the scope of this Company.

Section 3.2             Powers of the Company.

The Company shall have all powers and privileges granted by the Act, any other law, or by this Agreement, including incidental powers thereto, to the extent that such powers and privileges are necessary, customary, convenient or incidental to the attainment of the Company’s purpose.

Section 3.3             Projects, Restricted Projects, Exempted Projects and Out of Scope Projects.

(a)           As part of the Primary Business, the Company shall use commercially reasonable efforts to pursue the acquisition, development, construction and operation of natural gas gathering and processing, and natural gas liquids fractionation, transportation, storage and marketing assets described on Exhibit C (such activities, the “Base Project”).  From time to time, the Company may also pursue the acquisition, development, construction and operation of additional midstream assets in the Area of Mutual Interest in accordance with this Agreement (such activities, the “Additional Projects” and, collectively with the Base Project, the “Projects”).

(b)           No Class B Member (either directly or indirectly through one or more Affiliates) shall, own, operate, manage, control, engage in, participate in, invest in, finance, render services for, assist others in, or otherwise carry out any Primary Business (a “Restricted Project”) other than through the Company, without Requisite Member Approval, except as follows (any Restricted Project engaged in pursuant to one of the following exceptions is an “Exempted Project”):

(i)            MWE Liberty or its Affiliates may engage in a Restricted Project outside the Company without Requisite Member Approval if the pursuit of such Restricted Project by the Company does not receive approval of the Board pursuant to Section 6.1 and Requisite Member Approval pursuant to Section 6.12, and the Company therefore is unable to pursue the Restricted Project;

(ii)           MWE Hydrocarbon may perform its obligations under that certain Fractionation and NGL Purchase Agreement, dated as of the date hereof, by and between MWE

Hydrocarbon and the Company in the form attached hereto as Exhibit K (the “Fractionation and NGL Purchase Agreement”); and

(iii)          A Class B Member or its Affiliates may ** as part of ** Restricted Projects, provided that ** such Class B Member ** the Company ** of ** as ** the Class B Member.  In connection with ** the Company and the other Members **.  Members holding Interests with an aggregate Percentage Interest ** Class B Member ** shall have the ** this Section 3.3(b)(iii) (which, for clarity purposes, shall not **).  Such Members may, by written notice to the Company ** the Class B Member ** the Class B Member ** the Class B Member **.  For the avoidance of doubt, ** the Restricted Project shall have ** prior to **.  In the event that ** the Restricted Project, the ** the Class B Member ** the Class B Member or ** the Class B Member.  ** Class B Member ** the Company.

Each Member recognizes and affirms that in the event of breach by such Member of any of the provisions of this Section 3.3(b), money damages may be inadequate and the non-breaching Members may have no adequate remedy at law.  Accordingly, each Member agrees that the non-breaching Members shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and each of the Members’ obligations under this Section 3.3(b) not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 3.3(b).

(c)           The Company and the Members recognize that: (i) NGPMR and its Affiliates own and will own substantial equity interests in other companies (existing and future) that participate in the energy industry (“NGPMR Portfolio Companies”) and have in the past and will in the future enter into advisory service agreements with such NGPMR Portfolio Companies; (ii) the NGPMR Representatives who serve as Managers also serve as principals of other NGPMR Portfolio Companies; and (iii) at any time, other NGPMR Portfolio Companies may be in direct or indirect competition with the Company and/or its Subsidiaries.  The Company and the Members acknowledge and agree that NGPMR, its Affiliates and NGPMR Representatives: (A) shall not be prohibited or otherwise restricted by their relationship with the Company and its Subsidiaries from engaging in the business of investing in NGPMR Portfolio Companies, entering into agreements to provide services to such NGPMR Portfolio Companies or acting as directors or advisors to, or other principals of, such NGPMR Portfolio Companies, regardless of whether such activities are in direct or indirect competition with the Company or the Primary Business, (B) shall not have any obligation to offer the Company or its Subsidiaries any business opportunity resulting from NGPMR and its Affiliates’ ownership in the NGPMR Portfolio Companies, and (C) the Company and the Members hereby renounce any interest or expectancy in any such business opportunity pursued by NGPMR, its Affiliates, the NGPMR Representatives or another NGPMR Portfolio Company and waive any claim that any such business opportunity constitutes a corporate, partnership or other business opportunity of the Company or any of its Subsidiaries; provided, however, that nothing contained in this Section 3.3(c) is intended to limit the confidentiality obligations in Section 5.4 and NGPMR, its Affiliates, the NGPMR Portfolio Companies and the NGPMR Representatives are expressly prohibited from using any Confidential Information (i) to pursue any such business opportunity, (ii) in providing services to the NGPMR Portfolio Companies or (iii) in acting as directors or advisors to, or other principals of, such companies.

(d)           No Member or its Affiliates shall have any obligation to communicate or offer any Out of Scope Projects to the Company or the other Members.  The Members acknowledge and agree that each Member, and their respective Affiliates, may presently or in the future engage in and/or possess an interest in other business ventures of every nature and description, independently or with others, outside of the Area of Mutual Interest, whether or not such business ventures are within the scope of the

Primary Business, or within the Area of Mutual Interest, so long as such ventures constitute Out of Scope Projects or Exempted Projects, and neither the Company nor any other Members shall have any right by virtue of this Agreement in and to any Out of Scope Projects or Exempted Projects, or to the income or profits derived therefrom.

ARTICLE 4
CAPITAL CONTRIBUTIONS, MEMBER INTERESTS,
CAPITAL ACCOUNTS AND FUTURE CAPITAL REQUIREMENTS

Section 4.1             Capital Contributions.

(a)           Initial Capital Contributions.

(i)            At Closing, MWE Liberty and NGPMR shall have made the respective Capital Contributions (each, an “Initial Capital Contribution”) to the Company in the amounts set forth on Exhibit B in exchange for the initial Percentage Interest and the type of Interest set forth on Exhibit B.  In connection with such contributions, the Company, MWE Liberty and NGPMR shall execute the Contribution Agreement in order to effect the contribution to the Company of the cash consideration comprising NGPMR’s Initial Capital Contribution and the assets comprising MWE Liberty’s Initial Capital Contribution.  The Members hereby acknowledge and agree that the gross fair market value of MWE Liberty’s Initial Capital Contribution shall equal the actual out-of-pocket costs incurred by MWE Liberty and its Affiliates that specifically relate to developing the assets to be contributed and the established value of other property to be contributed by MWE Liberty to the Company pursuant to the Contribution Agreement, but that such actual cost will not be finally determinable as of the date hereof and is subject to adjustment as set forth in Section 4.1(a)(ii) below.

(ii)           As soon as reasonably practicable following the Closing, and in any event within ninety (90) days thereafter, MWE Liberty shall prepare and deliver to NGPMR a schedule, prepared by MWE Liberty in good faith that describes in reasonable detail the actual out-of-pocket costs incurred by MWE Liberty that specifically relate to the assets contributed by MWE Liberty pursuant to the Contribution Agreement (the “Final Calculations”).  The Final Calculations shall separately identify (A) actual out-of-pocket costs incurred by MWE Liberty and its Affiliates through December 31, 2008 that specifically relate to developing assets contributed, plus the established value of other property contributed, by MWE Liberty to the Company pursuant to the Contribution Agreement, which collectively correspond to MWE Liberty’s initial Investment Balance after taking into account the adjustment provisions in Section 4.8 (the “Investment Balance Costs”) and (ii) the **.

(iii)          NGPMR shall have the right to review and verify the Final Calculations.  MWE Liberty shall provide NGPMR reasonable access to its records and employees and shall cooperate and cause the Company to cooperate in all reasonable respects with NGPMR in connection with its review of such work papers and other documents and information relating to the Final Calculations.  If within thirty (30) days after NGPMR’s receipt of the Final Calculations, NGPMR shall not have given written notice to MWE Liberty of objection thereto, then NGPMR shall be deemed to have accepted the Final Calculations, which shall then be final, binding and conclusive for all purposes hereunder.  In the event that NGPMR gives written notice of any objection to the Final Calculations (an “Objection Notice”) within such thirty (30) day period, then NGPMR and MWE Liberty will use all commercially reasonable efforts to resolve the disputed matter(s) within the thirty (30) day period following the delivery of such Objection Notice.  If, at the end of the thirty (30) day resolution period, the parties are unable to resolve any disagreement between them with respect to the preparation of the Final Calculations, then each party shall deliver simultaneously to a nationally recognized accounting firm mutually agreed on by the parties (the “Accountants”) (i) the Objection Notice and such work papers, invoices and other reports and information relating to the disputed matter(s) as the Accountants may request and (ii) such party’s proposed resolution of the disputed matter(s) and any materials it wishes to present to justify the resolution it so presents.  MWE Liberty and NGPMR shall each be afforded the opportunity to discuss the disputed matter(s) with the Accountants.  The Accountants, acting as experts and not as arbitrators, shall have thirty (30) days to carry out a review and prepare a written statement of its determination regarding the disputed matter(s) (including a statement regarding the Accountants’ determination of the prevailing party in any such disputed matter) which determination shall be final and binding upon NGPMR and MWE Liberty.  Any fees and expenses of the Accountants incurred in resolving the disputed matter(s) shall be borne equally by NGPMR, on the one hand, and by MWE Liberty, on the other hand.

(iv)          The aggregate amount of MWE Liberty’s Initial Capital Contribution finally determined pursuant to this Section 4.1(a) shall be referred to as the “Final Cost.”  Upon determination of the Final Cost, MWE Liberty’s Initial Capital Contribution and Investment Balance (pursuant to Section 4.8) shall be adjusted to reflect such Final Cost; provided that in no event shall **.

(v)           In the event that the Final Cost reflects that the Investment Balance Costs are greater or less than the Investment Balance of MWE Liberty initially specified on Exhibit B, a corresponding adjustment shall be made to MWE Liberty’s Investment Balance to reflect such amount determined as part of the Final Cost.

(vi)          In the event that the Final Cost reflects that the **, MWE Liberty shall within two Business Days pay to the Company in immediately available funds an amount equal to such difference; in the event that the Final Cost reflects that the **, the Company shall within two Business Days pay to MWE Liberty in immediately available funds an amount equal to such difference.

(b)           Additional Capital Contributions Prior to the Equalization Date.

(i)            The Class A Members hereby collectively agree to make additional cash Capital Contributions of $** to the Company on ** upon receipt by each Class A Member, at least ten Business Days prior to each of such dates, of a Bring Down Certificate from the Company and a Capital Call properly made by the Board to such Class A Members for such amount.  In the event that any of these Capital Contributions are made by the Class A Members prior to the respective dates set forth in the preceding sentence, such Capital Contributions shall be deemed to be made as of such dates.  No Class A Member shall have an obligation to make a Capital Contribution pursuant to this Section 4.1(b)(i) unless the Company has issued a Bring Down Certificate to such Class A Member and the Board has issued a Capital Call to such Class A Member.  Upon contribution of the Class A Member’s Initial Capital Contribution and each of the additional Capital Contributions pursuant to this Section 4.1(b)(i), the Class A Members shall have no obligation to contribute any additional capital to the Company other than pursuant to Section 4.1(b)(iii).

(ii)           The Class B Members hereby agree to make additional Capital Contributions to the Company, on an as needed basis, until the occurrence of the Equalization Date.  Prior to the occurrence of the Equalization Date, at each time when the Company requires additional capital, the Board shall issue a Capital Call to the Class B Members, and the Class B

Members shall contribute to the Company the amount of capital so requested, in accordance with their respective Class B Percentage Interests, within ten days after receipt of such Capital Call.  Notwithstanding the foregoing, the Class B Members shall not make any Capital Contributions pursuant to this Section 4.1(b)(ii) and the Company shall not issue any Capital Calls for any such Capital Contributions unless and until each of the Capital Contributions by the Class A Members set forth in Section 4.1(b)(i) have been spent by the Company or committed to be spent in accordance with an Approved Budget.

(iii)          The Class B Members hereby agree that, any distributions of Available Cash payable to a Class B Member pursuant to Section 8.1(a) prior to the earlier to occur of (i) December 31, 2010 and (ii) the Equalization Date shall be distributed and automatically reinvested by each Class B Member as additional Capital Contributions, without the issuance of any Capital Call.  In accordance with Section 8.1(a), the Class A Members acknowledge and agree that they shall not receive any distributions of Available Cash prior to the earlier to occur of (i) December 31, 2010 and (ii) the Equalization Date; provided, however that the amount that each Class A Member would have received if Available Cash were distributed prior to the earlier of (i) December 31, 2010 and (ii) the Equalization Date, shall increase the Investment Balance of such Class A Member on a dollar-for-dollar basis.  Once the Equalization Date has occurred, Available Cash shall be distributed in accordance with Section 8.1(b)(ii).

(c)           Capital Contributions After the Equalization Date.  Upon contribution of the Class A Member’s Initial Capital Contribution and each of the additional Capital Contributions pursuant to Section 4.1(b)(i), no Class A Member shall be obligated to contribute additional capital to the Company except as agreed upon by such Class A Member pursuant to this Section 4.1(c).  If the Company requires additional capital to pursue any Project or in connection with the operation of the Primary Business after the Equalization Date, then, with respect to funding for Projects or operations within the then current Approved Budget, the Class A Members shall elect (such election, a “Quarterly Budgeted Funding Election”) on a quarterly basis whether to contribute additional capital that may be required to fund such Projects or operations for the upcoming calendar quarter based on their respective Percentage Interests.  Such Quarterly Budgeted Funding Election shall be irrevocable, and shall be made in writing (which may include electronic mail) to the Company no less than 30 days prior to the commencement of the upcoming calendar quarter.  If one or more Class A Members elect not to participate, or fail to make any election (which shall be deemed to be an election not to contribute), then such Non-Contributing Member(s) shall have no obligation to contribute additional capital to fund Projects or operations within the then current Approved Budget for such upcoming calendar quarter.  With respect to each Contributing Member, at least ten days prior to the beginning of such calendar quarter, the Board shall issue to such Contributing Member a Capital Call that identifies the amount of capital that the Company needs in connection with such Projects or operations for such quarter.  Each Contributing Member shall contribute such requested capital to the Company within ten days after the issuance of each such quarterly Capital Call.

After the Equalization Date, the Class B Member(s) may contribute on a quarterly basis all additional capital (less any capital to be contributed by the Contributing Members for such upcoming calendar quarter) required to fund Projects or operations within the then current Approved Budget for the upcoming calendar quarter, including any capital required to reduce any capital shortfall that may result from Non-Contributing Member elections during such calendar quarter; provided, that the Class B Member(s) shall provide written notice to the other Members on a quarterly basis regarding their decision to fund additional capital and the amount of such Capital Contribution.

For the avoidance of doubt, the Percentage Interests of the Members shall be subject to adjustment (upward and downward) pursuant to this Section 4.1(c), based upon the Members’ respective

Investment Balances giving effect to such additional Capital Contributions. If elections to contribute capital by the Contributing Members and the Class B Member(s) are less than the total amount of capital required by the Company pursuant to this Section 4.1(c), then the Company may seek to obtain the requested capital from third parties, which may include issuing additional Interests in the Company pursuant to Sections 5.3 and subject to Section 5.7, if applicable.

Section 4.2             Capital Contribution Defaults.

If a Member fails to contribute any capital to the Company that is required to be so contributed pursuant to Section 4.1, such Member shall be considered in default (a “Defaulting Member”), but shall remain fully obligated to contribute such capital to the Company.  The Company shall be entitled to pursue all remedies available at law or in equity against the Defaulting Member, including any one or more of the following:

(a)           the Company may take all actions, including court proceedings, as the other Members may deem appropriate, to obtain payment by the Defaulting Member of the required amount of the Capital Contribution remaining unpaid, together with interest thereon at the Default Rate from the date that the required Capital Contribution was required to be contributed to the Company until the date it is so contributed, at the cost and expense of the Defaulting Member; and

(b)           the non-defaulting Members may advance the portion of the Defaulting Member’s Capital Contribution that is in default, in accordance with the non-defaulting Members’ respective Percentage Interests, and, at the option of the non-defaulting Members, the non-defaulting Members making such advance may be deemed to have made a loan to the Defaulting Member in the amount of the Capital Contribution so advanced, which loan shall bear interest at the Default Rate from the date that such advance is made until the loan is repaid in full, and until such loan is repaid in full, the non-defaulting Members making such loan to the Defaulting Member shall be entitled to receive all distributions of Available Cash that would otherwise be payable to the Defaulting Member hereunder, in accordance with the non-defaulting Members’ respective Percentage Interests.

Section 4.3             Member’s Interest.

A Member’s Interest shall for all purposes be personal property.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager, Operator or officer of the Company shall have any ownership interest in such Company assets.

Section 4.4             Status of Capital Contributions.

(a)           Except as otherwise provided in this Agreement, no Member, or the successor or assign of a Member, may demand a return of its Capital Contributions, in whole or in part.  An unrepaid Capital Contribution is not a liability of the Company or of any Member.

(b)           No Member or Affiliate of any Member shall receive any interest, return, compensation or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement.

(c)           Except as otherwise provided in this Agreement, no Member shall be required to lend any funds or make any additional Capital Contributions to the Company.  No Member shall have any personal liability for the repayment of any other Member’s Capital Contribution or be required to contribute or lend any cash or property to the Company to enable the Company to repay any Member’s Capital Contributions.

Section 4.5             Capital Accounts.

(a)           A separate Capital Account shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv).  The original Capital Account established for any Member who acquires an Interest by virtue of an assignment in accordance with the terms of this Agreement shall be in the same amount as and shall replace the Capital Account of the assignor of such Interest.  To the extent such Member acquires less than all of the Interest of the assignor of the Interest so acquired by such Member, the original Capital Account of such Member and its Capital Contributions shall be in proportion to the Interest it acquires, and the Capital Account of the assignor who retains an Interest shall be reduced in proportion to the Interest it retains.

(b)           The Capital Account of each Member shall be maintained in accordance with the following provisions:

(i)            to such Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits, special allocations of income and gain, and the net amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

(ii)           to such Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses, special allocations of loss and deduction, and the net amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company;

(iii)          in determining the amount of any liability for purposes of this Section 4.5(b), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations; and

(iv)          the Capital Accounts shall be increased or decreased upon a revaluation of Company property pursuant to clause (b) of the definition of Gross Asset Value in the manner prescribed in Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

Section 4.6             Capital Accounts Generally.

(a)           Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member for any purpose hereunder, the Capital Account of such Member shall be determined after giving effect to all adjustments provided for in Section 4.5 for the current Fiscal Year in respect of transactions effected prior to the date such determination is to be made.

(b)           No Member shall be entitled to withdraw any part of its Capital Account, or to receive any distribution from the Company except as specifically provided in this Agreement.

Section 4.7             Preferred Return.

For the avoidance of doubt, the Class A Interests shall accrue the Preference Amount until the Equalization Date, after which time the Preference Amount shall no longer accrue.

Section 4.8             Investment Accounts.

The Company shall maintain an investment account (an “Investment Account”) for each Member, the balance of which (the “Investment Balance”) shall represent the sum of a Member’s Initial Capital Contribution, any additional Capital Contributions made by a Member pursuant to Sections 4.1(b), 4.1(c) and 4.9, and with respect to each Class A Member, (i) the Preference Amount and (ii) the amount that is retained by the Company in accordance with Section 4.1(b)(iii) and which such Class A Member would have otherwise received if Available Cash were distributed prior to the earlier to occur of (i) December 31, 2010 and (ii) the Equalization Date.  The Investment Balance for each Class A Member shall be reduced by any actual distributions to such member of Available Cash pursuant to Section 8.1(b)(i)(A) and Sections 13.4(a)(i)(A) and (B).  The Investment Balance of the Class B Members shall be reduced by the amount of any **, subject to adjustment pursuant to Section 4.1(a).  For the avoidance of doubt, the Investment Balance of each Member immediately following the Closing, after giving effect to Capital Contributions and reimbursements, shall be as set forth on Exhibit B.  An assignee of all or any portion of an Interest shall succeed to a portion of the assignor Member’s Investment Account in proportion to the Interest acquired.

Section 4.9             Equalization Target Date.

(a)           In the event that the Equalization Date has not occurred on or before **, then all distributions of Available Cash received by the MWE Liberty Group after ** pursuant to any provision of this Agreement shall automatically be contributed to the Company as additional Capital Contributions until the Equalization Date occurs.  If the Equalization Date has not occurred on or before December 31, 2011 (the “Equalization Target Date”), then the Class A Members holding at least a majority of the Class A Percentage Interests may elect by written notice to require MWE Liberty to make an additional cash Capital Contribution (the “True-Up Contribution”) sufficient to result in the Equalization Date occurring within ** after the Equalization Target Date.  MWE Liberty shall cause such True-Up Contribution to be made and the Equalization Date to occur within ** of the requesting notice of the requisite Class A Members.  To the extent that the Company does not have commitments to spend the True-Up Contribution in accordance with the Approved Budget (and any amendments or modifications to such Approved Budget approved prior to the date of the True-up Contribution) in effect at the time MWE Liberty is required to make the True-Up Contribution, then, at the end of the first full fiscal quarter following the date of the True-Up Contribution, the Company shall distribute any amount of the True-Up Contribution not spent or committed to be spent in accordance with such Approved Budget, and any approved amendments thereto, to the Members in accordance with their Percentage Interests.  For clarification purposes, it is the intent of the Members that the True-Up Contribution be an amount such that after payment of the True-Up Contribution is made by MWE Liberty, the Percentage Interest of the MWE Liberty Group is 60% and the Percentage Interest of the NGPMR Group is 40%.

(b)           If MWE Liberty fails to make the True-Up Contribution in accordance with Section 4.9(a) above, then the Interests held by the MWE Liberty Group shall not be ** of the Company; provided, however, that the then controlling Members shall not ** to the MWE Liberty Group in any material respect ** of the MWE Liberty Group.  Additionally, NGPMR shall have the ** subject to the provisions of ** to any Person, other than an Affiliate or partner of any member of the NGPMR Group or any NGPMR Portfolio Company, **, (B) all Members ** any Person, other than an Affiliate or partner of any member of the NGPMR Group or any NGPMR Portfolio Company, of all of ** or (C) the Company to ** other than an Affiliate or partner of any member of the NGPMR Group or any NGPMR Portfolio Company, **.

(c)           Within five days after receipt of any notice of **, the Board shall notify each Member, in writing, ** shall identify the **, including the form of the ** and provide a copy of **.  Each

Member agrees that ** it will (i) take such action as may reasonably be required, including **, (ii) cause its designated Managers to take such action required, to **, (iii) provide for the execution of such agreements and such instruments and other actions reasonably necessary to provide, to the extent necessary, ** relating to such **, in each case only to the extent that **; provided that, no Affiliated Member Group shall be obligated in respect of any ** and referred to in the immediately preceding clause in such ** for an ** to such Affiliated Member Group in **.  The Member proposing ** shall have the right in connection with ** (or in connection with the **) to require the Company to cooperate fully with ** by taking all customary and other actions reasonably requested by the Member **, including making the ** reasonably available **, establishing a ** in connection with such processes and making ** activities, in each case subject to **. The Company and each Member shall provide assistance with respect to these actions as reasonably requested by the Member **. In addition, once ** under this Section 4.9, the Board shall be entitled to take all steps reasonably necessary to carry out **, including **; provided, however, that the rights granted the Board in this sentence shall not permit the Board to **.

ARTICLE 5
MEMBERS, MEETINGS AND AMENDMENTS

Section 5.1             Powers of Members.

(a)           Except for the right to consent to or approve certain matters as expressly provided in this Agreement, the Members in their capacity as Members shall not have any other power or authority to manage the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.

(b)           To the fullest extent permitted by law and notwithstanding any provision of this Agreement or any other document executed in connection with this Agreement (a “Transaction Document”) to the contrary, no Member in its capacity as a Member shall have any duty, fiduciary or otherwise, to the Company or any other Member in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement or any other Transaction Document.

(c)           Any matter requiring the consent or approval of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by Members holding Interests not less than the requisite Interests necessary to consent to or approve such action; provided that at least one Class A Member shall be required to sign such consent or approval in order for such consent to be effective in the event that the Class A Members did not receive prior written notice of the action to be so taken.  Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

Section 5.2             No Resignation or Expulsion.

A Member may not take any action to resign, withdraw or retire as a Member voluntarily, and a Member may not be expelled or otherwise removed involuntarily as a Member, prior to the dissolution and winding up of the Company, other than as a result of a Permitted Transfer of all of such Member’s Interests in accordance with Article 7 and each of the transferees of such Interests being admitted as a Substitute Member.

Section 5.3             Additional Members.

(a)           After the Board makes a Capital Call pursuant to Section 4.1(c) that was not fully funded by the Members and subject to the preemptive rights set forth in Section 5.7 to the extent applicable, the Company is authorized to issue additional Interests and to admit any Person as an additional member of the Company (each, an “Additional Member” and collectively, the “Additional Members”).  Upon receipt of requisite approval of the Board and the Members, the Company is authorized to issue additional Interests and to admit any Person as an additional member of the Company (each, an “Additional Member” and collectively, the “Additional Members”).  Each such Person receiving additional Interests shall be admitted as an Additional Member at the time such Person (i) executes a counterpart signature page agreeing to be bound hereby and such other documents or instruments as may be required in the Board’s reasonable judgment to effect the admission, and (ii) is designated as a Member (with a corresponding Percentage Interest) on an amended or supplemental Exhibit B.  The Company may issue additional Interests or additional classes of membership interests to existing Members or to new or Additional Members in exchange for such Capital Contributions, including cash, property or services or any combination thereof.

(b)           Additional Members shall not be entitled to any retroactive allocation of the Company’s income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of Section 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company’s income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date.  To the extent consistent with Section 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company’s books may be closed at the time Additional Members are admitted (as though the Company’s tax year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company’s income, gains, losses, deductions, credits and items for that portion of the Company’s Fiscal Year after the effective date of the admission of the Additional Members.

Section 5.4             Confidentiality Obligations of Members.

(a)           Each Member agrees that all Confidential Information shall be kept confidential by the Member, shall only be used for the purpose of reviewing and evaluating the performance of the Company and the Member’s Interest therein, and shall not be disclosed in any manner, except to such of the Member’s Representatives who have a need to know and who agree to be, or are otherwise, bound by the Member’s obligations hereunder and except as otherwise expressly permitted in this Section 5.4.  Each Member shall be responsible for any breach of this Section 5.4 by itself or any of its Representatives, and each Member covenants and agrees that it shall promptly notify the Company of any actual, potential or threatened breach of this Section 5.4 and shall, at its own expense, enforce, and assist the Company in its enforcement of, the provisions of this Section 5.4, including, to the extent reasonably necessary, seeking specific enforcement through court proceedings.  Subject to Section 5.4(b), if a Member or any of its Representatives is requested or required by applicable law, rule or regulation, regulatory authority, subpoena, civil investigation, court order, demand or similar legal process to disclose any Confidential Information, the Member shall, to the maximum extent permitted by applicable law, provide the Company with prompt written notice thereof and will use reasonable efforts to resist disclosure, until an appropriate protective order or motion to quash may be sought or a waiver of compliance with this Section may be granted.  If, in the absence of a protective order or the receipt of a waiver hereunder, such Member or any of its Representatives is, in the opinion of its legal counsel, legally required to disclose Confidential Information, then such Member or its Representatives may disclose only that portion of the Confidential Information legally required to be disclosed, without liability hereunder, provided that such Member or its Representatives uses reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.  Each Member acknowledges and agrees that the Company and the other Members may be irreparably harmed by disclosure of the Confidential Information, that money damages would not be a sufficient remedy for any breach of this Section 5.4 by such Member or its Representatives and that, in addition to any other remedies available at law or in equity, specific performance and injunctive or other equitable remedies shall be available to the Company and the Members as a remedy for any such breach or threatened breach, without the requirement of posting bond or other security.  The Company and the other Members shall be entitled to recover their costs and expenses, including attorneys’ fees, incurred in connection with any successful action brought by them to enforce the terms of this Agreement.  With respect to Confidential Information that is subject to confidentiality agreements under any Third Party Confidentiality Agreements, each Member covenants and agrees to, and shall cause its Representatives to, treat such Confidential Information confidentially in accordance with, and to comply with the terms of, the confidentiality provisions contained in those Third Party Confidentiality Agreements that have been disclosed to such Member, including, any provisions thereof that impose more stringent or additional obligations than those set forth herein (provided such has been disclosed to such Member).  The obligations of a Member pursuant to this Section 5.4 shall continue following the time such Person ceases to be a Member, but thereafter such Person shall not have the right to enforce the provisions hereof.  Notwithstanding anything set forth herein, all covenants made herein by a Member are for the sole benefit of the Company and the other Members and there shall be no third party beneficiaries of any of such covenants.

(b)           Notwithstanding anything to the contrary in this Agreement, each Member may disclose any information about the Company, including any Confidential Information, without any liability to the Company or to any other Member or to their respective Affiliates and without any notice to any Member, to the extent that such disclosing Member believes that such disclosure is necessary or appropriate to satisfy its public disclosure obligations under the Securities Act, the Exchange Act, the rules of any stock exchange, or any similar public disclosure obligations.

Section 5.5             Initial Budget.

By execution of this Agreement, the Members hereby approve and consent to the initial budget attached hereto as Exhibit D (the “Initial Budget”) and acknowledge and agree that such Initial Budget shall be deemed to be an Approved Budget for all purposes of this Agreement.

Section 5.6             Incentive Interests to MWE Liberty Upon Transfer of NGPMR’s Interest.

In the event NGPMR receives cash from any NGPMR Exit Transaction or Partial NGPMR Exit Transaction (for the purposes of this section, such transaction an “Incentive Interest Transaction”) that would result in ** Payout**, simultaneously with the consummation of any such transaction, NGPMR shall pay to MWE Liberty as a fee the following amount**, to the extent applicable:

** Following ** Payout Threshold, if any, an amount equal to the ** of (i) the cash proceeds of all Incentive Interest Transactions plus cumulative cash distributions to NGPMR in respect of its Interest, **

**

Exhibit E contains illustrative examples of the calculation and operation of amount** payable pursuant to Section 5.6** based upon hypothetical Incentive Interest Transactions.  This Section 5.6 shall be interpreted and applied in a manner consistent with the examples set forth in Exhibit E. The obligations of NGPMR to make payment** to MWE Liberty pursuant to this Section 5.6 shall survive the closing of any

NGPMR Exit Transaction or Partial NGPMR Exit Transaction and any liquidation, dissolution or winding up of the Company until such payment to MWE Liberty has been made.

Section 5.7             Preemptive Rights.

(a)           After the Equalization Date, prior to the Company issuing any Interests or options or rights to acquire Interests (other than (i) any equity issuance associated with an acquisition previously approved by NGPMR, (ii) Interests issued in connection with any split, distribution or recapitalization of the Company, (iii) Interests issued in any initial public offering registration statement filed under the Securities Act, or (iv) in connection with any capital raising or financing efforts by the Company the purpose of which is to fund any activities of the Company which were the subject of a Capital Call made pursuant to Section 4.1(c) that was not fully funded by the Members; provided, however, that any Interests to be issued in such capital raising or financing efforts, and the pricing of such Interests, are equivalent to the terms of such Capital Call), whether through exchange, conversion or otherwise (the “New Interests”), to a proposed third party purchaser (the “Proposed Purchaser”), each Member who is not in default of this Agreement and which certifies to the Company’s reasonable satisfaction that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act (an “Eligible Member”) shall have the right to purchase a portion of the New Interests in accordance with this Section 5.7.

(b)           The Company shall give each Eligible Member prior written notice (the “First Notice”) of any proposed issuance of New Interests, which shall set forth in reasonable detail the proposed terms and conditions thereof (as determined by the Board in good faith) and shall offer to each Eligible Member the opportunity to purchase its Percentage Interest (as of the date of such notice) of the New Interests, on the same terms and conditions and at the same time as the New Interests are proposed to be issued by the Company.  If any Eligible Member desires to exercise its preemptive rights under this Section 5.7, it must deliver an irrevocable written notice within 30 days after the Eligible Member’s receipt of the First Notice (the “Election Period”) setting forth the dollar amount of the New Interests the Eligible Member (the “Electing Member”) is electing to purchase, up to its Percentage Interest plus any additional amount of New Interests it desires to purchase in excess of its Percentage Interest (the “Over-Allotment Amount”) if other Eligible Members do not exercise their preemptive rights hereunder.  The right of each Electing Member to purchase New Interests in excess of its Percentage Interest shall be based on the relative Percentage Interests of the Electing Members desiring to purchase Over-Allotment Amounts.

(c)           If the Eligible Members do not subscribe for all of the New Interests, the Company shall have the right, but not the obligation, to issue and sell the unsubscribed portion of the New Interests to the Proposed Purchaser at any time during the 90 days following the end of the Election Period, at the same price and pursuant to the terms and conditions set forth in the First Notice.  The Board may, in its reasonable discretion, impose such other reasonable and customary terms and procedures such as setting a closing date and requiring customary closing deliveries in connection with any preemptive rights offering.  In the event any Electing Member refuses to purchase the New Interests for which it subscribed pursuant to this Section 5.7, then in addition to any other rights the Company may have at law or in equity, such Electing Member and any transferee thereof shall not be considered an Eligible Member for any future rights granted under this Section 5.7 unless the Board expressly designates otherwise (which the Board may, in its sole discretion, do on an offer-by-offer basis or not at all) and shall be deemed a Defaulting Member under Section 4.2.

Section 5.8             Registration Rights.

If the Board with Requisite Member Approval determines to effect a Qualified Public Offering, each of the Members shall be granted customary registration rights, including piggyback registration rights, with respect to such Qualified Public Offering.

ARTICLE 6
MANAGEMENT

Section 6.1             Management Under Direction of the Board.

Except as otherwise expressly provided in this Agreement or required under the Act, the business and affairs of the Company shall be managed by a board of managers (the “Board” and each member of the Board, a “Manager”), and the Board shall have full and complete authority, power, and discretion to manage and control the business, affairs, and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incidental to the management of the Company’s business.  Without limiting the generality of the foregoing the approval of the Board shall be required for all matters not delegated by the Board to the Operator, the officers of the Company or to other authorized persons in accordance with Section 6.10, including approval of the following matters, which the Board shall not have the power to delegate to any Person, in each case except as otherwise approved in any Approved Budget:

(a)           Proposed Budgets for the Company, other than the Initial Budget;

(b)           distributions of Available Cash (including Tax Distributions);

(c)           efforts by the Company to raise additional capital, including the issuance of additional Interests or any options to acquire Interests and the issuance of additional equity interests or options to acquire equity interests in the Company’s subsidiaries;

(d)           incurrence or guarantee of Debt by the Company in excess of $**;

(e)           acquisitions or dispositions of assets by the Company in excess of $**;

(f)            commencing or resolving litigation;

(g)           election or removal of officers of the Company;

(h)           material contracts to which the Company (or a subsidiary of the Company) is a party or by which it is bound; and

(i)            the registration of any equity or debt securities of the Company or its subsidiaries under applicable United States federal or foreign securities laws or any public offering of equity or debt securities of the Company or its subsidiaries (including any Qualified Public Offering).

Section 6.2             Number, Tenure and Qualifications.

(a)           Prior to the Equalization Date, the Board shall be comprised of five Managers, designated as follows:

(i)            two Managers (each, a “Class A Manager”) designated by Class A Members with an aggregate Class A Percentage Interest of at least 50%; and

(ii)           three Managers (each, a “Class B Manager”) designated by Class B Members with an aggregate Class B Percentage Interest of at least 50%.

The initial Managers of the Company shall be:  Jeffrey Rawls and Patrick Wade, who are the Class A Managers, and John Mollenkopf, Randy Nickerson and Frank Semple, who are the Class B Managers.

(b)           On and after the Equalization Date, each Affiliated Member Group shall be entitled to designate the number of Managers determined by their Percentage Interests as follows:

(i)            Each Affiliated Member Group with a Percentage Interest less than or equal to ** shall not be allowed to designate any Managers;

(ii)           Each Affiliated Member Group with a Percentage Interest greater than ** but less than or equal to **, shall be allowed to designate one Manager;

(iii)          Each Affiliated Member Group with a Percentage Interest greater than ** but less than or equal to **, shall be allowed to designate two Managers;

(iv)          Each Affiliated Member Group with a Percentage Interest greater than ** but less than or equal to **, shall be allowed to designate three Managers;

(v)           Each Affiliated Member Group with a Percentage Interest greater than ** but less than or equal to **, shall be allowed to designate four Managers; and

(vi)          Each Affiliated Member Group with a Percentage Interest greater than **, shall be allowed to designate five Managers.

Any Manager designated in accordance with this section shall be immediately removed from the Board at any time that the Affiliated Member Group that designated such Manager ceases to own aggregate Percentage Interests that would permit such Affiliated Member Group to designate such Manager in accordance with the first sentence of this section.  Notwithstanding the foregoing, so long as the Class A Members have **, such Class A Members shall be entitled to appoint no less than one Manager to the Board and the size of the Board shall be, if necessary, increased by one to enable the Class A Members to make such appointment.  The Board shall be comprised of the total number of Managers that all Affiliated Member Groups are entitled to so designate pursuant to the first sentence of this Section 6.2(b), plus any additional Manager whom the Class A Members are entitled to designate pursuant to the immediately preceding sentence. At any time that any Affiliated Member Group acquires aggregate Percentage Interests sufficient to permit such Affiliated Member Group to designate one or more additional Managers in accordance with the first sentence of this Section, then a new Manager position shall be created and such Affiliated Member Group shall be entitled to fill such the vacancy in such position in accordance with Section 6.9.

(c)           A Manager need not be a resident of the State of Delaware.  A Manager shall hold office until the Manager’s successor shall be duly elected and shall qualify or until the earlier of such Manager’s withdrawal, death, removal or resignation.

Section 6.3             Votes Per Manager; Quorum; Required Vote for Board Action; Meetings of the Board.

(a)           Each Manager shall have one vote.  Except as provided below, Managers comprising at least a majority of the total number of Managers entitled to be designated in accordance with Section 6.2 shall constitute a quorum for the transaction of business at a meeting of the Board.  Except as otherwise expressly provided in this Agreement, any action or event shall be deemed approved by the Board of Managers comprising at least a majority of the total number of Managers then entitled to be designated at the time of such approval in accordance with Section 6.2 vote in favor of or approve such action or event at a meeting at which a quorum is present.  Any actions by the Company in response to a breach of or default (or alleged breach or default) under an Affiliate Contract or other transaction with an Affiliate of a Member (such as a waiver of the breach or default, notice of breach or event of default or notice of termination for breach or default in accordance with the terms of the Affiliate Contract) or enforcement or exercise of any of the Company’s rights or remedies in respect to such breach or default (or alleged breach or default) (collectively, “Enforcement Activities”) shall be conducted by or under the direction of the Board, provided that any Manager designated by a Member that is a party to, or has an Affiliate (other than the Company) that is a party to, such Affiliate Contract or transaction ** at any meeting of the Board and ** of the Board; provided further that the foregoing proviso shall not apply to **, which shall be **.

(b)           Except as otherwise required by applicable law, the Board may hold meetings in such place or places, within or outside of the State of Delaware, as the Board may determine from time to time.  Business shall be conducted at such meetings in such order as the Board shall determine from time to time.

(c)           Regular meetings of the Board shall be held at least quarterly and at such times and places as shall be designated from time to time by the Board.  Notice of such regular meetings shall not be required if held at the times and places as previously determined by the Board and provided to each Manager.  Special meetings of the Board may be called by any Manager upon at least 24 hours prior notice, which may be given via electronic mail, and which notice must include dial-in or other information so as to permit each Manager to participate in such meeting by telephone conference or other electronic means.  Such notice must state the purpose of such meeting.

(d)           Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the Managers then entitled to be designated in accordance with Section 6.2; provided that at least one Manager designated by the NGPMR Group (if there is such a Manager) and at least one Manager designated by the MWE Liberty Group (if there is such a Manager) shall be required to sign such consent or approval, solely for purposes of providing an acknowledgement of receipt of notice of the action to be taken rather than approval or rejection thereof, in order for such consent or approval to be effective in the event that at least one Manager designated by the NGPMR Group (if there is such a Manager) or at least one Manager designated by the MWE Liberty Group (if there is such a Manager), as applicable, did not receive prior written notice of the action to be so taken.

(e)           Members of the Board may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting such constitute presence in person at such meeting, except as provided in clause (f).

(f)            Attendance of a Manager at any meeting of the Board (including by telephone) shall constitute a waiver of notice of such meeting, except where such Manager attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened and notifies the other Managers at such meeting of such purpose.

Section 6.4             Power to Bind Company.

Unless authorized to do so by this Agreement or by the Board, no Member of the Company shall have any power or authority to bind the Company in any way, to pledge the Company’s credit or to render it liable pecuniarily for any purpose.  However, a Person may act by a duly authorized attorney-in-fact executed in writing by the Board.

Section 6.5             Liability for Certain Acts.

No Manager or officer of the Company (solely in such individual’s capacity as a Manager or officer of the Company), nor any of their Affiliates or their respective successors or assigns, shall be liable to the Company or to any Member for any claims, losses, expenses, costs, obligations, liabilities, actions, suits, proceedings, judgments, or settlements (including attorneys’ fees) (whether civil, criminal, administrative or investigative) (collectively, “Claims”) arising or resulting from or relating to the performance of any of such Manager’s or officer’s obligations or duties under this Agreement in its capacity as Manager or officer, or otherwise attributable to any breach of duty owed by such Manager or officer (by virtue of being a Manager or officer) to the Company or the Members, except to the extent such Claims or breach of duty is based upon such person’s fraud, bad faith or willful misconduct as established by a non-appealable court order, judgment, decree or decision by a court of competent jurisdiction.  Without limiting the generality of the foregoing, the doing of any act or the failure to do any act by any Manager or officer, which shall not constitute fraud, bad faith or willful misconduct (as established by a non-appealable court order, judgment, decree or decision by a court of competent jurisdiction), the effect of which may cause or result in loss or damage to the Company, shall not subject any Manager or officer to any liability.  Each Manager and officer shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters such Manager or officer reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.  The Managers do not, in any way, guarantee the return of the Members’ Capital Contributions or a profit for the Members from the operations of the Company.  No Manager shall be responsible to any Members because of a loss of their investments or a loss in operations, unless the loss shall have been the result of fraud, bad faith or willful misconduct established as set forth in this Section 6.5.

Section 6.6             Manager Has No Exclusive Duty to Company.

A Manager shall not be required to manage the Company as the Manager’s sole and exclusive occupation, and a Manager may have other business interests and may engage in other investments, occupations and activities in addition to those relating to the Company.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of a Manager or to the income or proceeds derived therefrom.

Section 6.7             Resignation and Withdrawal.

A Manager of the Company may resign from the position of Manager at any time by giving written notice to the Members of the Company.  The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Upon the withdrawal of a Manager, such Manager shall be treated as having resigned as of the date of withdrawal and shall automatically cease to be a Manager as of the date of such withdrawal.  Except in the case of resignation by reason of withdrawal, the resignation of a Manager who is also a Member pursuant to this Section 6.7 shall not affect such Manager’s rights as a Member and shall not constitute a withdrawal of such Member.

Section 6.8             Removal.

Subject to Section 6.2(b), a Manager may only be removed by the consent of the Member or Members then entitled to designate such Manager in accordance with Section 6.2.  The removal of a Manager who is also a Member shall not affect such Manager’s rights as a Member and shall not constitute a withdrawal of such Member.

Section 6.9             Vacancies.

Any vacancy in the position of a Manager that is created by the withdrawal, death, resignation or removal of a Manager or by the creation of a new Manager position pursuant to Section 6.2(b) shall be filled only by consent of the Member or Members then entitled to designate such Manager in accordance with Section 6.2.  A Manager elected to fill a vacancy shall hold office until a successor shall be elected and shall qualify, or until the Manager’s earlier death, resignation, withdrawal or removal.

Section 6.10           Delegation of Authority; Officers.

The Board shall have the power to elect, delegate authority to, and remove such officers, employees, agents and representatives of the Company as the Board may from time to time deem appropriate.  Any delegation of authority to take any action must be approved in the same manner as would be required for the Board to approve such action directly.  The salaries of all officers, employees and agents of the Company shall be fixed by the Board in accordance with the Approved Budget.

Section 6.11           Designation of Operator.

(a)           The Company hereby designates MWE Liberty as the initial “Operator” of the Company.  Subject to any required Board or Member approvals rights set forth in this Agreement, MWE Liberty shall be responsible for, shall make all decisions regarding and shall have full power and authority to manage the day-to-day operations of the Company’s business, including, the development, construction and operation of the Company’s facilities and business development activities and the oversight of G&A Services and Personnel Services provided to the Company by MWE Hydrocarbon pursuant to the Services Agreement, which includes the day-to-day management and supervision of all Designated MWE Employees.  The appointment of MWE Liberty as the Operator shall be exclusive to MWE Liberty, except to the extent that MWE Liberty elects to cause such duties to be provided by third parties (and, in any case MWE Hydrocarbon and MWE Liberty remain fully responsible for compliance with the Services Agreement).  MWE Liberty shall have the power and authority to execute contracts, and to take such other actions, on behalf of the Company as may be necessary or appropriate to carry out the Company’s business in accordance with the Approved Budget.

(b)           For the avoidance of doubt, the power and authority granted to MWE Liberty as the Operator pursuant to Section 6.11(a) shall specifically include the ability to perform (or cause to be performed) the following services and activities (subject to compliance with any Board or Member approval rights with respect to such services and activities required pursuant to this Agreement):

(i)            investigation, analysis and selection of acquisition and business development opportunities;

(ii)           with respect to prospective acquisitions or dispositions by the Company, conducting negotiations with sellers and purchasers and their respective agents, representatives and advisors (including, without limitation, investment bankers);

(iii)          administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by MWE Liberty as Operator and the Board, including the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(iv)          monitoring the operating performance of the Company’s assets and providing periodic reports with respect thereto to the Board, including comparative information with respect to such operating and performance and budgeted or projected operating results;

(v)           assisting the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures and compliance procedures;

(vi)          causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(vii)         negotiating, executing, amending and terminating the Company’s agreements with unaffiliated third parties, managing and administering the Company’s rights and obligations under all agreements with unaffiliated third parties to which the Company is a party or by which the Company is bound and monitoring compliance by the Company and by such unaffiliated third parties to such agreements with the terms and conditions thereof;

(viii)        taking all necessary actions to enable the Company to make required tax filings and reports;

(ix)           handling and resolving all claims, disputes or controversies (including, without limitation, all litigation, arbitration, settlement or other proceedings or negotiations) with unaffiliated third parties in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(x)            purchasing, selling, leasing, operating and maintaining the Company’s assets;

(xi)           establishing and maintaining the Company’s bank accounts and banking arrangements, and to the extent of funds available, reinvesting Company funds as MWE Liberty as Operator may deem appropriate and consistent with MWE Liberty’s practices;

(xii)          performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board shall reasonably request or MWE Liberty shall deem appropriate under the particular circumstances; and

(xiii)         using commercially reasonable efforts to cause the Company to comply with all applicable laws.

The Operator shall operate the Company and perform the services and activities referred to in clauses (i) through (xiii) above in accordance with Prudent Industry Practices.

(c)           As of the date hereof, the Operator and the Company shall execute the Services Agreement with MWE Hydrocarbon, which is hereby approved by the Members.  MWE Hydrocarbon shall receive the fees and reimbursement for its services as set forth in the Services Agreement.  The Company and the Members hereby acknowledge and agree that the liability of Operator and MWE Hydrocarbon to the Company and the Members, and the Operator’s obligation to satisfy any claim for indemnification in connection with any such liability, shall be limited in the manner and to the extent set forth in the Services Agreement, and the Members hereby consent to, approve, and agree to be bound by the terms thereof with regard to such limitations of the liability of the Operator and MWE Hydrocarbon to the Company and the Members, in the same manner and to the same extent as though such provisions were set forth herein.  The Operator shall serve as the Operator until the termination of the Services Agreement.  Upon the termination of the Services Agreement, the Board with the Requisite Member Approval may cause the Company to designate a new operator and enter into a new services agreement.

(d)           MWE Liberty hereby agrees to notify NGPMR of any notice of default or other material notices received by MWE Liberty in connection with the agreements listed on Exhibit H.

Section 6.12           Approval of Members.

The following matters shall require Requisite Member Approval (provided that an explicit approval of such matter in the Approved Budget or related Member resolution shall constitute a Requisite Member Approval if such approval is explicitly identified as a Requisite Member Approval):

(a)           Prior to the Equalization Date to the extent not in accordance with Section 8.1, any distributions of Available Cash (including Tax Distributions);

(b)           The approval of the Proposed Budgets for the Company, other than (i) the Initial Budget, which shall be deemed approved upon the execution of this Agreement and (ii) budget items associated with capital expenditures relating to the agreements set forth on Exhibit G; provided that the Company may not without the Requisite Member Approval (i) enter into any additional **, (ii) enter into any agreements or transactions referred to in ** or **, or (iii) extend the term of any of the agreements set forth on Exhibit G.  In connection with any such approval, the Members having the authority to approve the Proposed Budget shall give the notice required by Section 6.15(d) below;

(c)           Material deviations from Approved Budgets, including (i) with respect to any Approved Budget, any modification or amendment of any ** or other ** contained therein, the satisfaction of which results in the ** pursuant to such budget, (ii) with respect to the capital expenditure budget, changes of more than ** to the **, but excluding any items prior to the Equalization Date requiring aggregate capital expenditures of less than $** associated with a Project **, and excluding any items after the Equalization Date requiring aggregate capital expenditures of less than $** associated with a Project ** and (iii) with respect to the operating expenditure budget, increases of more than $** to the ** or increases of more than $** to the ** calculated on a **; provided that, in any case, a Project, operation, venture, agreement or activity that has received Requisite Member Approval shall automatically be incorporated within the Approved Budget and any changes or deviations required to incorporate such Project, operation, venture, agreement or activity into the then current Approved Budget shall not require additional Requisite Member Approval; provided further that any additional changes or deviations associated with such Project, operation, venture, agreement or activity shall be subject to Requisite Member Approval to the extent they involve material deviations to the Approved Budget, as modified to include such new Project, operation, venture, agreement or activity, under this clause (c); provided, further, that changes in budget items listed in Section 6.15(a)(iii) through (vi) shall not be considered material deviations for purposes of this Section 6.12(c);

(d)           Any material change in the Primary Business or in the Company’s purpose;

(e)           The incurrence of Debt and the granting of Liens on the Company’s Property in an aggregate amount in excess of (A) $** prior to the Equalization Date and (B) $** after the Equalization Date, in each case excluding the Permitted Liens;

(f)            Any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest, currency or commodity hedging arrangement entered into by the Company, including any forward sales, calls, puts, swaps and other derivative transactions, whether financially or physically settled; provided that transactions to be settled (i) within ** based on ** or (ii)  ** based on the **, shall not require Requisite Member Approval;

(g)           The acquisition or sale of any assets of the Company or its subsidiaries for consideration in excess of (i) $** prior to the Equalization Date and (ii) $** after the Equalization Date;

(h)           Entry into, termination or renewal of, or material modification or amendment of, (i) any commercial contractual commitment reasonably expected to (A) result in expenditures or liabilities in excess of $**, which $** threshold shall be subject to increase by ** per year, (B) generate annual revenues in excess of $**, which $** threshold shall be subject to increase by ** per year, or (C) result in the commitment of more than ** of the capacity of any Company facility **, (ii) any joint venture, partnership or other similar arrangement involving the sharing of profits of the Company or any of its subsidiaries with any third-party, (iii) any contractual commitment that limits the freedom of the Company or any of its subsidiaries to compete within the Area of Mutual Interest, (iv) any contract for the lease of real property for ** and (v) settlement agreements or other agreements related to or proposing to resolve actual or threatened litigation, which involves (A) payment of greater than $** or (B) provides for restrictions or limitations on the Company’s ability to operate in the form of an equitable remedy;

(i)            The formation of any subsidiary of the Company;

(j)            Transactions or agreements (including amendments, terminations and renewals thereof) between the Company on the one hand, and a Member or an Affiliate of a Member on the other hand, unless such transaction or agreements (including amendments, terminations and renewals thereof) (i) has been approved by the other Members that are not a party to, or Affiliates of a Party to, such transaction or agreement and whose consent is required pursuant to this Section or (ii) is identified on Exhibit H, all of which are hereby approved by the Members;

(k)           The sale, exchange or other disposition of all, or substantially all, of the Company’s assets in one transaction or a series of related transactions,

(l)            Any merger into or with or consolidation with any other entity (i) in which the interests in the Company will be exchanged for a security with different rights, preferences or privileges or (ii) pursuant to which the Members will own less than 50% of the voting securities of the surviving entity;

(m)          Any repurchase by the Company of Interests in the Company or any equity interests in any of its subsidiaries;

(n)           Prior to the Equalization Date, other than in accordance with the obligations of the Members pursuant to Section 4.1, any efforts by the Company to raise additional capital, including the issuance of additional Interests or options to acquire Interests or any equity interests or options to acquire equity interests in any of the Company’s subsidiaries;

(o)           The registration of any equity or debt securities of the Company or its subsidiaries under applicable United States federal or foreign securities laws or any public offering of equity or debt securities of the Company or its subsidiaries (including any Qualified Public Offering).

(p)           Any declaration of bankruptcy, or the filing of a petition, or seeking protection, under any federal or state bankruptcy, insolvency or reorganization law;

(q)           The dissolution of the Company or the voluntary liquidation of the Company’s assets;

(r)            Designating a new Operator of the Company;

(s)           Approval of the maintenance of reserves less than the ** as authorized in the Approved Budget or more than the ** in the Approved Budget;

(t)            Permit the Company to create any Debt in favor of any Person;

(u)           Distributions in-kind of any assets of the Company pursuant to Section 13.7;

(v)           Hiring any employees of the Company or accepting secondments of employees;

(w)          After the ** in ** becomes operational, and thereafter to the extent there is available **, elections by the Company to ** to MWE Hydrocarbon under the Fractionation and NGL Purchase Agreement;

(x)            Any action by the Company that would cause it to be ** under the **; and

(y)           The entry into any agreement to effect any of the foregoing.

Section 6.13           Reliance by Third Parties.  Any Person dealing with the Company, a Manager or the Operator may rely upon a certificate signed by a Manager or an appropriate officer as to:

(a)           the identity of the Managers;

(b)           the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Board or in any other manner germane to the affairs of the Company;

(c)           the Persons who are authorized to execute and deliver any instrument or document of or on behalf of the Company; and

(d)           any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

Section 6.14           Fees and Expenses of the Managers.

A Class A Manager shall receive an annual amount of $** for serving as a Manager.  A Class B Manager shall not be entitled to any fees for serving as a Manager.  A Manager shall be entitled to reimbursement for all reasonable out-of-pocket costs and expenses incurred by such Manager in the capacity as a Manager.

Section 6.15           Budgets.

By ** of each calendar year following the Effective Time, the Operator shall prepare and submit the following budgets and forecasts for the upcoming year (to the extent such budgets or forecasts are applicable to such upcoming year) to the Board for approval and to the appropriate Members for Requisite Member Approval in accordance with Section 6.12:

(a)           (i) an operating expenditure oversight budget, which shall consist of the operating expenditure budget broken down by general categories of expenses for categories exceeding an aggregate **; (ii) a capital expenditure budget which shall include, to the extent applicable, maintenance capital expenditures and growth capital expenditures; (iii) a cost of goods sold budget or forecast; (iv) a volume budget or forecast; (v) a revenue budget or forecast; and (vi) a forecast of distributions or capital contributions (collectively, the “Proposed Budget”).

(b)           The Board and the Members with Requisite Member Approval Rights shall have 15 days to review and to either approve or to reject the Proposed Budget, in whole or in part.  Any rejection of the Proposed Budget in whole or in part must be made in good faith, based on commercially reasonable standards and submitted in writing to the Board, the other Members with Requisite Member Approval rights and the Operator and must describe proposed modifications in reasonable detail (a “Budget Rejection Notice”).  If a Budget Rejection Notice is not received within the requisite 15 day period, then the Proposed Budget will be deemed to be approved in all respects.  If a Budget Rejection Notice is received within the requisite 15 day period, the Operator, the Board and the Members with Requisite Member Approval rights to approve the Proposed Budget will work together in good faith to promptly resolve the issues identified in a mutually agreeable manner and, if such dispute is not resolved prior to the commencement of the calendar year to which the Proposed Budget relates, the Approved Budget for the prior calendar year, increased by the percentage increase in the CP Index since the first day of the previous calendar year, shall be in effect until such dispute is resolved.  If such dispute is not resolved by January 30th of the calendar year to which the Proposed Budget relates, such dispute shall be submitted to arbitration pursuant to Section 6.15(e) below.  The Proposed Budget as approved, or as deemed approved, by the Board and Requisite Member Approval in accordance with Section 6.12, and as modified in accordance with Section 6.15(c) below, is referred to herein as an “Approved Budget.”

(c)           Subject to the remaining provisions of this clause (c), the Operator shall update the Approved Budget from time to time to reflect amendments or modifications that the Operator deems necessary or appropriate, and shall promptly provide such updates to the Board; provided that any material deviations which require the consent of the Board or Requisite Member Approval in accordance with Section 6.12(c) shall not become part of the Approved Budget unless approved by the Board and Requisite Member Approval.

(d)           Once a Proposed Budget or material deviations from an Approved Budget pursuant to Section 6.12(c) have been approved by the Board and have received Requisite Member Approval pursuant to Section 6.12, each Member that has the right to approve such Proposed Budget (or deviations from an Approved Budget) shall at the time of the approval, give notice to the Board of their intent to fund any budget item to the extent that such item would require the Board to make a Capital Call in order to fund such budget item.

(e)           The binding arbitration shall be administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules (the “Rules”).  The “Arbitration Panel” shall consist of three members.  The Class A Members and the Class B Members, acting by the vote of Members holding Class A Interests or Class B Interests with an aggregate Class A Percentage Interest or Class B Percentage Interest, respectively, equal to or exceeding 50% shall appoint one member of the Arbitration Panel.  The third member of the Arbitration Panel shall be chosen by the appointed members and shall act as chairman of the Arbitration Panel.  Should any arbitrator fail to be appointed in accordance with the foregoing, then such arbitrator shall be appointed by the AAA in accordance with the Rules.  The arbitration shall be held in Houston, Texas, and the proceeding shall be conducted and concluded as soon as reasonably practicable, based upon the schedule established by the Arbitration Panel, but in any event the decision of the Arbitration Panel shall be rendered within 90 days following the selection of the chairman of the Arbitration Panel.  The decision of the Arbitration Panel shall be final and binding upon the Company and the Members.  Judgment upon the award rendered by the Arbitration Panel may be entered in, and enforced by, any court of competent jurisdiction.  Each class of Members shall bear its own expenses related to the arbitration, including its attorneys’ fees and the fees and expenses of the arbitrator it appointed.  Each class of Members shall pay 50% of the fees and expenses of the chairman of the Arbitration Panel.

ARTICLE 7
ASSIGNABILITY OF MEMBER INTERESTS

Section 7.1             Prohibition on Assignment During Project Period.

Prior to ** (the “Project Period”), no Member may, directly or indirectly, Transfer its Interest or any portion thereof without the prior written consent of the other Members except for Permitted Transfers.  For purposes of this Agreement, “Permitted Transfers” shall include the following:  (a) a Member may Transfer all or a portion of its Interest to any of its Affiliates, (b) Interests held by any member of the MWE Liberty Group may be (i) Transferred, in whole or in part, in connection with any sale of all or substantially all of the assets of MWE, or (ii) indirectly Transferred by way of a sale of Control of MWE, or any merger of MWE with or into, or any consolidation of MWE into, any other entity and (c) Interests held by NGPMR may be transferred to the limited partners of NGPMR, if and to the extent required by the governance documents of NGPMR.  In the event of a Transfer pursuant to the foregoing clause (c), the NGPMR Group shall designate a single representative to exercise all of the NGPMR Group’s rights hereunder.  If a Member Transfers an Interest during the Project Period in accordance with this Section 7.1, such Transfer shall entitle the assignee to become a Substitute Member and to exercise or receive the rights, powers or benefits of a Member if the assigning Member designates, in a written instrument delivered to the Board and the other Members, its assignee to become a Substitute Member and such assignee executes an instrument reasonably satisfactory to the Board, which shall include an acceptance and agreement by the Substitute Member to abide by all of the terms and conditions of this Agreement.  A Member may not Transfer Interests in a Permitted Transfer if such Permitted Transfer has as a purpose the avoidance of the restrictions on Transfers in this Agreement (it being understood that the purpose of this sentence is to prohibit the Transfer of Interests to a transferee in a Permitted Transfer followed by a change in the relationship between the transferor and the transferee (or a change of Control of such transferor or transferee) after the Permitted Transfer with the result and effect that the transferor has indirectly Transferred Interests to a transferee in a Transfer which would not have been directly permitted as a Permitted Transfer under this Section 7.1 had such change in such relationship occurred prior to such Transfer).

Section 7.2             Transfers After the Project Period.

After the Project Period, a Member may Transfer its Interest, or any portion thereof, without the consent of any other Member or the Board, provided that such Member complies with the requirements of this Section 7.2 in all instances except in connection with Permitted Transfers:

(a)           In the event that a Member (the “Transferring Member”) desires to Transfer, directly or indirectly, all or any portion of its Interest (the “ROFO Interest”) and such Transfer is not a Permitted Transfer, then the Transferring Member shall give written notice thereof to the other Members (the “Remaining Members”).  For a period of 30 days thereafter, all or a portion of the Remaining Members shall have the right, but not the obligation, to submit a written offer to purchase the ROFO Interest (with each offering Remaining Member to purchase its pro rata portion of the ROFO Interest as is determined in accordance with the respective Percentage Interests of the Remaining Members, or such other portion as the Remaining Members may mutually agree upon) (the “ROFO Offer”), on such terms and conditions as the offering Remaining Members may determine and which terms and conditions shall be described in the ROFO Offer.  Upon receipt of the ROFO Offer, the Transferring Member may elect in its sole discretion to accept or reject the ROFO Offer.

(i)            In the event that the Transferring Member elects to accept the ROFO Offer, then the Transferring Member shall be bound to Transfer to the offering Remaining Members, and the offering Remaining Members shall be bound to purchase from the Transferring Member, the ROFO Interest on the terms and conditions set forth in the ROFO Offer (with such modifications as may be mutually agreed upon by the offering Remaining Members and the Transferring Member), and the closing of such Transfer of the ROFO Interest shall occur within 30 days of the Transferring Member’s acceptance of the ROFO Offer or on such other date as may be set forth in the ROFO Offer (subject to extension to the extent necessary to pursue any required regulatory approvals, including to allow for the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976).

(ii)           In the event that the Transferring Member rejects the ROFO Offer, then for a 60-day period after the date on which the Transferring Member rejects the ROFO Offer (the “Solicitation Period”), the Transferring Member may solicit an offer to purchase the ROFO Interest from one or more third parties as the Transferring Member may determine in its discretion.  If the Transferring Member receives a third party offer (a “Third Party Offer”) to purchase the ROFO Interest within the Solicitation Period, and the consideration payable for the ROFO Interest pursuant to such Third Party Offer exceeds the consideration payable for the ROFO Interest pursuant the ROFO Offer (such Third Party Offer is referred to as a “Qualifying Third Party Offer”), the Transferring Member may elect to Transfer the ROFO Interest to such third party in accordance with the Qualifying Third Party Offer within 30 days after the end of the Solicitation Period, subject to the Transferring Member’s compliance with the provisions of Section 7.2(b).  Any noncash consideration set forth in the ROFO Offer or a Third Party Offer shall be valued at its fair market value, as agreed by the Transferring Member and the offering Remaining Members, and failing such agreement, as determined by an independent third party appraiser selected by the Transferring Member and reasonably acceptable to the offering Remaining Members (the costs for which third party appraiser shall be shared equally by the Transferring Member, on the one hand, and the offering Remaining Members, on the other hand).  The Transferring Member may not Transfer the ROFO Interest to any third party pursuant to a Third Party Offer that is not a Qualifying Third Party Offer without the offering Remaining Members’ prior written consent, which may be withheld in their sole discretion.  Such transferee shall become a Substitute Member if the Transferring Member designates, in a written instrument delivered to the Board and the other Members, the transferee to become a Substitute Member and such transferee executes an instrument reasonably satisfactory to the Board, which shall include an acceptance and agreement by the Substitute Member to abide by all of the terms and conditions of this Agreement.  If such closing does not occur within the required 30-day period, then the ROFO Interest in question shall once again become subject to the restrictions of this Section 7.2, and the Transferring Member shall no longer be permitted to Transfer such ROFO Interest without again fully complying with the provisions of this Section 7.2

(b)           Except for any Transfer to another Member and except for Permitted Transfers, each Class B Member hereby agrees, whether in one transaction or in a series of related transactions, not to Transfer for value, all or any portion of its Interest, directly or indirectly, without first complying with Section 7.2(a) and then permitting each of the Remaining Members (the “Tag-Along Members”) to participate as sellers in such transaction (the “Tag-Along Rights”), such that each Tag-Along Member shall be entitled to sell, on the same terms as the Class B Member proposing to sell its Interest (the “Class B Seller”), a portion of such Tag-Along Member’s Interest, determined by multiplying the Interest that the purchaser is willing to acquire by the Percentage Interest of each such Tag-Along Member desiring to participate.

(i)            Before accomplishing or entering into a binding contract for any Transfer for value of any Interest that would be covered by the Tag-Along Rights, the Class B Seller agrees to give each Tag-Along Member written notice (the “Tag-Along Notice”) of any such proposed sale (the “Sale Proposal”).  The Tag-Along Notice shall state that such Tag-Along Member shall be entitled to exercise its Tag-Along Rights.  Each Tag-Along Member shall notify the Class B Seller in writing within 10 days after receipt of the Tag-Along Notice as to whether or not such Tag-Along Member wishes to exercise Tag-Along Rights and participate in the proposed Transfer (the “Tag-Along Notice Period”).  Failure by any Tag-Along Member to respond within such period shall be deemed to be a declination of such Tag-Along Member’s Tag-Along Rights with respect to such proposed transfer.  The Class B Seller shall use its commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Tag-Along Members in any contemplated Sale Proposal and to the inclusion of the Tag-Along Members’ Interests in such transaction, and no Class B Seller shall transfer any portion of the Interest to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Tag-Along Members or the inclusion of their Interests as contemplated herein.  Each Tag-Along Member that elects to participate pursuant to this paragraph shall pay its pro rata share (based on the Interests to be Transferred) of the expenses incurred by the Class B Seller in connection with such Sale Proposal and shall be obligated to join on a pro rata basis (based on the Interests to be Transferred) in any indemnification or other obligations that Class B Seller agrees to provide in connection with such Sale Proposal (other than any such obligations that relate specifically to a particular Member such as indemnification with respect to representations and warranties given by a Member regarding such Member’s title to and ownership of its Interest); provided that no Tag-Along Member shall be obligated in connection with such Sale Proposal to agree to indemnify or hold harmless the transferee with respect to an amount in excess of the net cash proceeds paid to such Tag-Along Member in connection with such Sale Proposal.  If the Tag-Along Members decline, or are deemed to decline, their Tag-Along Rights for any proposed transfer, the Class B Seller may sell its offered Interest; provided, however, that (i) such Sale Proposal is consummated within 90 days after the end of the Tag-Along Notice Period and (ii) the terms of the actual transaction involve exactly the same consideration and other terms and conditions set forth in the Tag-Along Notice.  Any transferee pursuant to the Sale Proposal shall become a Substitute Member if the Class B Seller designates, in a written instrument delivered to the Board and the other Members, the transferee to become a Substitute Member and such transferee executes an instrument reasonably satisfactory to the Board, which shall include an acceptance and agreement by the Substitute Member to abide by all of the terms and conditions of this Agreement.  Failure to close the Sale Proposal within the required 90-day period shall again subject the offered Interest to the Tag-Along Rights set forth in this Section 7.2(b), whereupon the Class B Seller shall be required to give each Tag-Along Member a new written notice with respect to the proposed transfer, and each Tag-Along Member shall again have the right to exercise Tag-Along Rights in respect of such proposed transfer.

(ii)           If a Class B Seller wishes to solicit Sale Proposals from third parties involving a Company Sale, it shall first notify the other Members of its desire to solicit a Company Sale (“Solicitation Notice”).  The other Members shall notify the Class B Seller in writing within 10 days after receipt of the Solicitation Notice as to whether or not such Members wish to participate in a Company Sale and shall specify a minimum price (“Minimum Price”) at which such Members are willing to sell their Interest thereunder (“Solicitation Response”).  If the Class B Seller obtains Solicitation Responses from all of the Members indicating each Member’s desire to enter into a Company Sale and a Minimum Price with respect to each Member, then the Class B Seller may solicit offers for a Company Sale.  If the Class B Seller obtains an offer within 90 days of its receipt of the Solicitation Responses for a Company Sale in excess of each of the Minimum Prices set forth in the Solicitation Responses, it may cause a Company Sale **.  If the Class B Seller does not obtain an offer for a Company Sale in excess of the minimum prices set forth in the Solicitation Responses within 90 days of its receipt of the Solicitation Responses, then the Class B Seller may not pursue a Company Sale.  For the avoidance of doubt, this Section 7.2(b)(ii) shall only apply to a Company Sale to be solicited by a Class B Member.  Any sale of the Interest of a Class B Seller that is not a Company Sale shall remain subject to the provisions of Section 7.2(b)(i) above.

(c)           The consideration or value allocated to the Members under this Section 7.2 shall be allocated among the Transferring Member and other Members (whether Tag-Along Members or otherwise) in accordance with their respective rights to distributions from the Company as if the Company had been liquidated pursuant to Section 13.4 and the Company had sold all of its Property for an Appraised Value using the implied valuation of such Property that may be derived from the sales process described in Section 7.2, provided, that, for purposes of determining whether the ** Payout, ** has been met, only the actual cash proceeds from the sale received by NGPMR shall be considered rather than the proceeds allocable to NGPMR from an implied valuation based upon a sale of all of the Company’s Property and, except for such consideration, no Member will receive any payments of any nature whatsoever from the transferee in connection with or arising from such sale transaction.

Section 7.3             Recognition of Assignment by Company or Other Members.

No Transfer of an Interest that is in violation of this Article 7 shall be valid or effective, and neither the Company nor the Board nor any Member shall recognize the same for any purpose of this Agreement, including the purpose of making distributions of Available Cash pursuant to this Agreement with respect to such Interest or part thereof.  Neither the Company nor the Board shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

Section 7.4             Effective Date of Assignment.

Any valid Transfer of a Member’s Interest, or part thereof, pursuant to the provisions of this Article 7 shall be effective as of the later of (i) the date of Transfer set forth on the written instrument of Transfer, (ii) the date on which the Company has received the written instrument of Transfer and such other documents as may be required by the Company pursuant to this Agreement and such Transfer has been recorded on the books of the Company, and (iii) the date on which the requirements of this Article 7 have been satisfied.  The Company shall, from the effective date of such Transfer, thereafter pay all further distributions on account of the Interest (or part thereof) so assigned to the assignee of such Interest, or part thereof.  As between any Member and its assignee, Profits and Losses for the Fiscal Year of the Company in which such assignment occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Section 706(d) of the Code and selected by the Board.

Section 7.5             Limitations on Transfer.

No Transfer of an Interest may be effectuated unless in the opinion of counsel satisfactory to the Board, the Transfer (a) would comply with the Securities Act and applicable securities laws of any other jurisdiction; (b) would not cause the Company to be terminated for purposes of Code Section 708; or (c) would not violate any other applicable laws, provided that the provisions of this Section 7.5 may be waived by the Board.

Section 7.6             Transferee Not a Substitute Member.

In the event that a transferee is not designated, or does not become, a Substitute Member pursuant to this Article 7, then such transferee shall not be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled.

ARTICLE 8
DISTRIBUTIONS TO MEMBERS

Section 8.1             Available Cash.

Available Cash shall be determined by the Board on a quarterly basis within 30 days after the end of each calendar quarter.  Subject to the remaining provisions of this Article 8 and any preferential or disproportionate distributions to the extent expressly provided for in this Agreement, and other than upon a liquidation of the Company pursuant to Section 13.4, the Company shall distribute such Available Cash within 45 days following the end of each calendar quarter to the Members of record, as follows.

(a)           Following the end of each calendar quarter prior to the earlier to occur of (i) December 31, 2010 and (ii) the Equalization Date, Available Cash shall be retained by the Company for reinvestment, and with respect to the Class B Members such Available Cash shall be distributed and automatically reinvested (pursuant to Section 4.1(b)(iii)) in accordance with their Class B Percentage Interests.

(b)           Following the end of each calendar quarter ending on or after the earlier to occur of (i) December 31, 2010 and (ii) the Equalization Date, Available Cash shall be distributed to the Members as follows:

(i)            If the Equalization Date has not yet occurred, then:

(A)          First, 100% to the Class A Members in accordance with their Class A Percentage Interests, until the Preference Amount accruing for such calendar quarter is reduced to zero; and

(B)           Thereafter, to the Members in accordance with their respective Percentage Interests.

(ii)           If the Equalization Date has occurred, then to the Members in accordance with their respective Percentage Interests.

Section 8.2             Incentive Interest Percentage Distributions.

Notwithstanding the preceding provisions in Sections 8.1(a) and (b), any Available Cash remaining after a ** Payout** has occurred shall be distributed as follows:

**           Following the ** Payout, if any, (x) first calculated in accordance with their respective Percentage Interests, then (y) adjusted by reducing NGPMR’s pro rata amount of Available Cash as determined in (x) by the ** and (z) increasing MWE Liberty’s pro rata amount of Available Cash as determined in (x) by the amount determined in (y) **

**

Exhibit E contains illustrative examples of the determination of the amounts to be distributed to NGPMR and MWE Liberty pursuant to Section** 8.2** based on hypothetical distributions of Available Cash.  This Section 8.2 shall be interpreted and applied in a manner consistent with the examples set forth in Exhibit E.

Section 8.3             Withholding.

All amounts withheld pursuant to the Code or any provision of any foreign, state or local tax law or treaty with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article 8 for all purposes of this Agreement.  The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, foreign, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, foreign, state or local law or treaty and shall allocate such amounts to those Members with respect to which such amounts were withheld.

Section 8.4             Limitations on Distribution.

Except as provided in this Agreement, no Member shall be entitled to any distribution of cash or other property from the Company.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest in the Company if such distribution would violate the Act or other applicable law.

Section 8.5             Tax Distributions.

(a)           Each Member shall be entitled to receive, on the date which is two Business Days prior to each date on which estimated income tax payments are required to be made by an individual calendar year taxpayer and each due date for the income tax return of an individual calendar year taxpayer (each a “Tax Distribution Date”), cumulative cash distributions in an amount equal to such Member’s Assumed Tax Liability, if any.  The “Assumed Tax Liability” of each Member means an amount equal to (i) the cumulative amount of federal income taxes (including any applicable estimated taxes), determined taking into account the character of income and loss allocated to such Member as it affects the applicable tax rate, that the Board estimates would be due from such Member as of such Tax Distribution Date, assuming such Member were an individual that earned solely the items of income, gain, deduction, loss and/or credit allocated to such Member pursuant to Section 9.4 (after reflecting any adjustments thereto by reason of Code Sections 732(d), 734, or 743), reduced by (ii) all previous distributions made to such

Member pursuant to this Article 8 (other than distributions distributed and reinvested pursuant to Section 8.1(a)).

(b)           Distributions under this Section shall be treated as an advance distribution under and shall offset future distributions that such Member would otherwise be entitled to receive pursuant to Section 8.1 or, if not previously offset, Section 13.4.

(c)           If on a Tax Distribution Date there are not sufficient funds on hand to distribute to each Member the full amount of such Member’s Assumed Tax Liability, distributions pursuant to this Section 8.5 shall be made to the Members to the extent of the available funds in proportion to each Member’s Assumed Tax Liability.

ARTICLE 9
ALLOCATIONS

Section 9.1             Profits and Losses.

(a)           After giving effect to the special allocations set forth in Section 9.2  and 9.3 and subject to the allocations contained in Section 13.4(b), all Profits and Losses from operations for each Fiscal Year (or part thereof) shall be allocated to the Class A Members and the Class B Members in accordance with their Percentage Interests; provided, no Losses shall be allocated to any Member to the extent that such Losses would result in a Member having an Adjusted Capital Account Deficit.

Section 9.2             Special Allocations.

Notwithstanding anything in this Agreement to the contrary, the following special allocations shall be made:

(a)           Nonrecourse Deductions.  Nonrecourse Deductions for any taxable year shall be allocated to the Members in accordance with their Percentage Interests.

(b)           Member Nonrecourse Deductions.  Member Nonrecourse Deductions for any taxable year shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).  If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.  This Section 9.2(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

(c)           Company Minimum Gain Chargeback.  Notwithstanding any other provision of this Agreement, if there is a net decrease in Minimum Gain during any taxable year, each Member shall be allocated items of Company income and gain for such year (and, if necessary, subsequent taxable years) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), (g)(2) and (j)(2)(i).  For purposes of this Section 9.2, each Member’s Capital Account shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Article 9 with respect to such taxable year.  This Section 9.2(c) is intended to comply with the partner minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)           Member Nonrecourse Debt Minimum Gain Chargeback.  Notwithstanding the other provisions of this Agreement (other than Section 9.2(c) above), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent taxable years) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) and (j)(2)(ii).  For purposes of this Section 9.2, each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income and gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Article 9, other than Section 9.2(c) above, with respect to such taxable year.  This Section 9.2(d) is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(e)           Qualified Income Offset.  Except as provided in Sections 9.2(c) and 9.2(d) above, in the event any Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the deficit balance, if any, in its Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 9.2(c), 9.2(d) or 9.2(f).  This Section 9.2(e) is intended to constitute a qualified income offset described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f)            Priority Allocation.

(i)            Items of Company gross income and gain shall be allocated to the Class A Members in accordance with their Class A Percentage Interests, until the aggregate amounts of such items allocated to the Class A Members for such Fiscal Year equals the amount distributed to the Class A Members pursuant to Section 8.1(b)(i)(A) for all Fiscal Years that have not been previously reflected by an allocation pursuant to this Section 9.2(f).

(ii)           After giving effect to all preceding allocations in Section 9.2(f)(i), all or a portion of the remaining items of Company income or gain for the Fiscal Year, if any, shall be allocated to MWE Liberty in an amount equal to the cumulative cash distributed to MWE Liberty pursuant to Sections 8.2(a), 8.2(b) or 8.2(c) (to the extent of such distributions in excess of MWE Liberty’s Percentage Interest), less the cumulative amount of income and gain previously allocated to MWE Liberty pursuant to this Section 9.2(f)(ii).

(g)           Gross Income Allocation.  In the event any Member has a deficit balance in its Adjusted Capital Account at the end of any taxable year, such Member shall be allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 9.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 9.2 (other than Section 9.2(e)) have been tentatively made as if Section 9.2(e) and this Section 9.2(g) were not in this Agreement.

Section 9.3             Curative Allocations.

The allocations set forth in Section 9.2 (other than Section 9.2(f)) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 9.3.  Therefore, notwithstanding any other provision of this Article 9 (other than the Regulatory Allocations), but subject to the Code and the Treasury Regulations, the Board shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement.  In exercising its discretion under this Section 9.3, the Board shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

Section 9.4             Income Tax Allocations.

(a)           Except as provided in this Section 9.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under Sections 9.1, 9.2, 9.3 and 13.4(b).

(b)           In accordance with Code Section 704(c) and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Gross Asset Value at the time of its contribution to the Company.  If the Gross Asset Value of any Company property is adjusted in accordance with clause (c) or (d) of the definition of Gross Asset Value, then subsequent allocations of income, gain, loss and deduction shall take into account any variation between the adjusted basis of such property for federal income tax purposes and its Gross Asset Value as provided in Code Section 704(c) and the related Treasury Regulations.  For purposes of such allocations, the Company shall elect the remedial allocation method described in Treasury Regulation Section 1.704-3(d).

(c)           All items of income, gain, loss, deduction and credit allocated to the Members in accordance with the provisions hereof and basis allocations recognized by the Company for federal income tax purposes shall be determined without regard to any election under Section 754 of the Code which may be made by the Company.

(d)           If any deductions for depreciation or cost recovery are recaptured as ordinary income upon the Transfer of Company properties, the ordinary income character of the gain from such Transfer shall be allocated among the Members in the same ratio as the deductions giving rise to such ordinary character were allocated.

Section 9.5             Allocation and Other Rules.

(a)           In the event Members are admitted to the Company pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Members for each Fiscal Year during which Members are so admitted shall be allocated among the Members in proportion to their Percentage Interests during such Fiscal Year in accordance with Section 706 of the Code, using any convention permitted by law and selected by the Board that takes into account the varying interests of the Members during such Fiscal Year.

(b)           For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any method that is permissible under Section 706 of the Code and the Treasury Regulations thereunder.

(c)           The Members are aware of the income tax consequences of the allocations made by this Article 9 and hereby agree to be bound by the provisions of this Article 9 in reporting their shares of Company income and loss for income tax purposes.

(d)           Allocations made by the Board under Section 9.2 in reliance upon the advice of the Company’s accountants shall be deemed to be made pursuant to any fiduciary obligation to the Company and the Members.

(e)           If any Member makes a loan to the Company, or the Company makes a loan to any Member, and interest in excess of the amount actually payable is imputed under Code Sections 7872, 483, or 1271 through 1288 or corresponding provisions of subsequent federal income tax law, then any item of income or expense attributable to any such imputed interest shall be allocated solely to the Member who made or received the loan and shall be credited or charged to its Capital Account, as appropriate.

ARTICLE 10
BOOKS AND RECORDS

Section 10.1           Inspection Rights Pursuant to Law.

The Company shall have obligations to the Members as set forth in this Article 10 respecting books, records and financial statements of the Company.

Section 10.2           Books and Records.

At all times during the continuance of the Company, the Company shall maintain at its principal place of business all records and materials the Company is required to maintain at such location under the Act.  The Company shall keep proper and complete books of account adequate for its purposes.  The books of account relating to the Company shall be open to inspection and copying by any of the Members or by their authorized representatives upon reasonable notice and at any reasonable time during business hours, at the Member’s expense; provided, however, that the Members acknowledge and agree that, to the extent that the books of account include information relating to one or more Affiliates of the Operator (other than the Company) or any Out of Scope Projects or Exempted Projects (the “Unrelated Information”), then the Company and Operator shall be entitled either to redact, or limit access to, the books of account such that the Members shall not have access to Unrelated Information or to require such Member to designate an independent third party auditor to conduct such review, which auditor will be required to execute a confidentiality agreement with the Operator under which such auditor may examine the Unrelated Information but may not disclose the Unrelated Information to such Member.

Section 10.3           Financial Statements and Reports.

The Operator shall prepare, on behalf of the Company and at the Company’s expense, and shall submit to the Members the following statements, reports and notices:

(a)           Annual financial statements of the Company, consisting of a profit and loss statement, balance sheet and statement of cash flows, as of the end of and for the prior Fiscal Year, which shall be prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and audited by the Operator’s independent certified public accountants, which shall be a nationally recognized accounting firm (the “Annual Financial Statements”).  The Annual Financial Statements shall be delivered to each Member within 75 days after the end of each Fiscal Year;

(b)           Unaudited quarterly financial statements of the Company, consisting of a profit and loss statement, balance sheet and statement of cash flows, as of the end of and for the prior calendar quarter, which shall be prepared in accordance with GAAP except for normal year end adjustments and the absence of footnotes (the “Quarterly Financial Statements”).  The Quarterly Financial Statements shall be delivered within 45 days after the end of each calendar quarter;

(c)           Monthly financial and business reports, which shall consist of a profit and loss statement, balance sheet and statement of cash flows, as of the end of and for the prior calendar month, which shall be prepared in accordance with GAAP except for normal year end adjustments and the absence of footnotes (the “Monthly Reports”).  The Monthly Reports shall be delivered within 30 days after the end of each calendar month;

(d)           Copies of the Approved Budget in effect from time to time, within 30 days after the approval thereof in accordance with Section 6.15;

(e)           Such other information as a Member may reasonably request to satisfy such Member’s or its Affiliates’ public disclosure obligations under the Exchange Act, the rules of any stock exchange, or any similar public disclosure obligations; provided that public disclosure of any such information shall be subject to the provisions of Section 5.4.

Section 10.4           Accounting Method.

For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on such method of accounting as determined by the Board and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

Section 10.5           Bank Accounts; Investments.

The Board shall establish one or more bank accounts in the name of the Company into which all Company funds shall be deposited.  No other funds shall be deposited into these accounts.  All Capital Contributions made by the Class A Members pursuant to Section 4.1(b)(i) shall be held in a separate joint banking account (the “Escrow Account”) and invested in treasury bills, treasury notes or any other direct obligations issued by or guaranteed in full as to principal and interest by the United States of America pursuant to the terms of the Escrow Agreement.  The Escrow Agent shall release funds from the Escrow Account to the Company on at least a monthly basis upon receipt of a joint instruction letter (an “Escrow Letter”) from the Members and the Company; provided that the execution of the Escrow Letter by NGPMR is conditioned upon its receipt of a certificate from the Company that the Company has spent or committed to spend such funds in accordance with an Approved Budget, and will spend such funds to which such certificate relates in accordance with an Approved Budget, and upon receipt of such certificate, NGPMR shall promptly execute the Escrow Letter.  The Members hereby ** all of the Company’s remedies, powers, privileges, rights, titles and interests of every kind and character now owned or hereafter acquired, created or arising in and to the funds held in such joint account.  ** such funds held in the Escrow Account in the event that (i) there is an event causing dissolution of the Company pursuant to Section 13.2 or (ii) there is a declaration of bankruptcy of the Company, MWE or MWE Liberty, or the filing of a petition, or seeking protection, under any federal or state bankruptcy, insolvency or reorganization law.

ARTICLE 11
TAX MATTERS

Section 11.1           Taxation of Company.

It is the intent of the Members that the Company shall be treated as a partnership for U.S. federal income tax purposes.  Neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be classified as other than a partnership pursuant to Treasury Regulation Section 301.7701-3.

Section 11.2           Tax Returns.

The Company shall cause the Operator to prepare, at the expense of the Company, for each Fiscal Year (or part thereof), federal tax returns in compliance with the provisions of the Code and any required state and local tax returns.  Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s tax returns to be timely prepared and filed.  Not less than 60 days prior to the due date (as extended) of the Company’s federal income tax return or any state income tax return, the return proposed by the Board to be filed by the Company shall be furnished to the Members for review.  In addition, not more than 10 days after the date on which the Company files its federal income tax return or any state income tax return, a copy of the return so filed shall be furnished to the Members.

Section 11.3           Member Tax Return Information.

The Company, at its expense, shall cause to be delivered to each Member within 60 calendar days after the end of the Company’s taxable year an IRS Form K-1 or a good faith estimate of the amounts to be included on such IRS Form K-1 for such Member and such other information as shall be necessary (including a statement for that year of each Member’s share of net income, net losses and other items allocated to such Member) for the preparation and timely filing by the Members of their federal, state and local income and other tax returns.

Section 11.4           Tax Matters Representative.

(a)           The “tax matters partner” of the Company for purposes of Section 6231(a)(7) of the Code shall be MWE Liberty, so long as MWE Liberty or one of its Affiliates is a Member, and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.  Any Member who is designated as the tax matters partner shall be referred to herein as the “Tax Matters Member.”

(b)           The Tax Matters Member shall keep the Members informed as to the status of any audit of the Company’s tax affairs, and shall take such action as may be necessary to cause any Member so requesting to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code.  Without first obtaining the approval of the Board and Requisite Member Approval, the Tax Matters Member shall not, with respect to Company tax matters: (i) enter into a settlement agreement with respect to any tax matter which purports to bind Members, (ii) intervene in any action pursuant to Code Section 6226(b)(5), (iii) enter into an agreement extending the period of limitations for making assessments on behalf of Members, or (iv) file a petition pursuant to Code Section 6226(a) or 6228.  If an audit of any of the Company’s tax returns shall occur, the Tax Matters Member shall not settle or otherwise compromise assertions of the auditing agent which may be adverse to any Member as compared to the position taken on the Company’s tax returns without the prior written consent of each such affected Member.

(c)           No Member shall file a request pursuant to Code Section 6227 for an administrative adjustment of Company items for any taxable year, or a petition under Code Sections 6226 or 6228 or other Code sections with respect to any item involving the Company, without first notifying other Members.

Section 11.5           Right to Make Section 754 Election.

The Board, in its sole discretion, may make or revoke, on behalf of the Company, an election in accordance with Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a transfer of Interests within the meaning of Section 743 of the Code.

Section 11.6           Tax Elections.

The Company shall have the right to make any U.S. federal income tax elections it deems appropriate and in the best interests of the Members.

Section 11.7           Tax Reimbursement.

If Texas law requires the Company and any Member both to participate in the filing of a Texas margin tax combined group report, and if such Member pays the margin tax liability due in connection with such combined report, the parties agree that the Company shall promptly reimburse such Member for the margin tax paid on behalf of the Company as a combined group member.  The margin tax paid on behalf of the Company shall be equal to the margin tax that the Company would have paid if it had computed its margin tax liability for the report period on a separate entity basis rather than as a member of the combined group.  In such event, the parties agree that such Member shall be considered as paying such amount on behalf of the Company and the Company shall deduct for federal income tax purposes 100% of the Texas margin tax attributable to the Company; provided that in the event that such deduction may not be properly taken by the Company, the Company shall reimburse such Member for the after-tax cost of such payment of Texas margin tax paid on the Company’s behalf.

ARTICLE 12
LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 12.1           Liability.

(a)           Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

(b)           Except as otherwise expressly required by law, a Member, in its capacity as Member, shall have no liability in excess of (i) the amount of its Capital Contributions; (ii) its share of any assets and undistributed profits of the Company; (iii) its obligation to make other payments expressly provided for in this Agreement; and (iv) the amount of any distributions wrongfully distributed to it.

Section 12.2           Exculpation.

(a)           No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s fraud, bad faith or willful misconduct as established by a non-appealable court order, judgment, decree or decision.

(b)           A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Available Cash or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 12.3           Indemnification.

To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Covered Person from and against all Claims arising from or related to any act or omission performed or omitted by such Covered Person on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any Claim by reason of such Covered Person’s fraud, bad faith, or willful misconduct as established by a non-appealable court order, judgment, decree or decision.  Any indemnity under this Section 12.3 shall be provided out of and to the extent of Company assets only (including the proceeds of any insurance policy obtained pursuant to Section 12.5), and no Covered Person shall have any personal liability on account thereof.  Any amendment, modification or repeal of this Section 12.3 or any provision in this Section 12.3 shall be prospective only and shall not in any way affect the rights of any Covered Person under this Section 12.3 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

Section 12.4           Expenses.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.3.

Section 12.5           Insurance.

The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.  The Board and the Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.4 and containing such other procedures regarding indemnification as are appropriate.

Section 12.6           Certain Liabilities.

Each Member agrees to be liable for the Capital Contributions required to be made by such Member, and subject to the other provisions of this Agreement, in the event a Member becomes liable for any liabilities of the Company, the Members shall bear such liability in proportion to their then existing Percentage Interests.

Section 12.7           Acts Performed Outside the Scope of the Company.

Each Member (each Member in such capacity, an “Indemnitor”) shall indemnify, defend, save and hold harmless each other Member (an “Indemnitee”) from any and all Claims that shall or may arise by virtue of any act or thing done or omitted to be done by the Indemnitor (directly or through agents or employees) outside the scope of, or in breach of, the terms of this Agreement; provided, however, that the Indemnitor shall be properly notified of the existence of the Claim, and shall be given reasonable opportunity to cure any act or omission causing liability, and participate in the defense thereof.  The Indemnitee’s failure to give such notice shall not affect the Indemnitor’s obligations hereunder, except to the extent of any actual prejudice arising therefrom.

Section 12.8           Liability of Members to Company or Other Members.

Unless otherwise provided in this Agreement, no Member shall be liable to any other Member or to the Company by reason of such Member’s actions in connection with the Company, except in the event of a violation of any provision of this Agreement, fraud, bad faith or willful misconduct.

Section 12.9           Attorneys’ Fees.

All of the indemnities provided in this Agreement shall include reasonable attorneys’ fees, including appellate attorneys’ fees and court costs.

Section 12.10         Subordination of Other Rights to Indemnity.

The interests of the Members in any proceeds of the Company by way of repayment of loans, return of any Capital Contributions, or any distributions from the Company, shall be subordinated to the right of Members to the indemnities provided by this Article 12.

Section 12.11         Survival of Indemnity Provisions.

Except as otherwise specifically provided herein, all of the indemnity provisions contained in this Agreement shall survive a Member’s ceasing to be a Member hereunder.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1           No Dissolution.

The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement, or the withdrawal of a Member.

Section 13.2           Events Causing Dissolution.

The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

(a)           the determination of the Members pursuant to Section 6.12(p);

(b)           at such time as there are no Members;

(c)           the entry of a decree of judicial dissolution under the Act; or

(d)           the sale, exchange or disposition of all, or substantially all, of the Company’s assets in one transaction or a series of related transactions.

Section 13.3           Notice of Dissolution.

Upon the dissolution of the Company, the Board shall promptly notify the Members of such dissolution.

Section 13.4           Liquidation.

(a)           Upon dissolution of the Company, the Board (in such capacity, the “Liquidating Trustee”) shall carry out the winding up of the Company and shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.  The proceeds of liquidation shall be applied first to payment of all expenses and debts of the Company and setting up of such reserves as the Board reasonably deems necessary to wind up the Company’s affairs and to provide for any contingent liabilities or obligations of the Company; provided that the unpaid principal of and interest on any loans made to the Company by Members (and their Affiliates) shall be distributed pro rata to the Members (and their Affiliates) who made such loans, in proportion to the total amount of principal and interest payable on such loans, such distributions being treated first as a payment of accrued interest on such loans and next as in payment of principal on such loans.  Any remaining proceeds shall be distributed as follows:

(i)            If the Equalization Date has not yet occurred, then:

(A)          First, 100% to the Class A Members in accordance with their Class A Percentage Interests until the ** is reduced to zero;

(B)           Next, 100% to the Class A Members in accordance with their Class A Percentage Interests until the ** is reduced to zero; and

(C)           Thereafter, ** to the holders to the Class A Membership Interests and ** to the holders of the Class B Memberships Interests.

(ii)           If the Equalization Date has occurred, then to the Members in accordance with their respective Percentage Interests.

(b)           Incentive Interest Percentage Distributions.  Notwithstanding the preceding provisions in Section 13.4(a), in the event a ** Payout** has occurred, Available Cash shall be distributed as follows:

**           Following the ** Payout, if any, (x) first calculated in accordance with their respective Percentage Interests, then (y) adjusted by reducing NGPMR’s pro rata amount of Available Cash as determined in (x) by the ** and (z) increasing MWE Liberty’s pro rata amount of Available Cash as determined in (x) by the amount determined in (y) **

**

(c)           The Profits and Losses arising from liquidation of the Company shall be allocated to the Members so that, to the maximum extent possible, each Member’s Capital Account balance equals the amount of cash distributed to each such Member pursuant to Sections 13.4(a)(i) and (ii) and Section 13.4(b), to the extent applicable.

Section 13.5           Termination.

The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article 13 and the Certificate shall have been canceled, or such other documents required under the Act to be executed and filed with the Secretary of State of the State of Delaware have been so executed and filed, in the manner required by the Act.

Section 13.6           Claims of the Members or Third Parties.

The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member; provided, however, that nothing contained herein shall be deemed to limit the rights of a Member under applicable law.  In the event any Member has a deficit balance in its Capital Account at the time of the Company’s dissolution, it shall not be required to restore such account to a positive balance or otherwise make any payments to the Company or its creditors or other third parties in respect of such deficiency.

Section 13.7           Distributions In-Kind.

If any assets of the Company shall be distributed in kind, such assets shall be distributed to the Member(s) entitled thereto as tenants-in-common in the same proportions as such Member(s) would have been entitled to cash distributions if (i) such assets had been sold for cash by the Company at the fair market value of such property (taking the Gross Asset Value definition herein and Code Section 7701(g) into account) on the date of distribution; (ii) any unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) that would be realized by the Company from such sale were allocated among the Member(s) as Profits or Losses in accordance with this Agreement; and (iii) the cash proceeds were distributed to the Member(s) in accordance with this Article 13.  The Capital Accounts of the Member(s) shall be increased by the amount of any unrealized income or gain inherent in such property or decreased by the amount of any loss or deduction inherent in such property that would be allocable to them, and shall be reduced by the fair market value of the assets distributed to them under the preceding sentence.  Notwithstanding the foregoing, the Members shall have the right to assign their interest to such in-kind distribution to any Person.

ARTICLE 14
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 14.1           Representations, Warranties and Covenants.

Each Member hereby represents, warrants and covenants to the Company as follows:

(a)           The Member understands that the purpose of the Company is to engage in the Primary Business.  The Member has read and is familiar with, and has been given full and complete access to, information, financial or otherwise, regarding the Company and has utilized such access to the Member’s satisfaction and has obtained any other relevant information the Member has sought.  The Member has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of, and other matters pertaining to, this investment.

(b)           The Member has read this Agreement and understands that the Interests being acquired by the Member will be governed hereby.  The Member agrees to be bound, in all respects, by the terms of this Agreement.

(c)           The Member has sufficient knowledge and experience in financial and business matters in general, and investments in particular, to be capable of evaluating the merits and risks of the investment in the Interests.  The Member is able to bear the economic risk of this investment, including a total loss of the investment.  The Member has adequate means of providing for its currents needs and personal contingencies, has no need for liquidity in the investment in the Company and has no reason to anticipate any circumstances, financial or otherwise, which might cause or require any sale or distribution of the Interests.  The Member’s overall commitment to investments that are not readily marketable is not disproportionate to the Member’s net worth and the investment in the Company will not cause the Member’s overall commitment in such investments to become excessive.  The Member can lose its entire investment in the Interests without producing a material adverse change in the Member’s net worth.

(d)           It is the Member’s intention to acquire the Interest for its own account, for investment purposes, and not with a view to, or for, resale in connection with any distribution thereof.  The Member understands that no federal or state agency has passed upon the Interests or made any findings or determination as to the fairness of this investment.  The Member understands and acknowledges that the Interests have not been registered under the Securities Act or under state securities laws and that the sale of the Interests is being made pursuant to exemptions from registration that may depend upon the Member’s investment intention.  The Member also understands and acknowledges that the Interests may not be transferred unless they are registered under the Securities Act or an exemption from such registration is available thereunder and under applicable state securities laws and established to the Company’s satisfaction.  In addition, the Member acknowledges that the Interests are subject to additional restrictions on transferability in this Agreement that will make it difficult to Transfer or liquidate this investment.  The Member acknowledges that the Company will rely on these representations and that the Company is not required to recognize any Transfer of an Interest if, in the opinion of counsel, such Transfer would result in a violation of any federal or state law, rule or regulation, regarding the offering or sale of securities.  The Member further understands that any certificates representing the Interests may contain legends restricting the Transfer of the Interests.

(e)           The Member is fully authorized and qualified to become a Member of the Company and is authorized to make the initial Capital Contribution to the Company, and the person executing this Agreement on the Member’s behalf has been duly authorized to do so.

(f)            The Member understands and acknowledges that (i) the Company may need to raise additional capital from time to time in order to engage in the Primary Business and achieve any other objectives and goals that may be established for the Company by the Board, (ii) the Company may raise additional capital by selling Interests to one or more Members or other Persons, (iii) the Member has no right to participate in any future offering, or to buy any additional Interests that may be issued, by the Company except to the extent set forth herein, and (iv) the Member’s Percentage Interest in the Company may be diluted as a result of any such sale of additional Interests in the Company.

(g)           The Member will indemnify and hold harmless the Company and its Managers, officers, Members and Affiliates, and any other Person who controls or is controlled by any of them, against any and all loss, liability, claim, damage and expense whatsoever, including reasonable attorney’s fees, arising out of or based upon any false representation or warranty or any breach by the Member of any term or condition contained in this Article 14.

(h)           All of the information provided to the Company by the Member and all of the Member’s representations and warranties are true and correct as of the date of this Agreement.  The Member’s representations, warranties and covenants shall survive the delivery of the Member’s Capital Contribution.

ARTICLE 15
MISCELLANEOUS

Section 15.1           Notices.

All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied, mailed by registered or certified mail, sent by recognized overnight delivery or courier service (e.g., Federal Express) or, to the extent permitted by this Agreement, sent via electronic mail, and shall be deemed to have been given upon delivery, if delivered personally or by facsimile or electronic mail, three days after mailing, if mailed, or one Business Day after delivery to the courier, if delivered by overnight courier service, as follows:

(i)            if given to the Company, in care of the Board at the principal place of business of the Company set forth in Section 2.5 or at such other address as the Company may hereafter designate by 10 days’ written notice to the Members.

(ii)           if given to any Member, at such address designated on the signature page hereto or at such other address as such Member may hereafter designate by 10 days’ written notice to the Company.

Section 15.2           Failure to Pursue Remedies.

The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 15.3           Cumulative Remedies.

The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

Section 15.4           Binding Effect.

This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

Section 15.5           Interpretation.

Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable.  All references herein to “Articles,” “Sections” and “Paragraphs” shall refer to corresponding provisions of this Agreement.

Section 15.6           Severability.

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 15.7           Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one instrument.

Section 15.8           Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.9           Amendment or Restatement.

This Agreement (including any Exhibit or Schedule hereto) and the Certificate may be amended, modified or supplemented, and any provisions of this Agreement or the Certificate be waived, with a written instrument adopted, executed and agreed to by the Company and the Class B Members with an aggregate Class B Percentage Interest equal to or exceeding 50%; provided, however, that (a) this Agreement shall be deemed automatically amended from time to time without further consent of any party to reflect issuances and transfers of Interests made in compliance with this Agreement and (b) any amendment, modification, supplement or waiver to this Agreement or the Certificate that would adversely affect the rights, or increase the obligations, of any Member in any material respect shall not be effective without the consent of such affected Member.  Except as required by law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement.

Section 15.10         Governing Law.

This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.  The parties further agree that any legal action or proceeding with respect to this Agreement or any document relating hereto may be brought only in a federal or state court of competent jurisdiction in Houston, Texas.  Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-

convenience, which it may now or hereafter have to the bringing of such action or proceeding in any such respective jurisdiction.

Section 15.11         Dealings in Good Faith.

Except as otherwise expressly set forth herein, each party hereto agrees to act in good faith with respect to the other party in exercising its rights and discharging its obligations under this Agreement.  Each party further agrees to use its reasonable efforts to ensure that the purposes of this Agreement are realized and to take all steps as are reasonable in order to implement the operational provisions of this Agreement.

Section 15.12         Partition of the Property.

Each Member agrees that it shall have no right to partition the Property, or any portion thereof, and each Member agrees that it shall not make application to any court or authority having jurisdiction in the matter to commence or prosecute any action or proceeding for partition of the Property, or any portion thereof.  Upon the breach of this Section by any Member, the other Members, in addition to all other rights and remedies in law and equity, shall be entitled to a decree or order dismissing application, action or proceeding.

Section 15.13         Third Party Beneficiaries.

Except as expressly set forth in this Agreement, nothing in this Agreement is intended or shall be construed, to confer upon or give any Person other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in their being deemed a third party beneficiary of this Agreement.

Section 15.14         Tax Disclosure Authorization.

Notwithstanding anything herein to the contrary, the Members (and each Affiliate and Person acting on behalf of any Member) agree that each Member (and each employee, representative, and other agent of such Member) may disclose to any and all Persons, without limitation of any kind, the transaction’s tax treatment and tax structure (as such terms are used in Sections 6011 and 6112 of the Code and the Treasury Regulations thereunder) contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) provided to such Member or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws.

Section 15.15         Waivers and Consents.

A waiver or consent, express or implied, to or of any breach or default by any Person in the performance of its obligations hereunder is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligation of such Person hereunder.  Failure of a Person to assert the default or breach of any other Person hereunder shall not constitute a waiver thereof until the applicable statute of limitations period has run.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MWE LIBERTY:

MARKWEST LIBERTY GAS GATHERING, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

Address for notice:
1515 Arapahoe Street
Tower 2, Suite 700
Denver, CO 80202-2126
Attention: Senior Vice President and Chief Operations Officer

NGPMR:

M&R MWE LIBERTY, LLC

By:
Name:
Title:

Address for notice:
1401 McKinney, Suite 1025
Houston, TX 77010
Attention: Jeffrey C. Rawls

with a copy to:

Locke Lord Bissell & Liddell, LLP
600 Travis Street, Suite 3400
Houston, Texas 77002
Fax (713) 229-2518
Attention: H. William Swanstrom

Signature Page

EXHIBIT A

AREA OF MUTUAL INTEREST

The areas described on the attached Area of Mutual Interest Map.

**

A-1

EXHIBIT B

MEMBERS AND CAPITAL CONTRIBUTIONS

Member Name and Address	Capital Contribution	Type of Membership Interest	Initial Percentage Interest	Initial Investment Balance
M&R MWE Liberty, LLC 1401 McKinney, Suite 1025 Houston, TX 77010 Attention: Jeffrey C. Rawls Facsimile: (713) 579-5017 Email: jrawls@ngpmr.com with a copy to: Locke Lord Bissell & Liddell, LLP 600 Travis Street, Suite 3400 Houston, Texas 77002 Fax (713) 229-2518 Attention: H. William Swanstrom	**	Class A	40%	**

MarkWest Liberty Gas Gathering, L.L.C. 1515 Arapahoe Street, Tower 2, Suite 700 Denver, CO 80202 Attention: Senior Vice President and Chief Operations Officer Facsimile: (303) 925-9305 Email: jmollenkopf@markwest.com with a copy to: MarkWest Liberty Gas Gathering, L.L.C. 1515 Arapahoe Street, Tower 2, Suite 700 Denver, CO 80202 Attention: Senior Vice President, General Counsel and Secretary Facsimile: (303) 925-9308 Email: cbromley@markwest.com	[ ](1)	Class B	60%	**(2)

(1) Subject to adjustment in accordance with Section 4.1(a).

(2) Represents actual out-of-pocket costs incurred by MWE Liberty and its Affiliates through December 31, 2008 specifically related to developing the assets to be contributed, plus the established value of other property to be contributed, by MWE Liberty to the Company pursuant to the Contribution Agreement, subject to adjustment in accordance with Section 4.1(a).

B-1

EXHIBIT C

BASE PROJECT

1.                                      Natural Gas Processing Plant Construction and Operation

**

2.                                      Natural Gas Pipeline Construction and Operation

**

3.                                      Miscellaneous Natural Gas Processing Infrastructure Construction and Operation

**

C-1

EXHIBIT D

INITIAL BUDGET

(See attached)

**

[2 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

D-1

EXHIBIT E

ILLUSTRATIVE EXAMPLE CALCULATION OF INCENTIVE INTERESTS

**

[6 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

E-1

EXHIBIT F

SERVICE AGREEMENT

(see attached)

F-1

SERVICES AGREEMENT

BY AND BETWEEN

MARKWEST HYDROCARBON, INC.

MARKWEST LIBERTY GAS GATHERING, L.L.C.

AND

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1
1.1	Definitions	1

ARTICLE II. CAPEX FEE		4
2.1	CapEx Fee	4
2.2	CapEx Fee Payment Procedures	4

ARTICLE III. GENERAL AND ADMINISTRATIVE SERVICES		4
3.1	General and Administrative Services	4
3.2	General and Administrative Fee	5
3.3	G&A Fee Payment Procedures	5

ARTICLE IV. PERSONNEL SERVICES		6
4.1	Personnel Services	6
4.2	Personnel Procedures	6
4.3	Personnel Expenses	6
4.4	Personnel Expenses Reimbursement Procedures	7
4.5	Acknowledgment and Insurance	7

ARTICLE V. TERM		8

ARTICLE VI. LIMITS OF RESPONSIBILITY; INDEMNIFICATION		8
6.1	Limits of Responsibility	8
6.2	Indemnification by the Company	9
6.3	Indemnification by MWE Hydrocarbon	9
6.4	Remedies for Breach	9

ARTICLE VII. GENERAL PROVISIONS		10
7.1	Accuracy of Recitals	10
7.2	Choice of Law; Submission to Jurisdiction	10
7.3	Notices	10
7.4	Further Assurances	11
7.5	Entire Agreement	11
7.6	Effect of Waiver or Consent	11
7.7	Amendment or Modification	12
7.8	Assignment; Third-Party Beneficiaries	12
7.9	Counterparts	12
7.10	Severability	12
7.11	Interpretation	12
7.12	Relationship of the Parties	12
7.13	Binding Effect	12
7.14	Time of the Essence	13
7.15	Withholding or Granting of Consent	13
7.16	Laws and Regulations	13

i

7.17	No Recourse Against Officers or Directors	13
7.18	Signatories Duly Authorized	13
7.19	Incorporation of Exhibits by References	13
7.20	Dispute Resolution and Arbitration	13
7.21	Legal Compliance	14
7.22	Books & Records	14
7.23	Audit Rights	15

ii

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), is executed and agreed to as of [            ] [    ], 2009, to become effective at the Closing (the date and time of such Closing, if any, the “Effective Time”) by and between MarkWest Hydrocarbon, Inc., a Delaware corporation (“MWE Hydrocarbon”), MarkWest Liberty Gas Gathering, LLC, a Delaware limited liability company (“MWE Liberty”) and MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (the “Company”).  MWE Hydrocarbon, MWE Liberty and the Company are hereinafter each referred to as a “Party” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, MWE Liberty has been designated as the Operator pursuant to the Company Operating Agreement and believes it to be advisable and in the best interests of the Company to enter into this Agreement in order to provide for the provision by MWE Hydrocarbon of certain services to the Company; and

WHEREAS, MWE Hydrocarbon will provide to the Company and its subsidiaries (collectively, the “Company Entities”) all of the services necessary to operate, manage, maintain and report the operating results of the Company Entities’ assets, including natural gas processing plants, natural gas gathering pipelines, natural gas liquids pipelines, fractionation facilities, compressors, treating facilities, transportation facilities, storage facilities and related equipment and assets (collectively, the “Company Assets”);

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1           Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Additional Projects” has the meaning ascribed to such term in the Company Operating Agreement.

“Agreement” is defined in the preamble.

“Approved Budget” has the meaning ascribed to such term in the Company Operating Agreement.

“Area of Mutual Interest” has the meaning ascribed to such term in the Company Operating Agreement.

“Available Cash” has the meaning ascribed to such term in the Company Operating Agreement.

“CapEx Fee” is defined in Section 2.1.

1

“Capital Expenditures” means the amount of all capital expenditures and capital costs related to the Projects that are paid by the Company or a subsidiary of the Company and which are (i) expended for the acquisition of real property interests, making application for, prosecuting or obtaining permits, paying for equipment or other personal property or otherwise expended in the development, construction and expansion of the Projects (but, excluding maintenance capital expenditures) and (ii) ** of the **, including ** in accordance with the Company Operating Agreement.  For clarity purposes, the definition of “Capital Expenditures” shall **, but shall ** in accordance with clauses (i) and (ii) of the immediately preceding sentence.

“Claimant” is defined in Section 7.20(b).

“Class A Percentage Interest” has the meaning ascribed to such term in the Company Operating Agreement.

“Closing” has the meaning ascribed to such term in the Contribution Agreement.

“Company” is defined in the preamble.

“Company Assets” is defined in the recitals.

“Company Board” means the Board of Managers of the Company.

“Company Entities” is defined in the recitals.

“Company Entity” means any of the Company Entities.

“Company Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, executed and agreed to as of the date hereof.

“Company Released Parties” is defined in Section 6.1(a).

“Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and among the Company, MWE Liberty and M&R MWE Liberty, LLC, a Delaware limited liability company.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.  For the purposes of this definition, ownership of more than 50% of the voting interests of any entity shall be conclusive evidence that Control exists.

“CP Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index — All Urban Consumers, U.S. City Average, Not Seasonally Adjusted, or, if such index is discontinued, any successor or substitute index, which, in MWE Hydrocarbon’s reasonable opinion, is most nearly equivalent to such index.

“Designated MWE Employees” is defined in Section 4.2.

2

“Effective Time” shall have the meaning set forth in the preamble.

“G&A Fee” is defined in Section 3.2(a).

“G&A Services” is defined in Section 3.1.

“Investment Balance” has the meaning ascribed to such term in the Company Operating Agreement.

“Loss” and “Losses” are defined in Section 6.2.

“Member” has the meaning ascribed to such term in the Company Operating Agreement.

“MWE Entities” means MWE Hydrocarbon and any other Person Controlled by MWE Hydrocarbon or MarkWest Energy Partners, L.P., including MWE Liberty.

“MWE Entity” means any of the MWE Entities.

“MWE Hydrocarbon” is defined in the preamble.

“MWE Indemnified Party” is defined in Section 6.2.

“MWE Liberty” is defined in the preamble.

“MWE Released Parties” is defined in Section 6.1(a).

“Operator” has the meaning ascribed to such term in the Company Operating Agreement.

“Party” and “Parties” are defined in the preamble.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Personnel Expenses” is defined in Section 4.3.

“Personnel Services” is defined in Section 4.1.

“Projects” has the meaning ascribed to such term in the Company Operating Agreement.

“Prudent Industry Practices” means, at a particular time, any of the practices, methods and acts which, ** based upon the **, and the **, at such time, is ** operation and maintenance of the Company Assets and shall include, without limitation, the practices, methods and acts engaged in or approved by ** at such time with respect to the assets of the same or similar types as the Company Assets. Prudent Industry Practices are not intended to be limited to ** to the exclusion of all others, but rather is ** practices, methods and acts which ** at a ** as well as

3

with the **. Prudent Industry Practices are intended to entail the **, in the **, use from time to time.

** is defined in Section 2.1.

“Respondent” is defined in Section 7.20(b).

“Services” means all of the services necessary to operate, manage, maintain and report the operating results of the Company Assets, which services shall include the G&A Services and the Personnel Services.

ARTICLE II.

CAPEX FEE

2.1           CapEx Fee.  In partial consideration for the Services provided by MWE Hydrocarbon pursuant to this Agreement, the Company shall pay to MWE Hydrocarbon, or an MWE Entity designated by MWE Hydrocarbon, a quarterly fee (the “CapEx Fee”) equal to ** starting from and including the fiscal quarter in which the Closing occurs **; provided that the CapEx Fee for the fiscal quarter in which the Closing occurs shall be an amount equal to (a) ** (as defined in the Company Operating Agreement) of MWE Liberty ** (b) the CapEx Fee determined based on the ** such fiscal quarter in which the Closing occurs.

2.2           CapEx Fee Payment Procedures.  Within 10 days after the end of each fiscal quarter after the Closing occurs, the Company shall pay in immediately available funds the CapEx Fee with respect to such fiscal quarter.

ARTICLE III.

GENERAL AND ADMINISTRATIVE SERVICES

3.1           General and Administrative Services.  MWE Hydrocarbon agrees to provide the Company Entities with certain general and administrative services employing internal resources and employees of the MWE Entities, including legal, accounting, treasury, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit and tax services necessary to operate, manage, maintain and report the operating results of the Company Assets (collectively, the “G&A Services”).  The G&A Services shall be substantially equivalent in nature and quality to the services of such type provided by MWE Hydrocarbon in connection with its management and operation of assets similar to the Company Assets, including other MWE Entities.  MWE Hydrocarbon acknowledges, agrees and represents that the G&A Services will be provided by its employees, representatives, agents or contractors and will be provided in accordance with Prudent Industry Practices.  MWE Hydrocarbon also acknowledges, agrees and represents that it will be solely and completely responsible for (a) directing and managing the day-to-day activities of the employees providing the G&A Services, (b) payment of all compensation and benefits to, and employment and related taxes on behalf of, the employees providing such G&A Services and (c) complying with all statutes, laws, regulations, and ordinances related to its employment of such employees and any damages arising from its failure to do so.  The G&A Services shall not include any third party costs or expenses directly incurred by the Company Entities (or incurred by MWE Hydrocarbon on behalf of the Company Entities), including, without limitation, insurance coverage (or, if any

4

such insurance is provided through policies held by any of the MWE Entities, a pro rata allocation of the cost thereof determined by MWE Hydrocarbon and the Company in good faith and consistent with the historical practices of the MWE Entities) which third party costs and expenses shall be borne 100% by the Company Entities and shall not be subject to the G&A Fee; provided, however, that (x) the Company will not outsource services that are of the nature and quality of the services provided by MWE Hydrocarbon in connection with its management and operation of assets similar to the Company Assets, including assets of other MWE Entities, (1) unless similar services are generally outsourced for other MWE Entities and (2) ** and (y) all third party costs incurred by MWE Hydrocarbon on behalf of the Company must be reflected in an Approved Budget (as such term is defined in the Company Operating Agreement).

3.2           General and Administrative Fee.

(a)                                  Except to the extent modified by this Section 3.2(a), beginning in the month in which the Closing occurs, in exchange for the G&A Services, the Company shall pay to MWE Hydrocarbon, or an MWE Entity designated by MWE Hydrocarbon, a monthly fee (the “G&A Fee”) based on the following schedule: $** per month during 2009; $** per month during 2010; $** per month during 2011; $** per month during 2012; and $** per month during 2013; provided that for the month in which the Closing occurs, the G&A Fee shall be prorated based on a fraction, of which the numerator is the number of days from and including the date of the Closing to and including the final day of the month in which the Closing occurs, and of which the denominator is the total number of days in the month in which the Closing occurs.  As of January 1 of each year beginning on or after January 1, 2014, the G&A Fee shall be increased by the percentage increase in the CP Index.  In making such adjustments, the G&A Fee shall be increased by the percentage increase in the CP Index for the prior year period based on the most recent information available from the United States Department of Labor.

(b)                                 If after the Closing the Company completes any acquisitions or dispositions of assets or businesses, or any new laws, regulations or accounting rules are enacted or implemented, or any other material change in the business of the Company Entities occurs that is not anticipated as of the Closing, then the G&A Fee shall be appropriately increased or decreased, as appropriate, in order to account for adjustments in the nature and extent of the G&A Services to be provided by the MWE Entities to the Company Entities, with any such increase or decrease in the G&A Fee to be determined in good faith negotiations between MWE Hydrocarbon and the Company at such time.  Such new G&A Fee shall be subject to certain approval rights set forth in the Company Operating Agreement, including the Member approval rights set forth in Section 6.12 thereof.

3.3           G&A Fee Payment Procedures.  Following the end of each month, MWE Hydrocarbon shall send an invoice to the Company for the G&A Fee for the preceding month.  The Company shall pay such invoice within 30 days of receipt.

5

ARTICLE IV.

PERSONNEL SERVICES

4.1           Personnel Services.  In addition to the G&A Services, MWE Hydrocarbon shall provide its employees to operate, manage and maintain the Company Assets (the “Personnel Services”).  The Personnel Services shall be no less than substantially equivalent in nature and quality to the services of such type provided by MWE Hydrocarbon in connection with its management of assets similar to the Company Assets.  MWE Hydrocarbon acknowledges and agrees that the Personnel Services will be provided by its employees, representatives, agents or contractors and that it will be solely and completely responsible for (i) directing and managing the day-to-day activities of the employees providing the Personnel Services, (ii) payment of all compensation and benefits to, and employment and related taxes on behalf of, the employees providing such Personnel Services and (iii) complying with all statutes, laws, regulations, and ordinances related to the its employment of such employees and any damages arising from the its failure to do so.

4.2           Personnel Procedures.  The personnel providing the Personnel Services at the direction of MWE Hydrocarbon, (a) whose primary place of employment is within the Area of Mutual Interest and who have been assigned to perform duties with respect to Company Assets or (b) whose primary place of employment is outside the Area of Mutual Interest and who have been assigned specific or project-based duties with respect to Company Assets which duties are expected to be completed within a specified period of time will be referred to as the “Designated MWE Employees.”  For the avoidance of doubt, the Designated MWE Employees are not employees of the Company Entities, but instead, the Designated MWE Employees are employees of MWE Hydrocarbon and are simply performing Personnel Services for the Company Entities.  Furthermore, the Parties acknowledge that the Designated MWE Employees providing the Personnel Services shall not include any Person providing the G&A Services.

4.3           Personnel Expenses.  Beginning in the month in which the Closing occurs, in exchange for the Personnel Services, the Company shall reimburse MWE Hydrocarbon for the Company Entities’ pro rata share (up to 100% for Designated MWE Employees whose only duties for the MWE Entities were with respect to Company Entities’ business in the bi-weekly pay periods ending in the preceding month) of all costs and expenses incurred by MWE Hydrocarbon after the Effective Time in connection with the provision of the Personnel Services during the preceding month or the bi-weekly pay periods ending in the preceding month, as applicable, related to, among other items, the following costs and expenses incurred by the MWE Entities for the Designated MWE Employees:

(a)                                  compensation (including equity and equity-based compensation expenses), salary and wages (including payroll and withholding taxes associated therewith);

(b)                                 401(k) costs and any matching 401(k) contributions;

(c)                                  vacation and sick leave benefits;

(d)                                 medical and health insurance benefits;

6

(e)                                  disability insurance (including benefits paid);

(f)                                    workers’ compensation (including benefits paid);

(g)                                 life insurance;

(h)                                 any other employee benefit for which the MWE Entities incur costs.

The costs and expenses described in the immediately preceding sentence, including clauses (a) through (h) of such sentence, are referred to as “Personnel Expenses.”  The Company Entities’ pro rata share of Personnel Expenses with respect to each Designated MWE Employee shall be based on a fraction, the numerator of which is the number of hours in the bi-weekly pay periods ending during the preceding month such Designated Employee devoted to matters relating to the Company Entities’ business and the denominator of which is the aggregate number of hours such Designated Employee devoted to the businesses of the MWE Entities and the Company Entities combined in the bi-weekly pay periods ending in the preceding month; provided that ** Personnel Expenses for any Designated MWE Employee ** that ** the bi-weekly pay periods ending during the preceding month **.  Where it is not reasonably practicable to determine the pro rata share of Personnel Expenses with respect to a Designated Employee, MWE Hydrocarbon shall make a good faith reasonable estimate of such cost, expense or pro rata share.  The Company shall accept any estimate described in this paragraph, provided that such estimate is reasonable and made in good faith.  MWE Hydrocarbon agrees that ** the Personnel Expenses, such ** a Proposed Budget (as defined in the Company Operating Agreement).  For clarity purposes, the Personnel Expenses shall not include any costs or expenses related to any Person providing G&A Services.  MWE Hydrocarbon hereby represents that, as of the date hereof, it has no material liabilities with respect to workers’ compensation or disability claims.

4.4           Personnel Expenses Reimbursement Procedures.  Following the end of each month, MWE Hydrocarbon shall send a reasonably detailed invoice to the Company for amount of the Personnel Expenses incurred during the preceding month or the bi-weekly pay periods ending in the preceding month, as applicable, which is to be itemized by each Designated MWE Employee with the calculation of how the Personnel Expenses were derived for each such Designated MWE Employee.  The Company shall pay such invoice within 30 days of receipt.

4.5           Acknowledgment and Insurance.

(a)                                  MWE Hydrocarbon acknowledges and agrees that the Designated MWE Employees are not employees of the Company Entities and are not entitled to employment rights or benefits of the Company Entities.  MWE Hydrocarbon waives and releases the Company Entities for all claims and causes of action the Designated MWE Employees (or any subcontractors used by MWE Hydrocarbon to perform the Services) may have for any compensation, benefits or violations of any statute or regulation governing employee rights and benefits.

(b)                                 MWE Hydrocarbon shall maintain or require MWE Entities to maintain insurance consistent with the historical practices of the MWE Entities, including workers compensation (which specifically names Company Entities as insureds), automobile liability, and commercial general liability for injury of, or damages caused by all Designated MWE Employees (or

7

any subcontractors used by MWE Hydrocarbon to perform the Services) providing Personnel Services to the Company Entities.

ARTICLE V.

TERM

The term of this Agreement will commence on the Effective Time and will continue and remain in full force and effect until terminated in accordance with this Article V.  MWE Hydrocarbon may terminate this Agreement, upon ** prior written notice to Company, at any time when the MWE Entities ** of the Company.  The Company may terminate this Agreement, upon ** prior written notice to MWE Hydrocarbon, at any time when the MWE Entities ** of the Company.  This Agreement may not be terminated at any other time or for any other reason other than upon dissolution of the Company or due to the fraud, bad faith, gross negligence or willful misconduct of MWE Hydrocarbon or MWE Liberty, as established by a non-appealable court order, judgment, decree or decision.  Upon any such termination, only those provisions that, by their terms, expressly survive the termination of this Agreement shall survive such termination.

ARTICLE VI.

LIMITS OF RESPONSIBILITY; INDEMNIFICATION

6.1           Limits of Responsibility.

(a)                                  Except as otherwise set forth herein, MWE Hydrocarbon assumes no responsibility under this Agreement other than to provide the Services called for under this Agreement in accordance with the terms of this Agreement and shall not be responsible for any action of the Company or the Company Board in following or declining to follow any advice or recommendations of MWE Hydrocarbon.  The MWE Entities and their respective stockholders, members, partners, directors, managers, officers and employees (collectively, the “MWE Released Parties”) will not be liable to the Company Entities or their respective stockholders, members, partners, directors, managers, officers or employees (collectively, the “Company Released Parties”) for any acts or omissions by MWE Hydrocarbon performed or omitted in a manner reasonably believed to be within the scope of authority conferred on MWE Hydrocarbon pursuant to or in accordance with this Agreement, except for Losses for which MWE Hydrocarbon is obligated to indemnify the Company Released Parties pursuant to Section 6.3.

(b)                                 Except as otherwise set forth herein, there are no representations or warranties made by MWE Hydrocarbon or MWE Liberty, express or implied, at law or in equity, with respect to the subject matter hereof.

(c)                                  In no event shall either Party be liable to the other Party for special, indirect, incidental, consequential or punitive damages arising out of or related to this Agreement; provided, however, that this waiver shall not apply to the extent such special, indirect, incidental, consequential or

8

punitive damages are awarded in a proceeding brought or asserted by a third party against either Party.

6.2           Indemnification by the Company.  The Company shall, to the full extent lawful, reimburse, indemnify, defend and hold each of the MWE Released Parties (in such capacity, each, an “MWE Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsover (including reasonable attorneys’ fees) (each a “Loss” and collectively, “Losses”) in respect of or arising from **.

6.3           Indemnification by MWE Hydrocarbon.  MWE Hydrocarbon shall, to the full extent lawful, reimburse, indemnify, defend and hold each of the Company Released Parties harmless of and from any and all Losses in respect of or arising from **.

6.4           Remedies for Breach.  MWE Hydrocarbon shall satisfy any claim for any Losses for which the Company Released Parties are entitled to indemnification under Section 6.3 by either (a) ** for any such Losses and/or (b) ** such Losses.  In the event MWE Hydrocarbon fails to satisfy in full any claim for any Losses for which the Company is entitled to indemnification in accordance with the immediately preceding sentence ** of such Losses being finally determined, then MWE Liberty shall satisfy any such claim for indemnification by either (a) ** for any Losses related thereto that are ** or (b) having ** the amount of any such Loss that has not been satisfied in full in accordance with the immediately preceding sentence; provided that the ** set forth in this sentence by providing ** within 30 days of such Losses being finally determined.  In the event that any claim for Losses is to be satisfied pursuant to the immediately preceding sentence, MWE Liberty agrees to ** the Company Operating Agreement ** an amount equal to such unremedied Loss.

9

ARTICLE VII.
GENERAL PROVISIONS

7.1           Accuracy of Recitals.  The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

7.2           Choice of Law; Submission to Jurisdiction.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.  Subject to Section 7.20, the parties further agree that any legal action or proceeding with respect to this Agreement or any document relating hereto may be brought only in a federal or state court of competent jurisdiction in Houston, Texas.  Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of such action or proceeding in any such respective jurisdiction.

7.3           Notices.  Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally or by reputable courier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt, addressed as follows:

If to MWE Hydrocarbon:

MarkWest Hydrocarbon, Inc.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention:  Senior Vice President and Chief Operations Officer

and

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

If to MWE Liberty:

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention:  Senior Vice President and Chief Operations Officer

and

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

10

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

If to the Company:

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: Senior Vice President, Chief Operations Officer

and

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

and

M&R MWE Liberty, LLC

1401 McKinney, Suite 1025

Houston, Texas 77010

Attention: Jeffrey C. Rawls

with a copy to:

Locke Lord Bissell & Liddell, LLP

600 Travis Street, Suite 3400

Houston, Texas 77002

Fax  (713) 226-1143

Attention: H. William Swanstrom

A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 7.3.

7.4           Further Assurances.  The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

7.5           Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

7.6           Effect of Waiver or Consent.  No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its

11

obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

7.7                                 Amendment or Modification.  This Agreement may be amended, modified or supplemented from time to time only by a written agreement executed by all the Parties.

7.8                                 Assignment; Third-Party Beneficiaries.  No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties.

7.9                                 Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party shall be equally as effective as delivery of a manually executed counterpart by such Party.

7.10                           Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

7.11                           Interpretation.  In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section or Article means such Section or Article of this Agreement, and references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision hereof; and (g) the word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation.  Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

7.12                           Relationship of the Parties.  Nothing in this Agreement shall cause MWE Hydrocarbon, MWE Liberty or the Company to become members of any partnership, joint venture, association, syndicate or other entity.

7.13                           Binding Effect.  This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

12

7.14                           Time of the Essence.  Time is of the essence in the performance of this Agreement.

7.15                           Withholding or Granting of Consent.  Unless otherwise provided in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

7.16                           Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

7.17                           No Recourse Against Officers or Directors.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director or manager of MWE Hydrocarbon or MWE Liberty, any officer, director or manager of any MWE Entity or any officer, director or manager of any Company Entity.

7.18                           Signatories Duly Authorized.  Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

7.19                           Incorporation of Exhibits by References.  Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

7.20                           Dispute Resolution and Arbitration.

(a)                                  Should a dispute arise between the Parties, the Parties shall promptly seek to amicably resolve any such dispute by negotiations between the Parties prior to the initiation of binding arbitration in accordance with Section 7.20(b).  The Parties shall meet at a mutually acceptable time and place within 15 days after written notice by any Party to any other Party seeking resolution of a dispute under this Section 7.20(a) and thereafter as often as they reasonably determine to be necessary or appropriate to exchange relevant information and to attempt to resolve the dispute.  All negotiations and communications pursuant to this Section 7.20(a) shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence. If the matter is not resolved within 30 days after the initial meeting of the Parties, or such longer period as may be mutually agreed upon, either Party may initiate arbitration in accordance with Section 7.20(b).

(b)                                 Any disputes hereunder, including the inability of the Parties to agree to an adjustment to the invoices payable pursuant to Sections 2.2, 3.3 and 4.4, must be resolved through the use of binding arbitration using three

13

arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 7.20 will control the rights and obligations of the Parties. Arbitration must be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a party (“Claimant”) serving written notice on another party (“Respondent”) that the Claimant elects to refer a particular dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition to the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral parties with no prior relationships to any participants, parties, attorneys or law firms involved in the proceedings, (b) have never been officers, directors, managers or employees of the Company Entities or the MWE Entities and (c) have not less than seven years experience in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30 days after the selection of the third arbitrator. The Parties and the arbitrators should proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.

7.21                           Legal Compliance.  The Parties acknowledge and agree that this Agreement, and all Services provided under this Agreement including the termination thereof, are intended to comply with any and all laws and legal obligations and that this Agreement should be construed and interpreted with this purpose in mind.

7.22                           Books & Records.  MWE Hydrocarbon shall keep, or cause the MWE Entities to keep, full and adequate books of account and such other records as are necessary to reflect the results of operation of the Company, such books and records to be maintained at the offices of

14

the Company (it being agreed that MWE Hydrocarbon may keep its own books and records related to the performance of this Agreement at a location of its choosing).  Such books of account shall be kept in accordance with GAAP, or as otherwise reasonably directed by the Company.  All of such books and records shall be and remain at all times the property of the Company and upon any termination of this Agreement, all of such books and records (together with any copies thereof except to the extent that MWE Hydrocarbon or any MWE Entity shall be required to retain such copies in accordance with applicable laws) shall be turned over to the Company forthwith so as to ensure the orderly continuance of the operation of the Company.

7.23                           Audit Rights.  Upon reasonable notice of not less than ten business days, the Company (and its representatives and agents) shall have the right to audit and inspect, the books, records and other documents applicable to the Services and invoices set forth herein during normal business hours at the Operator’s principal place of business for a period of one year following the date an invoice is delivered to the Company, provided that any such audit or inspection shall be subject to the rights of the Company and the Operator set forth in Section 10.2 of the Company Operating Agreement regarding Unrelated Information (as defined in the Company Operating Agreement).

[Signature page follows]

15

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

MARKWEST HYDROCARBON, INC.

By:
Name:
Title:

MARKWEST LIBERTY GAS GATHERING, L.L.C.

By:
Name:
Title:

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:
Name:
Title:

F-1

EXHIBIT G

CAPITAL EXPENDITURES FOR AGREEMENTS

**

G-1

EXHIBIT H

PRE-APPROVED AFFILIATED TRANSACTIONS

1.                                       Services Agreement

2.                                       Fractionation and NGL Purchase Agreement

3.                                     The execution of the Company’s acknowledgment of the pledge by MWE Liberty of its Class B Interest in the Company to the Royal Bank of Canada pursuant to that certain Credit Agreement, dated as of February 20, 2008, among MWE, certain subsidiary guarantors, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the other lenders party thereto.

H-1

EXHIBIT I

BRING DOWN CERTIFICATE

The undersigned, [                                        ], [President] of MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company, acting in its capacity as the Operator of MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (the “Company”), is delivering this Bring Down Certificate to each Class A Member in accordance with Section 4.1(b)(i) of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 27th, 2009 (as amended, supplemented and restated from time to time, the “Operating Agreement”), in connection with the Capital Call properly made by the Board to the Class A Members, in accordance with the terms of the Operating Agreement, dated                             , 20     (the “Current Quarter Capital Call”), and, acting in his capacity as [President] of the Operator, hereby certifies to each Class A Member, as of                       , 20    , that:

1.                                       The Company has spent or committed to spend all previous Capital Contributions made by the Class A Members in accordance with an Approved Budget; and

2.                                       The Company will spend the Capital Contribution to be made pursuant to the Current Quarter Capital Call in accordance with an Approved Budget.

All capitalized terms used but not defined herein shall have their respective meanings given to such terms in the Operating Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Bring-Down Certificate in the capacity aforesaid as of                         , 20      .

MARKWEST LIBERTY GAS GATHERING, L.L.C.,
in its capacity as Operator of MarkWest Liberty Midstream & Resources, L.L.C.

By:
Name:
Title:

I-1

EXHIBIT J

ESCROW AGREEMENT

(see attached)

J-1

ESCROW AGREEMENT

This Escrow Agreement dated this          day of             ,          (the “Escrow Agreement”), is entered into by and among MarkWest Liberty Gas Gathering, L..L.C. (“MWE Liberty”), MarkWest Liberty Midstream & Resources, L.L.C. (“MarkWest Liberty”), M&R MWE Liberty, LLC (“NGPMR”) (MWE Liberty, MarkWest Liberty and NGPMR collectively, the “Parties,” and individually, a “Party”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).

RECITALS

A.                                   Pursuant to the terms of the Amended and Restated Limited Liability Company Agreement of MarkWest Liberty, dated                   , 2009 (the “LLC Agreement”), as security for NGPMR’s investment in MarkWest Liberty, capital contributions made by NGPMR, as a member of MarkWest Liberty, are to be paid into an Escrow Account until such time as the Parties agree to release such funds.

B.                                     NGPMR agrees to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

In consideration of the promises and agreements of the Parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties and the Escrow Agent agree as follows:

ARTICLE 1
ESCROW DEPOSIT

Section 1.1.                                   Receipt of Escrow Property.  Upon execution hereof, NGPMR shall deliver to the Escrow Agent the amount of ** in immediately available funds, and from time to time hereafter NGPMR shall deliver additional funds to the Escrow Agent (the “Escrow Property”).

Section 1.2.                                   Investments.

(a)                                  The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon in such investment or investments as MWE Liberty, MarkWest Liberty and NGPMR shall from time to time mutually direct in writing in the form of Exhibit A to this Escrow Agreement.  In the absence of such written direction, the Escrow Agent is hereby authorized and directed to hold the Escrow Property uninvested in a non-interest bearing transaction account eligible for unlimited insurance coverage from the Federal Deposit Insurance Corporation (“FDIC”) through December 31, 2009 (or other date, which may be earlier, as ordered or announced by the FDIC), and if the Escrow Agent is not otherwise directed in writing after such date, it is authorized and directed to continue to hold the Escrow Property uninvested in a non-interest bearing transaction account whether or not such account remains eligible for any insurance coverage from the FDIC.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 or Section 1.5 of this Escrow Agreement.

(b)                                 The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

Section 1.3.                                   Disbursements.  The Escrow Agent is hereby authorized and directed to make disbursements of the Escrow Property if a distribution has been jointly agreed to, in writing, by NGPMR, MWE Liberty and MarkWest Liberty.  The Escrow Agent shall, promptly upon receipt of such joint written instructions from NGPMR, MWE Liberty and MarkWest Liberty, release the Escrow Property (or any portion thereof) in accordance with such joint written instructions.  The Parties agree that, where terms of the LLC Agreement require disbursements of the Escrow Property, NGPMR, MWE Liberty and MarkWest Liberty, as applicable, shall use their best efforts in complying with such terms with respect to a joint written instruction required hereunder.

Section 1.4.                                   Income Tax Allocation and Reporting.

(a)                                  The Parties agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by MarkWest Liberty, whether or not such income was disbursed during such calendar year.

(b)                                 Prior to closing, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.   The Parties understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)                                  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Parties, jointly and severally, shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful

2

misconduct of the Escrow Agent.  The indemnification provided by this Section 1.4(c) is in addition to the indemnification provided in Section 3.1 and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.5.                                   Termination.  This Escrow Agreement shall terminate on December 31, 2011 unless the Escrow Property has already been fully disbursed (in which case the Escrow Agreement shall terminate upon such final disbursement), at which time the Escrow Agent is authorized and directed to disburse the Escrow Property in accordance with Section 1.3 and this Escrow Agreement shall be of no further force and effect except that the provisions of Sections 1.4(c), 3.1 and 3.2 hereof shall survive termination.

ARTICLE 2
DUTIES OF THE ESCROW AGENT

Section 2.1.                                   Scope of Responsibility.  Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any Party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any Party to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Parties, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.2.                                   Attorneys and Agents.  The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent.  The Escrow Agent shall be reimbursed as set forth in Section 3.1 for any and all compensation (fees, expenses and other costs) paid and/or reimbursed to such counsel and/or professionals.  The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

Section 2.3.                                   Reliance.  The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the direction or consent of the Parties or their respective agents, representatives, successors, or assigns.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or

3

persons’ authority.  Concurrent with the execution of this Escrow Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

Section 2.4.                                   Right Not Duty Undertaken.  The permissive rights of the Escrow Agent to do things enumerated in this Escrow Agreement shall not be construed as duties.

Section 2.5.                                   No Financial Obligation.  No provision of this Escrow Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Escrow Agreement.

ARTICLE 3
PROVISIONS CONCERNING THE ESCROW AGENT

Section 3.1.                                   Indemnification.  The Parties, jointly and severally, shall indemnify, defend and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, attorneys’ fees and expenses or other professional fees and expenses which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent, arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates, unless such loss, liability, cost, damage or expense shall have been finally adjudicated to have been directly caused by the willful misconduct or gross negligence of the Escrow Agent. The provisions of this Section 3.1 shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 3.2.                                   Limitation of Liability.  THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

Section 3.3.                                   Resignation or Removal.  The Escrow Agent may resign by furnishing written notice of its resignation to the Parties, and the Parties may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice of its removal along with payment of all fees and expenses to which it is entitled through the date of termination.  Such resignation or removal, as the case may be, shall be effective thirty (30) days after the delivery of such notice or upon the earlier appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrow Property and to deliver the same to a successor escrow agent as shall be appointed by the Parties, as evidenced by a joint written notice filed with the Escrow Agent or in accordance with a court order.  If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following the delivery of such

4

notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Parties.

Section 3.4.                                   Compensation.  The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be paid by MarkWest Liberty. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Property with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Property.

Section 3.5.                                   Disagreements.  If any conflict, disagreement or dispute arises between, among, or involving any of the parties hereto concerning the meaning or validity of any provision hereunder or concerning any other matter relating to this Escrow Agreement, or the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Property until the Escrow Agent (i) receives a final non-appealable order of a court of competent jurisdiction or a final non-appealable arbitration decision directing delivery of the Escrow Property, (ii) receives a written agreement executed by each of the parties involved in such disagreement or dispute directing delivery of the Escrow Property, in which event the Escrow Agent shall be authorized to disburse the Escrow Property in accordance with such final court order, arbitration decision, or agreement, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any such agreement, court order, or arbitration decision without further question, inquiry, or consent.

Section 3.6.                                   Merger or Consolidation.  Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the

5

rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 3.7.                                   Attachment of Escrow Property; Compliance with Legal Orders.  In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 4
MISCELLANEOUS

Section 4.1.                                   Successors and Assigns.  This Escrow Agreement shall be binding on and inure to the benefit of the Parties and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Escrow Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Party and the Escrow Agent and shall require the prior written consent of the other Party and the Escrow Agent (such consent not to be unreasonably withheld).

Section 4.2.                                   Escheat.  The Parties are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state.  The Escrow Agent shall have no liability to the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property escheat by operation of law.

Section 4.3.                                   Notices.  All notices, requests, demands, and other communications required under this Escrow Agreement shall be in writing, in English, and shall be deemed to have been duly given if delivered (i) personally, (ii) by facsimile transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid.  If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail.  Any notice given shall be deemed given upon the actual date of such delivery.  If notice is given to a party, it shall be given at the address for such party set forth below.  It shall be the responsibility of the Parties to notify the Escrow Agent and the other Party in writing of any name or address changes.  In the case of communications delivered to the Escrow Agent, such communications shall be deemed to have been given on the date received by the Escrow Agent.

6

If to MarkWest Liberty:

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street, Tower 2, Suite 700

Denver, CO 80202

Attention:  Andrew Schroeder, Treasurer

Telephone: 303 925-9256

Facsimile:  303 662-8870

If to MWE Liberty:

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street, Tower 2, Suite 700

Denver, CO 80202

Attention:  Andrew Schroeder, Treasurer

Telephone: 303 925-9256

Facsimile:  303 662-8870

If to NGPMR:

Attention:
Telephone:
Facsimile:

If to the Escrow Agent:

Wells Fargo Bank, National Association

1445 Ross Avenue – 2nd Floor

Dallas, Texas 75202-2812

Attention: Patrick Giordano - VP, Corporate Trust and Escrow Services

Telephone: 214-740-1573

Facsimile:  214-777-4086

Section 4.4.                                   Governing Law.  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 4.5.                                   Entire Agreement.  This Escrow Agreement sets forth the entire agreement and understanding of the parties related to the Escrow Property.

Section 4.6.                                   Amendment.  This Escrow Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by the Parties and the Escrow Agent.

7

Section 4.7.                                   Waivers.  The failure of any party to this Escrow Agreement at any time or times to require performance of any provision under this Escrow Agreement shall in no manner affect the right at a later time to enforce the same performance.  A waiver by any party to this Escrow Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.8.                                   Headings.  Section headings of this Escrow Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 4.9.                                   Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

[The remainder of this page left intentionally blank.]

8

IN WITNESS WHEREOF, this Escrow Agreement has been duly executed as of the date first written above.

MarkWest Liberty Midstream & Resources, L.L.C.

By:
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

MarkWest Liberty Gas Gathering, L.L.C.

By:
Name:	Andrew L. Schroeder
Title:	Vice President and Treasurer

M&R MWE Liberty, LLC

By:
Name:
Title:

Wells Fargo Bank, National Association, as Escrow Agent

By:
Name:
Title:

S-1

EXHIBIT A

Agency and Custody Account Direction

For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to invest, as indicated below or as I shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”) or another permitted investment of my choice (Check One):

☐ Wells Fargo Advantage Funds, 100% Treasury Money Market Fund

☐ Wells Fargo Advantage Funds, Government Money Market Fund

☐ Wells Fargo Advantage Funds, Cash Investment Money Market Fund

☐ Wells Fargo Advantage Funds, Prime Investment Money Market Fund

☐ Wells Fargo Advantage Funds, Treasury Plus Money Market Fund

☐ Wells Fargo Advantage Funds, Heritage Money Market Fund

☐ Wells Fargo Advantage Funds, National Tax-Free Money Market Fund

I acknowledge that I have received, at my request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account.

I understand from reading the Fund’s prospectus that Wells Fargo Funds Management, LLC (“Wells Fargo Funds Management”), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds.  Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds.  Boston Financial Data Services serves as transfer agent for the Funds.  The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company.  I also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund’s prospectus.

I understand that you will not exclude amounts invested in the Fund from Account assets subject to fees under the Account agreement between us.

I understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

I understand that if I choose to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.

Authorized Representative	Authorized Representative
MarkWest Liberty	NGPMR

Date	Date

Authorized Representative
MWE Liberty

Date

EXHIBIT B-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of MarkWest Liberty and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of MarkWest Liberty and MWE Liberty.

Name / Title	Specimen Signature

Frank Semple
Name	Signature

President
Title

Nancy Buese
Name	Signature

Chief Financial Officer
Title

Andrew Schroeder
Name	Signature

Vice President, Treasurer
Title

John Mollenkopf
Name	Signature

Chief Operations Officer
Title

EXHIBIT B-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of NGPMR and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of NGPMR.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C

Acceptance Fee:	Waived

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).  The Acceptance Fee is payable at time of Escrow Agreement execution.

Annual Escrow Agent Administration Fee:	$3,500.00

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Float credit received by the bank for receiving funds that remain un-invested are deemed part of the Escrow Agent’s compensation. Tax reporting is included for up to two (2) entities or individuals.  In the event additional reporting is necessary, a $25 per reporting charge will be assessed.

This fee is payable in advance, with the first installment due at the time of Escrow Agreement execution. The Annual Escrow Agent Administration Fee covers the full term of the escrow and will not be prorated or refunded in the year of early termination, if any.

Wells Fargo’s bid is based on the following assumptions:

•                  Number of Escrow Accounts to be established:  One (1)

•                  Number of Deposits to Escrow Account:  One (1)

•                  Number of Withdrawals from Escrow Fund:  Estimated One (1)

•                  Term of Escrow:  Approximately Twelve (12) Months

•                  APPOINTMENT SUBJECT TO RECEIPT OF REQUESTED DUE DILIGENCE INFORMATION AS PER THE USA PATRIOT ACT

•                  THIS PROPOSAL ASSUMES THAT BALANCES IN WILL BE INVESTED IN WELLS FARGO MONEY MARKET DEMAND ACCOUNT OR WELLS FARGO ADVANTAGE FUNDS

•                  ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY

•                  IF THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF THE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

Out-of Pocket Expenses:	At Cost

We will charge for out-of-pocket expenses in response to specific tasks assigned by the client or provided for in the escrow agreement.  Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings.   There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent.  These assumptions are based on information provided to us as of the date of this fee schedule.  Our fee schedule is subject to review and acceptance of the final documents.  Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule. Extraordinary services (services other than the ordinary administration services of Escrow Agent described above) are not included in the annual administration fee and will be billed as incurred at the rates in effect from time to time.

EXHIBIT K

FRACTIONATION AND NGL PURCHASE AGREEMENT

(see attached)

K-1

FRACTIONATION AND NATURAL GAS LIQUIDS PURCHASE AGREEMENT

This Fractionation and Natural Gas Liquids Purchase Agreement (“Agreement”) is made and entered into this          day of                   , 200    , by and between MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C., a Delaware limited liability company (“Liberty”), and MARKWEST HYDROCARBON, INC., a Delaware corporation (“MarkWest”).  Liberty and MarkWest may be referred to individually as “Party”, or collectively as “Parties”.

Section 1.                                            Scope of Agreement and General Terms and Conditions.  Liberty agrees to deliver, or cause to be delivered, and to sell to MarkWest the Raw Make (and the Plant Products contained therein) it delivers to MarkWest, as defined below, and MarkWest agrees to receive and purchase such Raw Make (and the Plant Products contained therein), to cause such Raw Make to be fractionated into Plant Products, and to use commercially reasonable efforts to market such Plant Products, all in accordance with this Agreement. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto.

Section 2.                                            Effective Date.  The date on which the obligations and duties of the Parties shall commence, being the “Effective Date”, shall be                 , 200    .

Section 3.                                            Term. This Agreement shall remain in full force and effect from the Effective Date for a period of ** thereafter (“Primary Term”), and Liberty may renew this Agreement on a year-to-year basis thereafter upon 60 days written notice in advance of the expiration of the Primary Term or of any yearly extension thereof (the Primary Term collectively with any renewal term, the “Term”).

Section 4.                                            Consideration.

A.                                   As full consideration for the sale of the Raw Make and the Plant Products contained therein and the fractionation of the Raw Make into Plant Products, as defined below, MarkWest shall pay Liberty as follows:

i.                                          For each Accounting Period during the Term, MarkWest shall pay to Liberty **, multiplied by the gallons of individual Plant Products contained in the Raw Make delivered by Liberty to MarkWest during that Accounting Period, as determined at the Measurement Point and as adjusted for Incidental Losses and Gains, less the following fees:

a.                                       A fractionation fee for the fractionation of the Raw Make into Plant Products, equal to the gallons of Raw Make delivered by Liberty to MarkWest during that Accounting Period, as determined at the Measurement Point, multiplied by ** (the “Fractionation Fee”);

b.                                      The cost of Fuel utilized in the Siloam Facility, which shall equal the **;

1

c.                                       Should Liberty deliver any Raw Make by railcar, an unloading fee of ** per gallon of Raw Make unloaded from railcars (the “Unloading Fee”); and

d.                                      The ** transportation costs incurred in connection with transporting the Raw Make from the Delivery Point to the Siloam Facility.

ii.                                       The Fractionation Fee and the Unloading Fee (collectively, the “Fees”) shall be adjusted annually as set forth below.  ** the Fees shall be adjusted on an annual basis in proportion to the percentage change, from the preceding year in the Producer Price Index for oil and gas field services (SIC 138) as published by the Department of Labor (the “PPI”). The adjustment of the Fractionation Fee shall be made effective January 1 of each year, and shall reflect the percentage change in the PPI as it existed for the immediately preceding January from the PPI for the second immediately preceding January.

iii.                                    In the event that storage of Plant Products is required, the Parties shall negotiate in good faith regarding the terms and conditions relating to such storage.

Section 5.                                            Notices.   All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:

MarkWest:

Address:                                               1515 Arapahoe Street, Tower 2, Suite 700
Denver, Colorado 80202
Attn: Senior Vice President and Chief Operations Officer
Phone:  (303) 925-9246
Fax: (303) 925-9305

With a copy to:

1515 Arapahoe Street, Tower 2, Suite 700
Denver, Colorado 80202
Attn: Senior Vice President and General Counsel
Phone:  (303) 925-9220
Fax: (303) 925-9308

Liberty:

Address:                                               1515 Arapahoe Street, Tower 2, Suite 700
Denver, Colorado 80202

2

Attn: Senior Vice President and Chief Operations Officer
Phone:  (303) 925-9246
Fax: (303) 925-9305

With a copy to:

1515 Arapahoe Street, Tower 2, Suite 700
Denver, Colorado 80202
Attn: Senior Vice President and General Counsel
Phone:  (303) 925-9220
Fax: (303) 925-9308

and to:

M&R MWE Liberty, LLC
1401 McKinney, Suite 1025
Houston, Texas  77010
Attn: Jeffrey C. Rawls

and to:

Locke Lord Bissell & Liddell, LLP
600 Travis Street, Suite 3400
Houston, Texas 77002
Fax  (713) 226-1143
Attention: H. William Swanstrom

Section 6.                                            Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered and original, and all of which shall be considered one instrument.

[signature page follows]

3

IN WITNESS WHEREOF, the Parties have executed this Fractionation and Natural Gas Liquids Purchase Agreement on the date first set forth above.

MARKWEST HYDROCARBON, INC.

By:

Name:

Title:

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:

Name:

Title:

4

GENERAL TERMS AND CONDITIONS

Attached to and made a part of that certain

Fractionation and Natural Gas Liquids Purchase Agreement

between

MarkWest Hydrocarbon, Inc., as “MarkWest”

and

MarkWest Liberty Midstream & Resources, L.L.C., as “Liberty”

Dated:

                        , 200

ARTICLE 1: DEFINITIONS

Accounting Period.     The period commencing at 10:00 a.m., Eastern Time, on the first day of a calendar month and ending at 10:00 a.m., Eastern Time, on the first day of the next succeeding month.

Btu.  A British Thermal Unit, which is the quantity of heat required to raise the temperature of one (1) pound avoirdupois of pure water from fifty-eight and five tenths degrees Fahrenheit (58.5°F) to fifty-nine and five tenths degrees Fahrenheit (59.5°F) at a pressure of fourteen and six hundred ninety-six thousandths pounds per square inch absolute (14.696 psia).

Delivery Point.     The point at which Raw Make is delivered to MarkWest, being the outlet flange of the Raw Make loading facilities of Liberty’s processing facilities near Houston, PA or Marshall County, WV.

Force Majeure.    Any cause or condition not within the commercially reasonable control of the Party claiming suspension and which by the exercise of commercially reasonable diligence, such Party is unable to prevent or overcome.

Fuel.       All Gas, Plant Products, vapors or other forms of energy utilized as fuel in the Siloam Facility.

Fuel Price.    ** for natural gas plus **, calculated each month on the last trading day of the month for the applicable month of delivery.

Fuel Utilization Rate.  ** MMbtu/gallon.

Gas.  All hydrocarbon and non-hydrocarbon substances in a gaseous state.

Incidental Losses or Gains.       The incidental losses of Raw Make and/or Plant Products incurred in MarkWest’s facilities, or the losses or gains of Raw Make and/or Plant Products incurred due to variations in measurement equipment.

Indemnifying Party and Indemnified Party.  As defined in Article 8, below.

Losses. Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been

5

sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

Measurement Point.    The measurement facilities at the Siloam Facility.

MMBtu.  1,000,000 Btu’s.

Net Sales Price.    The volume-weighted average net sales price per gallon of each individual component of the Plant Products received by MarkWest, or by an affiliated agent of MarkWest, from unaffiliated third party purchasers (excluding any sales to affiliates of MarkWest) for all Plant Products sold by MarkWest or by an affiliated agent of MarkWest at the Siloam Facility during the applicable Accounting Period, or for Plant Products not sold at the Siloam Facility, the net sales price shall be a calculated amount of the proceeds from unaffiliated third party purchasers (excluding any sales to affiliates of MarkWest) netted back to the Siloam Facility after deduction of all unaffiliated third party transportation and storage related charges and, in the event of affiliated transportation charges, the actual costs, to include amortization costs for railcars owned by MarkWest or its affiliates **.

Plant Products.    Ethane, propane, iso-butane, normal butane, iso-pentane, normal pentane, hexanes plus, any other liquid hydrocarbon product, or any mixtures thereof, and any incidental methane included in any of the foregoing, as contained in the Raw Make delivered by Liberty to MarkWest under this Agreement.

Raw Make.     A combined stream of propane and heavier liquefied hydrocarbons, including incidental ethane.

Siloam Facility.    MarkWest Energy Appalachia, L.L.C.’s Siloam fractionation facility located near South Shore, Kentucky, including any treating equipment, Plant Products separation and fractionation vessels, all above ground Plant Products storage vessels and all below ground Plant Products storage caverns and facilities, and associated condensing, heating, pumping, conveying, and other equipment and instrumentation; including all structures associated with those facilities; and all Plant Products loading facilities, including railcar loading, truck loading and barge loading facilities and including all easements, rights-of-way, and other property rights pertaining to the construction and operation of those facilities; wherever those facilities, structures, easements, rights-of-way, and other property rights are located.

ARTICLE 2: LIBERTY’S COMMITMENTS

2.1.          Liberty hereby commits and agrees to sell to MarkWest, at the Delivery Point, all of the Raw Make (and all of the Plant Products contained therein) that Liberty elects to deliver at the Delivery Point, as adjusted for Incidental Losses or Gains.

ARTICLE 3: MARKWEST’S COMMITMENTS

3.1.          MarkWest hereby commits and agrees to (a) receive and purchase from Liberty, at the Delivery Point, all of the Raw Make (and the Plant Products contained therein) delivered by Liberty at the Delivery Point, as adjusted for Incidental Losses or Gains, ** at Siloam to fractionate **, in which case MarkWest shall **, (b) subject to the foregoing clause (a), cause the Raw Make to be fractionated into Plant Products in accordance with this Agreement, and (c) use commercially reasonable efforts to market the Plant Products.  MarkWest’s

6

acceptance of Raw Make from Liberty is ** as of the date of this Agreement and **, and ** Raw Make.

ARTICLE 4: OPERATION OF MARKWEST’S FACILITIES

4.1           All facilities operated by MarkWest which are required for the performance of the services provided herein shall be maintained and operated at MarkWest’s sole cost and expense.  MarkWest will provide, or will cause its affiliates to provide, Fuel for the Siloam Facility.

4.2           All Incidental Losses and Gains incurred at the Siloam Facility shall be allocated to Liberty and the other parties for whom MarkWest is causing Raw Make to be fractionated at the Siloam Facility on a pro rata basis based upon the volume of Raw Make that MarkWest is causing to be fractionated at the Siloam Facility.

ARTICLE 5: QUALITY

5.1.          As long as the Raw Make delivered hereunder for fractionation is of a quality which, when fractionated, meets the applicable specifications set forth on Exhibit A attached hereto, then MarkWest agrees to receive the Raw Make and to cause the Raw Make to be fractionated into Plant Products meeting the specifications set forth herein.

5.2           Should any of the Raw Make fail to meet the above specifications, then:

A.            MarkWest may take receipt of the non-conforming Raw Make, and that receipt shall not be construed as a waiver or change of standards for future Raw Make deliveries; or

B.            MarkWest may, at its sole discretion, cease receiving the non-conforming Raw Make, and shall notify Liberty that it has, or will, cease receiving the non-conforming Raw Make.

5.3           MarkWest shall cause all Raw Make meeting the requirements under Section 5.1 to be fractionated to produce Plant Products meeting the specifications set forth on Exhibit A attached hereto.

5.4           MarkWest shall cause Plant Products to be odorized in accordance with the directions of Liberty.

ARTICLE 6: MEASUREMENT EQUIPMENT AND PROCEDURES AND ANALYSES

6.1           Raw Make.  Raw Make shall be measured at the Measurement Point and shall conform to applicable API and GPA standards for truck and rail car measurement as follows:

A.            The trucks shall be weighed empty and full.  GPA Standard 8186, as revised, is the standard to be used on all truck deliveries.

B.            Rail cars shall be measured using strapping tables and liquid spew gauges.  Vapor correction calculations will be made as required by applicable industry standards.

6.2.          Plant Products.  Measurement of all Plant Products and deliveries shall be converted to 60° F and shall conform to applicable API and GPA standards for truck and rail car measurement:

A.            The trucks shall be weighed both empty and full.  GPA Standard 8186, as revised, is the standard to be used on all truck deliveries.

B.            Rail cars shall be measured using strapping tables and liquid spew gauges.  Vapor correction calculations will

7

be made as required by applicable industry standards.

6.3           Measurement Inaccuracies.  If any measuring equipment used herein is out of service or, upon test, is found to be in error by an amount exceeding 1%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon.  If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test.  In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible:  (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by Liberty estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.

6.4           Analyses.

A.            MarkWest shall, at its sole cost, risk and expense, install, operate and maintain,  or cause to be installed, operated and maintained, equipment to analyze the composition of the Raw Make and of the Plant Products in accordance with applicable GPA standards.

B.            With respect to Raw Make delivered by tank and truck cars, and with respect to Plant Products, samples shall be analyzed in accordance with applicable GPA standards.  The analysis shall also include the determination of the molecular weight, density and heating value of the pentanes and heavier hydrocarbons, quarterly in accordance with industry recognized standards.  Liberty or MarkWest or their representatives may take samples for verification of composition and may be present during any of the other party’s sampling operations.

ARTICLE 7: PAYMENTS

7.1.          Based on the measurements set forth in this Agreement, MarkWest shall provide Liberty with a statement explaining how all payments due under the terms of this Agreement were determined not later than the 20th day of the Accounting Period following the Accounting Period for which the consideration is due.  Any sums due MarkWest or Liberty under this Agreement shall be paid no later than the last day of the Accounting Period in which the statement provided pursuant to the preceding sentence was received.

7.2           Either Party, on 10 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, measurement, computation, charge, or payment made under or pursuant to this Agreement.  The scope of any audit shall be limited to the 24 month period immediately prior to the month in which the audit is completed. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each 12 months.  All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24 month period immediately prior to the month in which the audit is requested, or made in any 24 month period for which the audit is requested but for which a written claim for adjustments is

8

not made within 90 days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes.  To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.

ARTICLE 8: FORCE MAJEURE

8.1.          In the event a Party is rendered unable, wholly or in part, by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make any payments due hereunder, the obligations of that Party, so far as they are affected by Force Majeure, shall be suspended from the inception and during the continuance of the inability, and the cause of the Force Majeure, as far as possible, shall be remedied with commercially reasonable diligence. The Party affected by Force Majeure shall provide the other Party with a reasonably detailed written notice of the Force Majeure event within a reasonable time after the affected Party learns of the occurrence of the Force Majeure event. The settlement of strikes, lockouts, and other labor difficulty shall be entirely within the discretion of the Party having the difficulty and nothing herein shall require the settlement of strikes, lockouts, or other labor difficulty.

ARTICLE 9: LIABILITY AND INDEMNIFICATION

9.1.          As among the Parties hereto, Liberty and any of its designees shall be in custody, control and possession of the Raw Make and Plant Products hereunder, until the Raw Make and Plant Products are delivered to MarkWest at the Delivery Point.

9.2.          As among the Parties hereto, MarkWest and any of its designees shall be in custody, control and possession of the Raw Make and Plant Products hereunder after the Raw Make and Plant Products are delivered at the Delivery Point.

9.3.          Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its affiliates (except for the Indemnifying Party itself), and each of their directors, officers, managers, partners, members and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ gross negligence or willful conduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are related to: (a) the Indemnifying Party’s facilities; or (b) the Indemnifying Party’s possession and control of the Raw Make or Plant Products, as applicable.

ARTICLE 10: MISCELLANEOUS

10.1.        The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party’s privilege of exercising that right at any subsequent time or times.

10.2.        This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Kentucky without regard to choice of law principles.

10.3.        This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of MarkWest’s interests covered by this Agreement. No assignment of this Agreement shall be binding on either of the Parties until the first day of the Accounting Period following the date a certified copy of the instrument evidencing that sale, transfer, assignment or conveyance has been

9

delivered to the other Party. Further, each assigning Party shall notify its assignee of the existence of this Agreement and obtain a ratification of this Agreement prior to such assignment. No assignment by either Party shall relieve that Party of its continuing obligations and duties hereunder without the express consent of the other Party.

10.4.        Any change, modification or alteration of this Agreement shall be in writing, signed by the Parties; and, no course of dealing between the Parties shall be construed to alter the terms of this Agreement.

10.5         This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

10.6         NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

10.7         Any dispute arising under this Agreement (“Arbitrable Dispute”) shall be referred to and resolved by binding arbitration in Houston, Texas, by three (3) arbitrators, in accordance with the rules and procedures of the American Arbitration Association (“AAA”); and, to the maximum extent applicable, the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and any statute or rules, this Section shall control. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations, by one party (“Claimant”) giving written notice to the other party (“Respondent”) and to AAA, that the Claimant elects to refer the Arbitrable Dispute to arbitration, and that the Claimant has appointed an arbitrator, who shall be identified in such notice. The Respondent shall notify the Claimant and AAA within thirty (30) days after receipt of Claimant’s notice, identifying the arbitrator the Respondent has appointed. The two (2) arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed (upon failure of a party to act within the time specified for naming an arbitrator, such arbitrator shall be appointed by the AAA in accordance with its rules). MarkWest shall pay the compensation and expenses of the arbitrator named by or for it, Liberty shall pay the compensation and expenses of the arbitrator named by or for it, and MarkWest and Liberty shall each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must be neutral parties who have never been officers, directors, employees, contractors or agents of the parties or any of their Affiliates, must have not less than ten (10) years experience in the oil and gas industry, and must have a formal financial/accounting, engineering or legal education. The parties shall have all rights of discovery in accordance with the Federal Rules of Civil Procedure. The hearing shall be commenced within thirty (30) days after the selection of the third arbitrator. The parties and the arbitrators

10

shall proceed diligently and in good faith in order that the arbitral award shall be made as promptly as possible.  To the maximum extent allowed by law, in all arbitration proceedings the laws of Kentucky shall be applied, without regard to any conflicts of laws principles. All statutes of limitation and of repose that would otherwise be applicable shall apply to any arbitration proceeding. The tribunal shall not have the authority to grant or award indirect or consequential damages, punitive damages or exemplary damages.

11

EXHIBIT A

PRODUCTS QUALITY SPECIFICATIONS

PROPANE

Product Characteristics	Minimum	Maximum	Test Methods Latest Revision

**

12

NORMAL BUTANE

Product Characteristics	Minimum	Maximum	Test Methods Latest Revision

**

13

ISOBUTANE

Product Characteristics	Minimum	Maximum	Test Methods Latest Revision

**

14

NATURAL GASOLINE

Product Characteristics	Minimum	Maximum	Test Methods Latest Revision

**

15

EXHIBIT D

SERVICES AGREEMENT

SERVICES AGREEMENT

BY AND BETWEEN

MARKWEST HYDROCARBON, INC.

MARKWEST LIBERTY GAS GATHERING, L.L.C.

AND

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS		1

1.1	Definitions	1

ARTICLE II. CAPEX FEE		4

2.1	CapEx Fee	4
2.2	CapEx Fee Payment Procedures	4

ARTICLE III. GENERAL AND ADMINISTRATIVE SERVICES		4

3.1	General and Administrative Services	4
3.2	General and Administrative Fee	5
3.3	G&A Fee Payment Procedures	6

ARTICLE IV. PERSONNEL SERVICES		6

4.1	Personnel Services	6
4.2	Personnel Procedures	6
4.3	Personnel Expenses	6
4.4	Personnel Expenses Reimbursement Procedures	7
4.5	Acknowledgment and Insurance	7

ARTICLE V. TERM		8

ARTICLE VI. LIMITS OF RESPONSIBILITY; INDEMNIFICATION		8

6.1	Limits of Responsibility	8
6.2	Indemnification by the Company	9
6.3	Indemnification by MWE Hydrocarbon	9
6.4	Remedies for Breach	9

ARTICLE VII. GENERAL PROVISIONS		10

7.1	Accuracy of Recitals	10
7.2	Choice of Law; Submission to Jurisdiction	10
7.3	Notices	10
7.4	Further Assurances	12
7.5	Entire Agreement	12
7.6	Effect of Waiver or Consent	12
7.7	Amendment or Modification	12
7.8	Assignment; Third-Party Beneficiaries	12
7.9	Counterparts	12
7.10	Severability	12
7.11	Interpretation	12
7.12	Relationship of the Parties	13
7.13	Binding Effect	13
7.14	Time of the Essence	13
7.15	Withholding or Granting of Consent	13
7.16	Laws and Regulations	13

i

7.17	No Recourse Against Officers or Directors	13
7.18	Signatories Duly Authorized	13
7.19	Incorporation of Exhibits by References	13
7.20	Dispute Resolution and Arbitration	13
7.21	Legal Compliance	15
7.22	Books & Records	15
7.23	Audit Rights	15

ii

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), is executed and agreed to as of [                      ] [      ], 2009, to become effective at the Closing (the date and time of such Closing, if any, the “Effective Time”) by and between MarkWest Hydrocarbon, Inc., a Delaware corporation (“MWE Hydrocarbon”), MarkWest Liberty Gas Gathering, LLC, a Delaware limited liability company (“MWE Liberty”) and MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company (the “Company”).  MWE Hydrocarbon, MWE Liberty and the Company are hereinafter each referred to as a “Party” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, MWE Liberty has been designated as the Operator pursuant to the Company Operating Agreement and believes it to be advisable and in the best interests of the Company to enter into this Agreement in order to provide for the provision by MWE Hydrocarbon of certain services to the Company; and

WHEREAS, MWE Hydrocarbon will provide to the Company and its subsidiaries (collectively, the “Company Entities”) all of the services necessary to operate, manage, maintain and report the operating results of the Company Entities’ assets, including natural gas processing plants, natural gas gathering pipelines, natural gas liquids pipelines, fractionation facilities, compressors, treating facilities, transportation facilities, storage facilities and related equipment and assets (collectively, the “Company Assets”);

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1             Definitions.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Additional Projects” has the meaning ascribed to such term in the Company Operating Agreement.

“Agreement” is defined in the preamble.

“Approved Budget” has the meaning ascribed to such term in the Company Operating Agreement.

“Area of Mutual Interest” has the meaning ascribed to such term in the Company Operating Agreement.

“Available Cash” has the meaning ascribed to such term in the Company Operating Agreement.

1

“CapEx Fee” is defined in Section 2.1.

“Capital Expenditures” means the amount of all capital expenditures and capital costs related to the Projects that are paid by the Company or a subsidiary of the Company and which are (i) expended for the acquisition of real property interests, making application for, prosecuting or obtaining permits, paying for equipment or other personal property or otherwise expended in the development, construction and expansion of the Projects (but, excluding maintenance capital expenditures) and (ii) ** of the **, including ** in accordance with the Company Operating Agreement.  For clarity purposes, the definition of “Capital Expenditures” shall **, but shall ** in accordance with clauses (i) and (ii) of the immediately preceding sentence.

“Claimant” is defined in Section 7.20(b).

“Class A Percentage Interest” has the meaning ascribed to such term in the Company Operating Agreement.

“Closing” has the meaning ascribed to such term in the Contribution Agreement.

“Company” is defined in the preamble.

“Company Assets” is defined in the recitals.

“Company Board” means the Board of Managers of the Company.

“Company Entities” is defined in the recitals.

“Company Entity” means any of the Company Entities.

“Company Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Company, executed and agreed to as of the date hereof.

“Company Released Parties” is defined in Section 6.1(a).

“Contribution Agreement” means that certain Contribution Agreement, dated as of the date hereof, by and among the Company, MWE Liberty and M&R MWE Liberty, LLC, a Delaware limited liability company.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.  For the purposes of this definition, ownership of more than 50% of the voting interests of any entity shall be conclusive evidence that Control exists.

“CP Index” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index — All Urban Consumers, U.S. City Average, Not Seasonally Adjusted, or, if such index is discontinued, any successor or substitute index, which, in MWE Hydrocarbon’s reasonable opinion, is most nearly equivalent to such index.

2

“Designated MWE Employees” is defined in Section 4.2.

“Effective Time” shall have the meaning set forth in the preamble.

“G&A Fee” is defined in Section 3.2(a).

“G&A Services” is defined in Section 3.1.

“Investment Balance” has the meaning ascribed to such term in the Company Operating Agreement.

“Loss” and “Losses” are defined in Section 6.2.

“Member” has the meaning ascribed to such term in the Company Operating Agreement.

“MWE Entities” means MWE Hydrocarbon and any other Person Controlled by MWE Hydrocarbon or MarkWest Energy Partners, L.P., including MWE Liberty.

“MWE Entity” means any of the MWE Entities.

“MWE Hydrocarbon” is defined in the preamble.

“MWE Indemnified Party” is defined in Section 6.2.

“MWE Liberty” is defined in the preamble.

“MWE Released Parties” is defined in Section 6.1(a).

“Operator” has the meaning ascribed to such term in the Company Operating Agreement.

“Party” and “Parties” are defined in the preamble.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Personnel Expenses” is defined in Section 4.3.

“Personnel Services” is defined in Section 4.1.

“Projects” has the meaning ascribed to such term in the Company Operating Agreement.

“Prudent Industry Practices” means, at a particular time, any of the practices, methods and acts which, ** based upon the **, and the **, at such time, is ** operation and maintenance of the Company Assets and shall include, without limitation, the practices, methods and acts engaged in or approved by ** at such time with respect to the assets of the same or similar types as the Company Assets. Prudent Industry Practices are not intended to be limited to ** to the

3

exclusion of all others, but rather is ** practices, methods and acts which ** at a ** as well as with the **. Prudent Industry Practices are intended to entail the **, in the **, use from time to time.

** is defined in Section 2.1.

“Respondent” is defined in Section 7.20(b).

“Services” means all of the services necessary to operate, manage, maintain and report the operating results of the Company Assets, which services shall include the G&A Services and the Personnel Services.

ARTICLE 2

CAPEX FEE

Section 2.1             CapEx Fee.  In partial consideration for the Services provided by MWE Hydrocarbon pursuant to this Agreement, the Company shall pay to MWE Hydrocarbon, or an MWE Entity designated by MWE Hydrocarbon, a quarterly fee (the “CapEx Fee”) equal to ** starting from and including the fiscal quarter in which the Closing occurs **; provided that the CapEx Fee for the fiscal quarter in which the Closing occurs shall be an amount equal to (a) ** (as defined in the Company Operating Agreement) of MWE Liberty ** (b) the CapEx Fee determined based on the ** such fiscal quarter in which the Closing occurs.

Section 2.2             CapEx Fee Payment Procedures.  Within 10 days after the end of each fiscal quarter after the Closing occurs, the Company shall pay in immediately available funds the CapEx Fee with respect to such fiscal quarter.

ARTICLE 3

GENERAL AND ADMINISTRATIVE SERVICES

Section 3.1             General and Administrative Services.  MWE Hydrocarbon agrees to provide the Company Entities with certain general and administrative services employing internal resources and employees of the MWE Entities, including legal, accounting, treasury, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit and tax services necessary to operate, manage, maintain and report the operating results of the Company Assets (collectively, the “G&A Services”).  The G&A Services shall be substantially equivalent in nature and quality to the services of such type provided by MWE Hydrocarbon in connection with its management and operation of assets similar to the Company Assets, including other MWE Entities.  MWE Hydrocarbon acknowledges, agrees and represents that the G&A Services will be provided by its employees, representatives, agents or contractors and will be provided in accordance with Prudent Industry Practices.  MWE Hydrocarbon also acknowledges, agrees and represents that it will be solely and completely responsible for (a) directing and managing the day-to-day activities of the employees providing the G&A Services, (b) payment of all compensation and benefits to, and employment and related taxes on behalf of, the employees providing such G&A Services and (c) complying with all statutes, laws, regulations, and ordinances related to its employment of such employees and any damages arising from its failure to do so.  The G&A Services shall not include any third party costs or expenses directly incurred by the Company Entities (or incurred by MWE Hydrocarbon

4

on behalf of the Company Entities), including, without limitation, insurance coverage (or, if any such insurance is provided through policies held by any of the MWE Entities, a pro rata allocation of the cost thereof determined by MWE Hydrocarbon and the Company in good faith and consistent with the historical practices of the MWE Entities) which third party costs and expenses shall be borne 100% by the Company Entities and shall not be subject to the G&A Fee; provided, however, that (x) the Company will not outsource services that are of the nature and quality of the services provided by MWE Hydrocarbon in connection with its management and operation of assets similar to the Company Assets, including assets of other MWE Entities, (1) unless similar services are generally outsourced for other MWE Entities and (2) ** and (y) all third party costs incurred by MWE Hydrocarbon on behalf of the Company must be reflected in an Approved Budget (as such term is defined in the Company Operating Agreement).

Section 3.2             General and Administrative Fee.

(a)           Except to the extent modified by this Section 3.2(a), beginning in the month in which the Closing occurs, in exchange for the G&A Services, the Company shall pay to MWE Hydrocarbon, or an MWE Entity designated by MWE Hydrocarbon, a monthly fee (the “G&A Fee”) based on the following schedule: $** per month during 2009; $** per month during 2010; $** per month during 2011; $** per month during 2012; and $** per month during 2013; provided that for the month in which the Closing occurs, the G&A Fee shall be prorated based on a fraction, of which the numerator is the number of days from and including the date of the Closing to and including the final day of the month in which the Closing occurs, and of which the denominator is the total number of days in the month in which the Closing occurs.  As of January 1 of each year beginning on or after January 1, 2014, the G&A Fee shall be increased by the percentage increase in the CP Index.  In making such adjustments, the G&A Fee shall be increased by the percentage increase in the CP Index for the prior year period based on the most recent information available from the United States Department of Labor.

(b)           If after the Closing the Company completes any acquisitions or dispositions of assets or businesses, or any new laws, regulations or accounting rules are enacted or implemented, or any other material change in the business of the Company Entities occurs that is not anticipated as of the Closing, then the G&A Fee shall be appropriately increased or decreased, as appropriate, in order to account for adjustments in the nature and extent of the G&A Services to be provided by the MWE Entities to the Company Entities, with any such increase or decrease in the G&A Fee to be determined in good faith negotiations between MWE Hydrocarbon and the Company at such time.  Such new G&A Fee shall be subject to certain approval rights set forth in the Company Operating Agreement, including the Member approval rights set forth in Section 6.12 thereof.

5

Section 3.3             G&A Fee Payment Procedures.  Following the end of each month, MWE Hydrocarbon shall send an invoice to the Company for the G&A Fee for the preceding month.  The Company shall pay such invoice within 30 days of receipt.

ARTICLE 4

PERSONNEL SERVICES

Section 4.1             Personnel Services.  In addition to the G&A Services, MWE Hydrocarbon shall provide its employees to operate, manage and maintain the Company Assets (the “Personnel Services”).  The Personnel Services shall be no less than substantially equivalent in nature and quality to the services of such type provided by MWE Hydrocarbon in connection with its management of assets similar to the Company Assets.  MWE Hydrocarbon acknowledges and agrees that the Personnel Services will be provided by its employees, representatives, agents or contractors and that it will be solely and completely responsible for (i) directing and managing the day-to-day activities of the employees providing the Personnel Services, (ii) payment of all compensation and benefits to, and employment and related taxes on behalf of, the employees providing such Personnel Services and (iii) complying with all statutes, laws, regulations, and ordinances related to the its employment of such employees and any damages arising from the its failure to do so.

Section 4.2             Personnel Procedures.  The personnel providing the Personnel Services at the direction of MWE Hydrocarbon, (a) whose primary place of employment is within the Area of Mutual Interest and who have been assigned to perform duties with respect to Company Assets or (b) whose primary place of employment is outside the Area of Mutual Interest and who have been assigned specific or project-based duties with respect to Company Assets which duties are expected to be completed within a specified period of time will be referred to as the “Designated MWE Employees.”  For the avoidance of doubt, the Designated MWE Employees are not employees of the Company Entities, but instead, the Designated MWE Employees are employees of MWE Hydrocarbon and are simply performing Personnel Services for the Company Entities.  Furthermore, the Parties acknowledge that the Designated MWE Employees providing the Personnel Services shall not include any Person providing the G&A Services.

Section 4.3             Personnel Expenses.  Beginning in the month in which the Closing occurs, in exchange for the Personnel Services, the Company shall reimburse MWE Hydrocarbon for the Company Entities’ pro rata share (up to 100% for Designated MWE Employees whose only duties for the MWE Entities were with respect to Company Entities’ business in the bi-weekly pay periods ending in the preceding month) of all costs and expenses incurred by MWE Hydrocarbon after the Effective Time in connection with the provision of the Personnel Services during the preceding month or the bi-weekly pay periods ending in the preceding month, as applicable, related to, among other items, the following costs and expenses incurred by the MWE Entities for the Designated MWE Employees:

(a)           compensation (including equity and equity-based compensation expenses), salary and wages (including payroll and withholding taxes associated therewith);

(b)           401(k) costs and any matching 401(k) contributions;

6

(c)           vacation and sick leave benefits;

(d)           medical and health insurance benefits;

(e)           disability insurance (including benefits paid);

(f)            workers’ compensation (including benefits paid);

(g)           life insurance;

(h)           any other employee benefit for which the MWE Entities incur costs.

The costs and expenses described in the immediately preceding sentence, including clauses (a) through (h) of such sentence, are referred to as “Personnel Expenses.”  The Company Entities’ pro rata share of Personnel Expenses with respect to each Designated MWE Employee shall be based on a fraction, the numerator of which is the number of hours in the bi-weekly pay periods ending during the preceding month such Designated Employee devoted to matters relating to the Company Entities’ business and the denominator of which is the aggregate number of hours such Designated Employee devoted to the businesses of the MWE Entities and the Company Entities combined in the bi-weekly pay periods ending in the preceding month; provided that ** Personnel Expenses for any Designated MWE Employee ** that ** the bi-weekly pay periods ending during the preceding month **.  Where it is not reasonably practicable to determine the pro rata share of Personnel Expenses with respect to a Designated Employee, MWE Hydrocarbon shall make a good faith reasonable estimate of such cost, expense or pro rata share.  The Company shall accept any estimate described in this paragraph, provided that such estimate is reasonable and made in good faith.  MWE Hydrocarbon agrees that ** the Personnel Expenses, such ** a Proposed Budget (as defined in the Company Operating Agreement).  For clarity purposes, the Personnel Expenses shall not include any costs or expenses related to any Person providing G&A Services.  MWE Hydrocarbon hereby represents that, as of the date hereof, it has no material liabilities with respect to workers’ compensation or disability claims.

Section 4.4             Personnel Expenses Reimbursement Procedures.  Following the end of each month, MWE Hydrocarbon shall send a reasonably detailed invoice to the Company for amount of the Personnel Expenses incurred during the preceding month or the bi-weekly pay periods ending in the preceding month, as applicable, which is to be itemized by each Designated MWE Employee with the calculation of how the Personnel Expenses were derived for each such Designated MWE Employee.  The Company shall pay such invoice within 30 days of receipt.

Section 4.5             Acknowledgment and Insurance.

(a)           MWE Hydrocarbon acknowledges and agrees that the Designated MWE Employees are not employees of the Company Entities and are not entitled to employment rights or benefits of the Company Entities.  MWE Hydrocarbon waives and releases the Company Entities for all claims and causes of action the Designated MWE Employees (or any subcontractors used by MWE Hydrocarbon to perform the Services) may have for any

7

compensation, benefits or violations of any statute or regulation governing employee rights and benefits.

(b)           MWE Hydrocarbon shall maintain or require MWE Entities to maintain insurance consistent with the historical practices of the MWE Entities, including workers compensation (which specifically names Company Entities as insureds), automobile liability, and commercial general liability for injury of, or damages caused by all Designated MWE Employees (or any subcontractors used by MWE Hydrocarbon to perform the Services) providing Personnel Services to the Company Entities.

ARTICLE 5

TERM

The term of this Agreement will commence on the Effective Time and will continue and remain in full force and effect until terminated in accordance with this Article V.  MWE Hydrocarbon may terminate this Agreement, upon ** prior written notice to Company, at any time when the MWE Entities ** of the Company.  The Company may terminate this Agreement, upon ** prior written notice to MWE Hydrocarbon, at any time when the MWE Entities ** of the Company.  This Agreement may not be terminated at any other time or for any other reason other than upon dissolution of the Company or due to the fraud, bad faith, gross negligence or willful misconduct of MWE Hydrocarbon or MWE Liberty, as established by a non-appealable court order, judgment, decree or decision.  Upon any such termination, only those provisions that, by their terms, expressly survive the termination of this Agreement shall survive such termination.

ARTICLE 6

LIMITS OF RESPONSIBILITY; INDEMNIFICATION

Section 6.1             Limits of Responsibility.

(a)           Except as otherwise set forth herein, MWE Hydrocarbon assumes no responsibility under this Agreement other than to provide the Services called for under this Agreement in accordance with the terms of this Agreement and shall not be responsible for any action of the Company or the Company Board in following or declining to follow any advice or recommendations of MWE Hydrocarbon.  The MWE Entities and their respective stockholders, members, partners, directors, managers, officers and employees (collectively, the “MWE Released Parties”) will not be liable to the Company Entities or their respective stockholders, members, partners, directors, managers, officers or employees (collectively, the “Company Released Parties”) for any acts or omissions by MWE Hydrocarbon performed or omitted in a manner reasonably believed to be within the scope of authority conferred on MWE Hydrocarbon pursuant to or in accordance with this Agreement, except for Losses for which MWE Hydrocarbon is obligated to indemnify the Company Released Parties pursuant to Section 6.3.

8

(b)           Except as otherwise set forth herein, there are no representations or warranties made by MWE Hydrocarbon or MWE Liberty, express or implied, at law or in equity, with respect to the subject matter hereof.

(c)           In no event shall either Party be liable to the other Party for special, indirect, incidental, consequential or punitive damages arising out of or related to this Agreement; provided, however, that this waiver shall not apply to the extent such special, indirect, incidental, consequential or punitive damages are awarded in a proceeding brought or asserted by a third party against either Party.

Section 6.2             Indemnification by the Company.  The Company shall, to the full extent lawful, reimburse, indemnify, defend and hold each of the MWE Released Parties (in such capacity, each, an “MWE Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsover (including reasonable attorneys’ fees) (each a “Loss” and collectively, “Losses”) in respect of or arising from **.

Section 6.3             Indemnification by MWE Hydrocarbon.  MWE Hydrocarbon shall, to the full extent lawful, reimburse, indemnify, defend and hold each of the Company Released Parties harmless of and from any and all Losses in respect of or arising from **.

Section 6.4             Remedies for Breach.  MWE Hydrocarbon shall satisfy any claim for any Losses for which the Company Released Parties are entitled to indemnification under Section 6.3 by either (a) ** for any such Losses and/or (b) ** such Losses.  In the event MWE Hydrocarbon fails to satisfy in full any claim for any Losses for which the Company is entitled to indemnification in accordance with the immediately preceding sentence ** of such Losses being finally determined, then MWE Liberty shall satisfy any such claim for indemnification by either (a) ** for any Losses related thereto that are ** or (b) having ** the amount of any such Loss that has not been satisfied in full in accordance with the immediately preceding sentence; provided that the ** set forth in this sentence by providing ** within 30 days of such Losses being finally determined.  In the event that any claim for Losses is to be satisfied pursuant to the immediately preceding sentence, MWE Liberty agrees to ** the Company Operating Agreement ** an amount equal to such unremedied Loss.

9

ARTICLE 7

GENERAL PROVISIONS

Section 7.1             Accuracy of Recitals.  The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

Section 7.2             Choice of Law; Submission to Jurisdiction.  This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.  Subject to Section 7.20, the parties further agree that any legal action or proceeding with respect to this Agreement or any document relating hereto may be brought only in a federal or state court of competent jurisdiction in Houston, Texas.  Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non-convenience, which it may now or hereafter have to the bringing of such action or proceeding in any such respective jurisdiction.

Section 7.3             Notices.  Any notice, demand or communication required or permitted under this Agreement shall be in writing and delivered personally or by reputable courier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt, addressed as follows:

If to MWE Hydrocarbon:

MarkWest Hydrocarbon, Inc.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention:  Senior Vice President and Chief Operations Officer

and

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

10

If to MWE Liberty:

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention:  Senior Vice President and Chief Operations Officer

and

MarkWest Liberty Gas Gathering, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

If to the Company:

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: Senior Vice President, Chief Operations Officer

and

MarkWest Liberty Midstream & Resources, L.L.C.

1515 Arapahoe Street

Tower 2, Suite 700

Denver, Colorado 80202-2126

Attention: General Counsel

and

M&R MWE Liberty, LLC

1401 McKinney, Suite 1025

Houston, Texas 77010

Attention: Jeffrey C. Rawls

with a copy to:

Locke Lord Bissell & Liddell, LLP

600 Travis Street, Suite 3400

Houston, Texas 77002

Fax  (713) 226-1143

Attention: H. William Swanstrom

11

A Party may change its address for the purposes of notices hereunder by giving notice to the other Party specifying such changed address in the manner specified in this Section 7.3.

Section 7.4             Further Assurances.  The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

Section 7.5             Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 7.6             Effect of Waiver or Consent.  No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 7.7             Amendment or Modification.  This Agreement may be amended, modified or supplemented from time to time only by a written agreement executed by all the Parties.

Section 7.8             Assignment; Third-Party Beneficiaries.  No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Parties.

Section 7.9             Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile or other electronically transmitted counterparts bearing the signature of a Party shall be equally as effective as delivery of a manually executed counterpart by such Party.

Section 7.10           Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 7.11           Interpretation.  In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section or Article means such Section or Article of this Agreement, and

12

references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision hereof; and (g) the word “or” is not exclusive, and the word “including” (in its various forms) means including without limitation.  Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

Section 7.12           Relationship of the Parties.  Nothing in this Agreement shall cause MWE Hydrocarbon, MWE Liberty or the Company to become members of any partnership, joint venture, association, syndicate or other entity.

Section 7.13           Binding Effect.  This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

Section 7.14           Time of the Essence.  Time is of the essence in the performance of this Agreement.

Section 7.15           Withholding or Granting of Consent.  Unless otherwise provided in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 7.16           Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

Section 7.17           No Recourse Against Officers or Directors.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director or manager of MWE Hydrocarbon or MWE Liberty, any officer, director or manager of any MWE Entity or any officer, director or manager of any Company Entity.

Section 7.18           Signatories Duly Authorized.  Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

Section 7.19           Incorporation of Exhibits by References.  Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

Section 7.20           Dispute Resolution and Arbitration.

(a)           Should a dispute arise between the Parties, the Parties shall promptly seek to amicably resolve any such dispute by negotiations between the Parties prior to the initiation of binding arbitration in accordance with Section

13

7.20(b).  The Parties shall meet at a mutually acceptable time and place within 15 days after written notice by any Party to any other Party seeking resolution of a dispute under this Section 7.20(a) and thereafter as often as they reasonably determine to be necessary or appropriate to exchange relevant information and to attempt to resolve the dispute.  All negotiations and communications pursuant to this Section 7.20(a) shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence. If the matter is not resolved within 30 days after the initial meeting of the Parties, or such longer period as may be mutually agreed upon, either Party may initiate arbitration in accordance with Section 7.20(b).

(b)           Any disputes hereunder, including the inability of the Parties to agree to an adjustment to the invoices payable pursuant to Sections 2.2, 3.3 and 4.4, must be resolved through the use of binding arbitration using three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented to the extent necessary to determine any procedural appeal questions by the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Section and the Commercial Arbitration Rules or the Federal Arbitration Act, the terms of this Section 7.20 will control the rights and obligations of the Parties. Arbitration must be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration may be initiated by a party (“Claimant”) serving written notice on another party (“Respondent”) that the Claimant elects to refer a particular dispute to binding arbitration. Claimant’s notice initiating binding arbitration must identify the arbitrator Claimant has appointed. The Respondent shall respond to Claimant within 30 days after receipt of Claimant’s notice, identifying the arbitrator Respondent has appointed. If the Respondent fails for any reason to name an arbitrator within the 30-day period, Claimant shall petition to the American Arbitration Association for appointment of an arbitrator for Respondent’s account. The two arbitrators so chosen shall select a third arbitrator within 30 days after the second arbitrator has been appointed. The Claimant will pay the compensation and expenses of the arbitrator named by or for it, and the Respondent will pay the compensation and expenses of the arbitrator named by or for it. The costs of petitioning for the appointment of an arbitrator, if any, shall be paid by Respondent. The Claimant and Respondent will each pay one-half of the compensation and expenses of the third arbitrator. All arbitrators must (a) be neutral parties with no prior relationships to any participants, parties, attorneys or law firms involved in the proceedings, (b) have never been officers, directors, managers or employees of the Company Entities or the MWE Entities and (c) have not less than seven years experience in the energy industry. The hearing will be conducted in Houston, Texas and commence within 30

14

days after the selection of the third arbitrator. The Parties and the arbitrators should proceed diligently and in good faith in order that the award may be made as promptly as possible. Except as provided in the Federal Arbitration Act, the decision of the arbitrators will be binding on and non-appealable by the Parties hereto. The arbitrators shall have no right to grant or award indirect, consequential, punitive or exemplary damages of any kind.

Section 7.21           Legal Compliance.  The Parties acknowledge and agree that this Agreement, and all Services provided under this Agreement including the termination thereof, are intended to comply with any and all laws and legal obligations and that this Agreement should be construed and interpreted with this purpose in mind.

Section 7.22           Books & Records.  MWE Hydrocarbon shall keep, or cause the MWE Entities to keep, full and adequate books of account and such other records as are necessary to reflect the results of operation of the Company, such books and records to be maintained at the offices of the Company (it being agreed that MWE Hydrocarbon may keep its own books and records related to the performance of this Agreement at a location of its choosing).  Such books of account shall be kept in accordance with GAAP, or as otherwise reasonably directed by the Company.  All of such books and records shall be and remain at all times the property of the Company and upon any termination of this Agreement, all of such books and records (together with any copies thereof except to the extent that MWE Hydrocarbon or any MWE Entity shall be required to retain such copies in accordance with applicable laws) shall be turned over to the Company forthwith so as to ensure the orderly continuance of the operation of the Company.

Section 7.23           Audit Rights.  Upon reasonable notice of not less than ten business days, the Company (and its representatives and agents) shall have the right to audit and inspect, the books, records and other documents applicable to the Services and invoices set forth herein during normal business hours at the Operator’s principal place of business for a period of one year following the date an invoice is delivered to the Company, provided that any such audit or inspection shall be subject to the rights of the Company and the Operator set forth in Section 10.2 of the Company Operating Agreement regarding Unrelated Information (as defined in the Company Operating Agreement).

[Signature page follows]

15

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

MARKWEST HYDROCARBON, INC.

By:
Name:
Title:

MARKWEST LIBERTY GAS GATHERING, L.L.C.

By:
Name:
Title:

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:
Name:
Title:

EXHIBIT E

BILL OF SALE, ASSIGNMENT AND ASSUMPTION Agreement

EXHIBIT E
BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

WHEN RECORDED, RETURN TO:

This Bill of Sale, Assignment and Assumption Agreement (this “Assignment”) is made effective as of 11:59 p.m. on the              day of                         , 2009 from MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company whose address is 1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202 (“Assignor”), to MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company whose address is 1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202 (“Assignee”), and is executed on the date set forth on the signature page hereof.

ARTICLE 1

ASSIGNMENT OF ASSETS AND ASSUMPTION OF LIABILITIES

Section 1.1             Assignment.  For and in consideration of all of the Class B Interests in the Assignee and the assumption of certain liabilities by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, bargains, sells, transfers, assigns and conveys unto Assignee and its successors and assigns all of Assignor’s right, title and interest in and to the Assets described on Exhibit A attached hereto.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject, however, to the terms of this Assignment.

Section 1.2             Assumption of Assumed Liabilities.  Assignee hereby accepts and assumes all of Assignor’s obligations and liabilities with respect to and agrees to discharge, perform or pay (if applicable) the Assumed Liabilities.

ARTICLE 2

TITLE

EXCEPT AS MAY BE PROVIDED IN THE CONTRIBUTION AGREEMENT (AS DEFINED BELOW), ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO TITLE TO ANY OF THE ASSETS including any warranty that would otherwise apply under applicable law due to the use of the words “grant” or “convey” or any similar words.  Assignor hereby assigns to Assignee all rights, claims and causes of action on title warranties given or made by Assignor’s predecessors (other than affiliates of Assignor), and Assignee is specifically subrogated to all rights which Assignor may have against its predecessors (other than affiliates of Assignor), to the extent Assignor may legally transfer such rights and grant such subrogation.

ARTICLE 3

DISCLAIMERS

Assignee acknowledges and agrees that, except as otherwise expressly provided in the Contribution Agreement, neither Assignor nor any affiliate of Assignor makes any representation or warranty, express, statutory, implied or otherwise with respect to the Assets.  Except as otherwise expressly provided in the Contribution Agreement, Assignor, for itself and its Affiliates, hereby expressly disclaims and negates any and all representations and warranties associated with the Assets, express, statutory, implied or otherwise.

ARTICLE 4

MISCELLANEOUS

Section 4.1             Contribution Agreement.  This Assignment is being executed and delivered pursuant to the terms of that certain Contribution Agreement dated as of January         , 2009, by and among Assignor, Assignee and M&R MWE Liberty, LLC, a Delaware limited liability company (as the same may be amended, the “Contribution Agreement”).  In the event of any conflict between the terms of this Assignment and the terms of the Contribution Agreement, the terms of the Contribution Agreement shall control.

Section 4.2             Defined Terms.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Contribution Agreement.  The following term shall have the indicated meaning:

“Assets” means all of the assets owned by Assignor, including the natural gas gathering systems described in Exhibit A attached hereto, together with all natural gas gathering and processing and natural gas liquids processing, fractionation, transportation, storage and marketing plants and facilities constituting a part thereof or related thereto, and all easements, rights of way, privileges, franchises, tracts of land, surface leases, other interests in land, pipelines, equipment, permits, licenses, contract rights and personal property constituting a part thereof or necessary for the ownership and operation thereof including the easements, rights of way, permits and other instruments referenced in Exhibit A.

Section 4.3             Successors and Assigns.  This Assignment will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors, permitted assigns and legal representatives.

Section 4.4             Further Assurances.  From time to time after the date hereof, and without any further consideration, Assignor agrees to execute, acknowledge and deliver any and all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will perform any and all such other acts, assurances and

2

things, all in accordance with applicable law, as may be necessary or appropriate (a) to more fully assure that Assignee owns all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted and (b) to more fully and effectively vest in Assignee and its respective successors and assigns beneficial and record title to the Assets contributed and assigned by this Assignment or intended to be so granted.

Section 4.5             Titles and Captions.  All article or section titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no manner, limit, extend, or describe the scope or intent of any provisions hereof.  References to “Articles” and “Sections” are to Articles and Sections of this Assignment, and references to “Exhibits” are to Exhibits attached to this Assignment, which are made parts hereof for all purposes.

Section 4.6             Governing Law.  Except to the extent the laws of another jurisdiction will, under conflict of law principles, govern transfers of Assets located in such other jurisdiction, this Assignment and the rights of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 4.7             Counterparts.

(a)           This Assignment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

(b)           To facilitate recordation, there may be omitted from the Exhibits to this Assignment in certain counterparts descriptions of Assets located in recording jurisdictions other than the jurisdiction (county, parish, state, Indian or federal agency) in which the particular counterpart is to be filed or recorded.

Section 4.8             Interpretation.  Whenever possible, each provision of this Assignment shall be interpreted in such a manner as to be effective and valid under applicable law.  If any provision of this Assignment is held to be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

[signatures on the following page]

3

EXECUTED as of                                     , 2009.

MARKWEST LIBERTY GAS GATHERING, L.L.C.

By:
Name:
Title:

[Insert notary blocks]

MARKWEST LIBERTY MIDSTREAM & RESOURCES, L.L.C.

By:
Name:
Title:

[Insert notary blocks]

Exhibit

A — Assets

SIGNATURE PAGE TO ASSIGNMENT AGREEMENT

EXHIBIT A

ASSETS

See attached.

SCHEDULE 1.1

KNOWLEDGE INDIVIDUALS

**

DISCLOSURE SCHEDULES TO MWE LIBERTY
REPRESENTATIONS AND WARRANTIES

Introduction

Capitalized terms used in the disclosure schedules attached hereto (the “Schedules”) shall have the meaning ascribed to them in the Agreement unless the context otherwise requires.

The inclusion of any item in the Schedules, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material or required to be disclosed, to establish any standard of materiality, or to define further the meaning of such terms for purposes of the Agreement or to be a representation that all similar or dissimilar non-material items have been included.

The Schedules are arranged in sections corresponding to the Sections of Article 3 of the Agreement.  The disclosure of an item in one section of the Schedules as an exception to a particular Section or provision of the Agreement shall be deemed to be adequately disclosed with respect to all other Sections or provisions of the Agreement **, notwithstanding the presence or absence of an appropriate section in the Schedules respecting such other Section or provision of the Agreement or an appropriate cross reference thereto.

SCHEDULE 3.3

CONSENTS OR APPROVALS

**

[4 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

SCHEDULE 3.4(b)

CAPITALIZATION

**

SCHEDULE 3.6

NO DEFAULT

**

SCHEDULE 3.7(a)

TITLE TO PROPERTIES AND ASSETS

**

SCHEDULE 3.7(b)

VALID TRANSFER OF PROPERTIES AND ASSETS

**

SCHEDULE 3.8

RIGHTS-OF-WAY

**

SCHEDULE 3.9

TRIAL BALANCE

**

[2 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

SCHEDULE 3.10

ENVIRONMENTAL MATTERS

**

[3 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

SCHEDULE 3.11

MATERIAL CONTRACTS

**

SCHEDULE 3.15(a)

EMPLOYEES

**

SCHEDULE 3.15(b)

BENEFIT PLANS

**

SCHEDULE 3.18

INTELLECTUAL PROPERTY

**

SCHEDULE 3.19

AFFILIATE TRANSACTIONS

**

[2 pages have been omitted and filed separately with the Securities and Exchange Commission pursuant to the request for confidential treatment.]

SCHEDULE 5.3(d)

SPECIFIC INDEMNITY ITEMS **

**

SCHEDULE 5.3(e)

SPECIFIC INDEMNITY ITEMS **

**

SCHEDULE 7.2(c)

REQUIRED CONSENTS

**